                                [QUALCOMM LOGO]

                               5775 MOREHOUSE DR.
                          SAN DIEGO, CALIFORNIA 92121
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 27, 2001

TO THE STOCKHOLDERS OF QUALCOMM INCORPORATED:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of QUALCOMM Incorporated, a Delaware corporation (the "Company"), will be held at Copley Symphony Hall, 750 B Street, San Diego, CA 92101, on Tuesday, February 27, 2001 at 8:30 a.m. for previewing product displays, and 9:30 a.m. local time for the following purposes:

1. To elect four Class I directors to hold office until the 2004 Annual Meeting of Stockholders.

2.  To approve the Company's 2001 Stock Option Plan.

3.  To approve the Company's 2001 Employee Stock Purchase Plan.

4.  To approve the Company's 2001 Non-Employee Directors' Stock Option Plan.

5. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the Company's fiscal year ending September 30, 2001.

6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on December 29, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ IRWIN MARK JACOBS
                                          Irwin Mark Jacobs
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

San Diego, California
January 15, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR VOTE ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

 PLEASE REFER TO YOUR PROXY CARD TO DETERMINE IF YOU ARE ELIGIBLE TO VOTE
 EITHER BY PHONE OR VIA THE INTERNET AT WWW.PROXYVOTE.COM.
--------------------------------------------------------------------------------

                             QUALCOMM INCORPORATED
                               5775 MOREHOUSE DR.
                          SAN DIEGO, CALIFORNIA 92121

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 27, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of QUALCOMM Incorporated, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, February 27, 2001, at 9:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Copley Symphony Hall, 750 B Street, San Diego, CA 92101. The Company intends to mail this proxy statement and accompanying proxy card on or about January 15, 2001 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D.F. King & Co., Inc., a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or other regular employees for such services, but D.F. King &
Co., Inc. will be paid its customary fee, estimated to be about $10,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on December 29, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 752,029,328 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to four votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the secretary of the Company at the Company's principal executive offices, 5775 Morehouse Dr., San Diego, California 92121-1714, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8, "Shareholder Proposals," of the Securities and Exchange Commission (the "SEC") is September 10, 2001. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also September 10, 2001. Stockholders are also advised to review the Company's Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

FINANCIAL INFORMATION

    Attached in Appendix 2 is certain financial information of the Company that was originally filed with the SEC on November 3, 2000 as part of the Company's Annual Report on Form 10-K for the fiscal year ended September 24, 2000. The Company has not undertaken any updates or revisions to such information since the date it was originally filed with the SEC. Accordingly, you are encouraged to review such financial information together with subsequent information filed by the Company with the SEC and other publicly available information.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Directors are assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, each class consisting, as nearly as possible, of one-third the total number of directors. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors may, unless the Board of Directors determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Company's Restated Certificate of Incorporation provides that the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. The authorized number of directors is currently set at 13. Four seats on the Board of Directors, currently held by Irwin Mark Jacobs, Adelia A. Coffman, Neil Kadisha and Richard Sulpizio, have been designated as Class I Board seats, with the term of the directors occupying such seats expiring as of the Annual Meeting. Dr. Jacobs, Ms. Coffman and Messrs. Kadisha and Sulpizio will stand for re-election at this Annual Meeting.

                                       2
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    Each of the nominees for election to this class, except for Mr. Sulpizio, is currently a Board member of the Company who was previously elected by the stockholders. Mr. Sulpizio was elected by the Board of Directors effective December 2000 to fill the vacancy that was created by Dr. Viterbi's resignation. If elected at the Annual Meeting, each of the four nominees would serve until the 2004 Annual Meeting and until his or her successor is elected and qualified, or until such director's earlier death, resignation or removal.

    If no stockholder has exercised cumulative voting rights, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. If a stockholder has exercised cumulative voting rights, the four candidates receiving the highest number of affirmative votes of the shares entitled to be voted for such directors will be elected directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

IRWIN MARK JACOBS

    Irwin Mark Jacobs, age 67, one of the founders of the Company, has served as chairman of the Board of Directors and chief executive officer of the Company since it began operations in July 1985. He also held the title of president prior to May 1992. Before joining the Company, Dr. Jacobs was executive vice president and a director of M/A-COM, Inc., a telecommunications company. From October 1968 to April 1985, Dr. Jacobs held various executive positions at LINKABIT (M/A-COM LINKABIT after August 1980), a company he co-founded. During most of his period of service with LINKABIT, he was chairman, president and chief executive officer and was at all times a director. Dr. Jacobs received his B.E.E. degree from Cornell University and his M.S. and Sc.D. degrees from the Massachusetts Institute of Technology ("MIT"). He is a member of the National Academy of Engineering and was awarded the National Medal of Technology in 1994.

ADELIA A. COFFMAN

    Adelia A. Coffman, age 48, one of the founders of the Company, has served as a Director of the Company from July 1985 to February 1989 and since
January 1992. She also served as chief financial officer of the Company from July 1985 until April 1994 and held the titles of vice president and senior vice president at the Company during that time. Ms. Coffman currently provides financial consulting services and is also active in Oregon Diverse Industries, LLC, a real estate investment and development company of which she is an owner. From July 1970 until July 1985, Ms. Coffman held various positions at LINKABIT and M/A-COM LINKABIT. Prior to joining the Company, Ms. Coffman was controller of M/A-COM LINKABIT. Ms. Coffman received her B.S. degree in business from San Diego State University.

NEIL KADISHA

    Neil Kadisha, age 46, joined the Company as a Director in August 1988. He is currently the chief executive officer of Omninet Capital, a venture capital firm focused on investments in the fields of wireless communications and broadband infrastructure. Mr. Kadisha is also the chairman and chief executive officer of SwitchPoint Networks, Inc., a broadband Internet technology company. He serves on the board

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of directors of various privately-held companies. Prior to joining QUALCOMM as a director, Mr. Kadisha served as chairman of the board and chief executive officer of Omninet Corporation. Mr. Kadisha's academic background is in industrial management and economics from Manchester, England.

RICHARD SULPIZIO

    Richard Sulpizio, age 51, was elected to the Board in December 2000 by the Board of Directors to fill the vacancy created by Dr. Andrew Viterbi, who resigned from the Board. Mr. Sulpizio currently serves as president of the Company, a position he has held since July 1998, and has served as the Company's chief operating officer since 1995. Mr. Sulpizio was president of QUALCOMM Wireless Business Solutions (formerly QUALCOMM's OmniTRACS Division) from February 1994 to August 1995. Prior to his assignment in the OmniTRACS division, he held the position of chief operating officer from May 1992 to February 1994. Mr. Sulpizio joined the Company in May 1991 as vice president, Information Systems and was promoted to senior vice president in September 1991. Prior to joining the Company, Mr. Sulpizio spent eight years with Unisys Corporation, a diversified computer and electronics company. Mr. Sulpizio holds a B.A. degree from California State University, Los Angeles and his M.S. degree in systems management from the University of Southern California.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

ROBERT E. KAHN

    Robert E. Kahn, age 62, became a Director of the Company in February 1997. Dr. Kahn is chairman, chief executive officer and president of the Corporation for National Research Initiatives (CNRI), which he founded in 1986. From 1972 to 1985, he was employed at the U.S. Defense Advanced Research Projects Agency, where his last position was director of the Information Processing Techniques Office. From 1966 to 1972, Dr. Kahn was a senior scientist with Bolt Beranek and Newman, where he was responsible for the system design of the Arpanet, the first packet-switched network. Dr. Kahn received numerous awards for his pioneering work on the Internet for which he received the 1997 National Medal of Technology. Dr. Kahn received a B.E.E. degree from the City College of New York and M.A. and Ph.D. degrees from Princeton University. He is a member of the National Academy of Engineering.

JEROME S. KATZIN

    Jerome S. Katzin, age 82, became a Director of the Company in November 1987. From 1953 until his retirement in 1990, Mr. Katzin was engaged in investment banking with Kuhn Loeb & Co. and successor firms. He is a director of the Coastal Corporation, an oil and gas business. Mr. Katzin is a graduate of the University of Chicago and has a J.D. degree from the University of Chicago Law School. He served on the legal staff of the U.S. Securities and Exchange Commission from 1941 to 1953 and held the position of director of the Division of Public Utilities. He is a member of the Board of Overseers of the University of California at San Diego, is a trustee of the San Diego Foundation, and was formerly a trustee and President of the U.C. San Diego Foundation.

DUANE A. NELLES

    Duane A. Nelles, age 57, a certified public accountant, became a Director of the Company in August 1988. Mr. Nelles has also served on the board of directors of WFS Financial Inc., an automotive finance company, since July 1995, and has served as chairman of the Board of Skydesk, a storage and systems management services company, since October 2000. He has been in the personal investment business since 1987. Prior to that time, Mr. Nelles was a partner in the international public accounting firm of Coopers & Lybrand, L.L.P., which he joined in 1968 after receiving his M.B.A. degree from the University of Michigan.

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FRANK SAVAGE

    Frank Savage, age 62, became a Director of the Company in February 1996. He has served as chairman of Alliance Capital Management International and a director of Alliance Capital Management Corporation since July 1993. He also served as senior vice president of The Equitable Life Assurance Society of the United States from February 1988 until March 1996. Alliance Capital is an investment management subsidiary of The Equitable Life Assurance Society. He was the chairman of Equitable Capital Management Corporation, an Equitable Life investment management subsidiary, from April 1992 until it merged with Alliance Capital in July 1993. From December 1970 to July 1985 he held various positions with Equitable Life including investment officer and vice president. Mr. Savage is a director of Lockheed Martin Corporation, an aero-technology corporation, ENRON Corporation, an energy company, Essence Communications, Inc., a media company and The Johns Hopkins and Howard Universities. He received a B.A. degree from Howard University in 1962, an M.A. degree from The Johns Hopkins University Nitze School of Advanced International Studies in 1968 and an honorary doctorate degree in humane letters from Hofstra University.

BRENT SCOWCROFT

    Brent Scowcroft, 75, became a Director of the Company in December 1994. General Scowcroft is the president of The Scowcroft Group, Inc., an international business consulting firm he founded in June 1994. He is also the president of the Forum for International Policy, a non-profit organization that he founded in 1993 that promotes American leadership and foreign policy. He served as assistant to the president for national security affairs for President George Bush from January 1989 until January 1993; he also held that position for President Ford during his term. A retired U.S. Air Force lieutenant general, General Scowcroft served in numerous national security posts in the Pentagon and the White House prior to his appointments as assistant to the president for national security affairs. Currently, General Scowcroft serves as a director of Pennzoil-Quaker State, an automotive consumer car care company. He received his B.S. degree from West Point and M.A. and Ph.D. degrees from Columbia University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

RICHARD C. ATKINSON

    Richard C. Atkinson, age 71, became a Director of the Company in January 1991. Dr. Atkinson has been serving as the president of the University of California since October 1995. Prior to that time, he served as chancellor of the University of California at San Diego since 1980. Dr. Atkinson joined the board of directors of Cubic Corporation, a high-tech electronic company, in May 1999. Dr. Atkinson is a former director of the National Science Foundation, past president of the American Association for the Advancement of Science and former chair of the Association of American Universities. He is one of the founders of Computer Curriculum Corporation. He is a member of the National Academy of Sciences, the Institute of Medicine, the National Academy of Education and the American Philosophical Society. Dr. Atkinson holds a Ph.D. degree from Indiana University and a Ph.B. degree from the University of Chicago.

DIANA LADY DOUGAN

    Diana Lady Dougan, age 58, became a Director of the Company in December 1998. Ambassador Dougan is senior advisor and international communications studies chair of the Center for Strategic and International Studies and chairwoman of the Cyber Century Forum. She has served in senior policy and management positions for more than three decades, including appointments by both Republican and Democratic presidents in senate-confirmed positions. From 1982 to 1988, as the first statutory U.S. coordinator for International Communications and Information Policy, Ambassador Dougan spearheaded international negotiations and policies involving telecom, broadcast, and information technology services on behalf of 14 federal agencies and served administratively as assistant secretary of state and holds the

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permanent rank of ambassador. Early in her career, Ambassador Dougan was the first CATV marketing director for Time, Inc. and an award-winning TV producer. In addition to earning undergraduate degrees in industrial psychology and English from the University of Maryland, Ambassador Dougan's studies also include economics at the University of Utah and the Advanced Management Program at Harvard University.

PETER M. SACERDOTE

    Peter M. Sacerdote, age 63, became a Director of the Company in October 1989. Mr. Sacerdote has been an advisory director of Goldman, Sachs & Co. since May 1999 where he also serves as chairman of its Investment Committee. In the five years prior to that time, he served as a limited partner of Goldman, Sachs Group, L.P. He also serves as a director of AMF Group, Inc., a bowling center operator and equipment manufacturer, and Franklin Resources, Inc., a mutual fund management company. He received his B.E.E. degree from Cornell University and an M.B.A. degree from the Harvard Graduate School of Business Administration.

MARC I. STERN

    Marc I. Stern, age 56, became a Director of the Company in February 1994. He has been with the TCW Group, Inc., an asset management firm, since March 1990 and has served as its president since May 1992. From December 1988 to March 1990, Mr. Stern served as president and a director of SunAmerica, Inc., a financial services company. Prior to joining SunAmerica, Mr. Stern was managing director and chief administrative officer of The Henley Group, Inc., a diversified manufacturing company and prior thereto was senior vice president of Allied-Signal Inc., a diversified manufacturing company. Mr. Stern is the non-executive chairman of Apex Mortgage Capital, Inc., a financial services company, and chairman of TCW Galileo Funds, Inc., a registered investment company. He received a B.A. degree from Dickinson College, an M.A. degree from the Columbia University Graduate School of Public Law and Government and a J.D. degree from the Columbia University School of Law.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended September 24, 2000, the Board of Directors held ten meetings. The Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee.

    The Audit Committee meets at least quarterly with the Company's management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee, which as of the end of fiscal 2000 was composed of Messrs. Nelles (Committee Chairman), Kadisha and Katzin and Ms. Coffman, met seven times during such fiscal year.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, administers and approves stock offerings under the Company's 1991 Employee Stock Purchase Plan (the "1991 Purchase Plan") and the 1996 Non-Qualified Employee Stock Purchase Plan, administers the Company's 1991 Stock Option Plan (the "1991 Option Plan") and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. Subject to stockholder approval of Proposals 2 and 3, the Compensation Committee will administer the Company's 2001 Employee Stock Purchase Plan (the "2001 Purchase Plan") and the Company's 2001 Stock Option Plan (the "2001 Option Plan"). The Compensation Committee, which as of the end of fiscal 2000 was composed of Messrs. Katzin (Committee Chairman), Nelles and Stern and Ambassador Dougan, met four times during such fiscal year.

    The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof. The Company's Bylaws provide for procedures for consideration of nominees recommended by stockholders. Effective February 1999, the Nominating Committee included Messrs. Scowcroft (Committee Chairman), Kahn, Katzin, Nelles and Savage; this Committee did not meet during fiscal 2000. Effective
March 2000, the Nominating Committee was reconstituted to consist of Dr. Atkinson (Committee Chairman), Messrs. Sacerdote and Stern and Ambassador Dougan and did not meet during the remainder of fiscal 2000. This Committee met in November 2000 to recommend the nomination of the Class I Director nominees to the Board of Directors, subject to stockholder approval, as discussed in this Proposal 1.

    The Stock Option Committee administers and awards stock options to employees and consultants (other than with respect to directors and executive officers of the Company) under the Company's 1991 Option Plan and, subject to stockholder approval, the 2001 Option Plan. The Stock Option Committee, which as of the end of fiscal 2000 was composed of Mr. Nelles (Committee Chairman), and Drs. Jacobs and Viterbi, met three times during such fiscal year.

    During the fiscal year ended September 24, 2000, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served and held during the period for which he or she was a Board or Committee member, respectively.

                                   PROPOSAL 2
                     APPROVAL OF THE 2001 STOCK OPTION PLAN

    In December 2000, the Board of Directors adopted, subject to stockholder approval, the Company's 2001 Option Plan to be effective as of February 27, 2001. The 2001 Option Plan is intended to replace the 1991 Option Plan, which expires in the year 2001. As of December 11, 2000, of the total shares available under the 1991 Option Plan, 109,240,216 shares were subject to outstanding options and 50,300,301 shares were available for future grants, for a combined total of 159,540,517 shares, which is the maximum number of shares that may be issued under the 2001 Option Plan. The share reserve under the 2001 Option Plan will be equal to the shares available for future grant under the 1991 Option Plan on the date the 2001 Option Plan is approved by the Company's stockholders. However, the share reserve under the 2001 Option Plan will be automatically increased, without any further action by the Board of Directors or stockholders, by an amount equal to the number of shares of Common Stock subject to any outstanding option under the 1991 Option Plan that expires or is terminated or cancelled following the date that the 2001 Option Plan is approved by stockholders. Concurrently with the stockholder approval of the 2001 Option Plan, the shares of the Company's Common Stock available for issuance under the terms of the 1991 Option Plan will be reduced by the number of shares initially reserved for issuance under the 2001 Option Plan. Similarly, in the event that options under the 1991 Option Plan expire, terminate or are cancelled, the shares of the Company's Common Stock subject to such expired, terminated or cancelled options shall be subtracted from the then current share reserve under the 1991 Option Plan as they are added to the share reserve under the 2001 Option Plan. Accordingly, the shares reserved for issuance under the 2001 Option Plan will consist entirely of shares previously authorized by Company stockholders, and the approval of the 2001 Option Plan will not authorize the issuance of any greater number of shares than is currently authorized under the 1991 Option Plan.

    The Board has full discretion to determine the number of options to be granted to employees under the 2001 Option Plan, subject to an annual limitation on the total number of options that may be granted to any employee. Prior to the Annual Meeting, the Company will not grant any options under the 2001 Option Plan. For your reference, details are presented on stock options granted under the 1991 Option Plan during the last three years to each of the executive officers of the Company named in the Summary Compensation Table under "Compensation of Executive Officers" (the "Named Executive Officers").

    VOTE REQUIRED. Stockholders are requested in this Proposal 2 to approve the 2001 Option Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2001 Option Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    SUMMARY OF THE 2001 OPTION PLAN

GENERAL

    The 2001 Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 2001 Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 2001 Option Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

    The purpose of the 2001 Option Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract and retain persons eligible to receive options under the 2001 Option Plan and by motivating such persons to contribute to the growth and profitability of the Company.

ADMINISTRATION

    The 2001 Option Plan is administered by the Board of Directors and its designees. The Board has the power to construe and interpret the 2001 Option Plan and, subject to the provisions of the 2001 Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration to be paid upon exercise of an option, and other terms of the option. The Board of Directors is authorized to delegate administration of the 2001 Option Plan to a committee of outside directors. The Board has delegated administration of the 2001 Option Plan to the Compensation Committee of the Board. The Board has also delegated administration of the 2001 Option Plan to the Stock Option Committee of the Board with respect to option grants to persons other than directors and corporate officers of the Company. As used herein with respect to the 2001 Option Plan, the "Board" refers to the Compensation Committee and the Stock Option Committee, as well as to the Board of Directors itself.

STOCK SUBJECT TO THE 2001 OPTION PLAN

    The share reserve under the 2001 Option Plan will be equal to the shares available for future grant under the 1991 Option Plan on the date the 2001 Option Plan is approved by the Company's stockholders. However, the share reserve under the 2001 Option Plan will be automatically increased without any further action by the Board of Directors or stockholders by an amount equal to the number of shares of Common Stock subject to any outstanding option under the 1991 Option Plan that expires or is terminated or cancelled following the date that the 2001 Option Plan is approved by stockholders. As of December 11, 2000, of the total shares available under the 1991 Option Plan, 109,240,216 shares were subject to outstanding options and 50,300,301 shares were available for future grants, for a combined total of 159,540,517 shares, which is the maximum number of shares that may be issued under the 2001 Option Plan. If options granted under the 2001 Option Plan expire, are cancelled or otherwise terminate without being exercised, the shares of Common Stock subject to such expired, cancelled or terminated options will then be available for grant under the 2001 Option Plan.

ELIGIBILITY

    Nonstatutory stock options may be granted only to employees, directors and consultants of the Company, or certain related entities or designated affiliates. An incentive stock option can only be granted to a person who, on the effective date of grant, is an employee of the Company, a parent corporation or a subsidiary corporation. Any person who is not an employee on the effective date of grant will be granted only a nonstatutory stock option. As of December 11, 2000, approximately 6,036 persons would have been eligible to receive grants under the 2001 Option Plan.

    No incentive stock options may be granted under the 2001 Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed 5 years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options granted under the 2001 Option Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) may not exceed $100,000.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the 2001 Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 2001 Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than the fair market value of the stock subject to the option on the date of the option grant. At December 4, 2000, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $69.63 per share. The exercise price of options granted under the 2001 Option Plan must be paid: (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership of shares of Common Stock of the Company owned by the optionee having a fair market value not less than the exercise price, (iii) pursuant to Regulation T ("cashless exercise"), (iv) for optionees who are employees, in the Company's sole and absolute discretion, by delivery of a promissory note,
(v) in any other form of legal consideration acceptable to the Board, or
(vi) any combination of the above.

    OPTION REPRICING. In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. The Company has provided that opportunity to employees (other than corporate officers) in the past only one time in 1994. The Board has adopted a policy that it will not reprice options of the Company's corporate officers or Directors.

    OPTION EXERCISE. Options granted under the 2001 Option Plan may become exercisable ("vest") in cumulative increments as determined by the Board. The Company anticipates that options granted under the 2001 Option Plan generally will be subject to vesting over a 5-year period, with a specified percentage of each option vesting after a designated waiting period and on a monthly basis thereafter, provided that the optionee's employment by, or service as a director or consultant to the Company or certain related entities or designated affiliates ("service") continues from the date of grant until the applicable vesting date. Shares covered by options granted in the future under the 2001 Option Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 2001 Option Plan may permit exercise prior to vesting, which is commonly referred to as an "early exercise" feature, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares acquired pursuant to such option at their original exercise price in the event that the optionee's service terminates.

    TERM. The maximum term of options under the 2001 Option Plan is ten years, except that in certain cases (see "Eligibility" above) the maximum term is five years. The 2001 Option Plan provides for earlier termination of an option due to the optionee's cessation of service. Options under the 2001 Option Plan generally will terminate 30 days after the optionee's cessation of service. However, in the event the optionee's continuous service terminates due to the optionee's disability, then the option shall continue under its original terms for the period of such disability, and the optionee may exercise any of the vested portion of the option at any time during the period of disability. If the optionee's continuous service terminates due to the death of the optionee or due to the optionee's disability and such termination due to disability is followed by the death of the optionee, then the exercisability and vesting of the option shall be accelerated in full as of the date of death of the optionee, and the option shall be exercisable for a period of 12 months from the date of the optionee's death. If the optionee's continuous service terminates due to retirement (defined as age 60 with ten years of continuous service), then, to the extent vested, the option shall be exercisable for a period of 12 months from the date of the optionee's retirement. If the optionee's continuous service terminates due to a layoff (defined as involuntary termination for any reason other than "Cause" (as defined in the 2001 Option Plan), constructive termination, death or disability), then subject to the optionee's execution of a release of claims, the exercisability and vesting of the option shall be accelerated effective as of the date of termination by 10% of the otherwise unvested portion of the option on such termination date, and the optionee shall have six months from the date of termination to exercise the option, subject to certain conditions as set forth in the 2001 Option Plan. If the optionee's continuous service terminates due to a transfer, at the request of the Company, to an entity in which the Company has an ownership interest and which the Board has designated as a "Non-Control Affiliate," then, subject to the optionee's execution of a release of claims, to the extent vested the option shall be exercisable for a period of 12 months from the date of such transfer. If, following a Change in Control (as defined below) the optionee's continuous service is involuntarily terminated without Cause, or the optionee resigns for "Good Reason" (as defined in the 2001 Option Plan) within 24 months of such a Change in Control, then the exercisability and vesting of the option shall be accelerated effective as of the date of termination, and the optionee may exercise the option for a period of six months from the termination date. In no event, however, may an option be exercised later than the date of the expiration of the option's term as set forth in the optionee's stock option agreement.

    CHANGE IN CONTROL. The 2001 Option Plan defines a "Change in Control" of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party;
(iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

RESTRICTIONS ON TRANSFER

    Incentive stock options granted under the 2001 Option Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person. A nonstatutory stock option is not transferable in any manner other than (i) by will or by the laws of descent and distribution,
(ii) by written designation of a beneficiary taking effect upon the death of the optionee, (iii) by delivering written notice to the Company that the optionee will be gifting to certain family members or other specific entities controlled by or for the benefit of such family members, and such other transferees as the Board may approve.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the 2001 Option Plan and to any outstanding options, in the Section 162(m) grant limit (see "Federal Income Tax Information--Potential Limitation on Company Deductions," below), and in the exercise price per share of any outstanding options. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and at no time will the exercise price of any option be decreased to an amount less than par value of the stock subject to the option.

    If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. However, if an outstanding option is not assumed or replaced, the 2001 Option Plan provides that the vesting and exercisability of the option shall be accelerated, effective 10 days prior to the Change in Control. Options that are not assumed, replaced or exercised prior to the Change in Control will terminate. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may amend or terminate the 2001 Option Plan at any time. This Plan does not have an expiration date, however, incentive stock options may not be granted under the Plan after December 10, 2010.

    The Board may also amend the 2001 Option Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the stockholders of the Company if the amendment would:
(i) increase the number of shares reserved for options under the 2001 Option Plan; (ii) change the class of persons eligible to receive incentive stock options; or (iii) modify the 2001 Option Plan in any other way if such modification requires stockholder approval under applicable law, regulation or rule.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally does not recognize taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Code Section 162(m) denies a deduction to the Company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (a) either (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders,
(iii) the option is granted by a Compensation Committee comprised solely of "outside directors" (as defined in Section 162(m)) and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted by a Compensation Committee comprised solely of outside directors and is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain and approved by the stockholders.

    For the aforementioned reasons, the Company's 2001 Option Plan provides for an annual per employee limitation as required under Section 162(m) and the Company's Compensation Committee is comprised solely of outside directors. Accordingly, options granted by the Compensation Committee will qualify as performance-based compensation.

    OTHER TAX CONSEQUENCES. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 2001 Option Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2001 Option Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                                   PROPOSAL 3
               APPROVAL OF THE 2001 EMPLOYEE STOCK PURCHASE PLAN

    In December 2000, the Board of Directors adopted, subject to stockholder approval, the Company's 2001 Purchase Plan to be effective as of February 27, 2001. The 2001 Purchase Plan is intended to replace the 1991 Purchase Plan which expires in the year 2001. As of December 11, 2000, 12,908,309 shares were available for grant under the 1991 Purchase Plan. This total, reduced by the number of shares of Common Stock purchased under the 1991 Purchase Plan subsequent to December 11, 2000 and prior to the termination date of the 1991 Purchase Plan, shall be the maximum number of shares that may be issued under the 2001 Purchase Plan. Accordingly, the shares reserved for issuance under the 2001 Purchase Plan will consist entirely of shares previously authorized by Company stockholders, and the approval of the 2001 Purchase Plan will not authorize the issuance of any greater number of shares than is currently authorized under the 1991 Purchase Plan.

    VOTE REQUIRED. Stockholders are requested in this Proposal 3 to approve the 2001 Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2001 Purchase Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

    SUMMARY OF THE 2001 PURCHASE PLAN

PURPOSE

    The purpose of the 2001 Purchase Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward employees and by motivating such employees to contribute to the growth and profitability of the Company.

ADMINISTRATION

    The 2001 Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the 2001 Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the 2001 Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in the 2001 Purchase Plan. The Board of Directors is authorized to delegate administration of the 2001 Purchase Plan to a committee designated by the Board. The Board has delegated administration of the 2001 Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the 2001 Purchase Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

STOCK SUBJECT TO THE 2001 PURCHASE PLAN

    The 2001 Purchase Plan is intended to replace the 1991 Purchase Plan which expires in the year 2001. As of December 11, 2000, 12,908,309 shares were available for grant under the 1991 Purchase Plan. This total, reduced by the number of shares of Common Stock purchased under the 1991 Purchase Plan subsequent to December 11, 2000 and prior to the termination date of the 1991 Purchase Plan, shall be the maximum number of shares that may be issued under the 2001 Purchase Plan. The final purchase date under the 1991 Purchase Plan is scheduled to occur on June 30, 2001. If Purchase Rights granted under the

2001 Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such Purchase Rights again becomes available for issuance under the 2001 Purchase Plan.

OFFERINGS

    The 2001 Purchase Plan will be implemented through sequential offerings, each of which is referred to as an "Offering," the terms of which are referred to herein as "Offering Periods." Generally, each such Offering Period will be for six months duration or such other duration as the Board shall determine, provided, however, that no Offering Period may exceed 27 months in duration. If the 2001 Purchase Plan is approved by stockholders, the initial Offering Period will commence on July 1, 2001 and end on March 31, 2002. Subsequent Offering Periods shall commence on or about April 1 and October 1 of each year and end on or about the next September 30 and March 31, respectively, occurring thereafter. Upon the commencement of the initial Offering Period under the 2001 Purchase Plan, the 1991 Purchase Plan shall immediately terminate and no further offerings shall be made by the Company pursuant to the 1991 Purchase Plan.

ELIGIBILITY

    Any employee of the Company or of any parent or subsidiary corporation of the Company designated by the Board for inclusion in the 2001 Purchase Plan is eligible to participate in an Offering under the 2001 Purchase Plan so long as the employee has been employed by the Company or any designated parent or subsidiary corporation of the Company for at least 30 days and is customarily employed at least 20 hours per week and five months per calendar year. However, no employee who owns or holds options to purchase, or as a result of participation in the 2001 Purchase Plan would own or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company is entitled to participate in the 2001 Purchase Plan. In addition, no employee will be granted Purchase Rights that would permit such employee to purchase more than $25,000 worth of stock (determined based on the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company (including, without limitation, the 1991 Purchase Plan) in any calendar year.

PARTICIPATION IN THE 2001 PURCHASE PLAN

    Generally, participation in the 2001 Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the start of an Offering Period. Payroll deductions may not be less than 1% nor exceed 15% (or such other rate as the Board determines) of an employee's compensation for any pay period during the Offering Period. Once an employee becomes a participant in the 2001 Purchase Plan, that employee will automatically participate in each successive Offering Period beginning immediately after the last day of the Offering Period in which he or she had been participating until such time as that employee withdraws from the 2001 Purchase Plan, becomes ineligible to participate in the 2001 Purchase Plan, or (except as described below in "Termination of Employment") terminates employment.

PURCHASE PRICE

    The purchase price per share at which shares are sold in an Offering under the 2001 Purchase Plan cannot be less than the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the Offering or (ii) 85% of the fair market value of a share of Common Stock on the date of purchase.

PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions over the Offering Period. A participant may decrease his or her payroll deductions during the course of an Offering only to the extent permitted under the terms of the Offering. Generally, a participant may not increase payroll deductions after the beginning of any Offering Period, but may decrease his or her participation percentage at any time in accordance with rules established under the 2001 Purchase Plan. A participant who reduces his or her participation percentage to zero shall nevertheless remain a participant in the current Offering Period unless such participant withdraws from the 2001 Purchase Plan. All payroll deductions made for a participant are credited to his or her account under the 2001 Purchase Plan and deposited with the general funds of the Company.

WITHDRAWAL

    A participant may withdraw from a given Offering by terminating his or her payroll deductions and by delivering a notice of withdrawal from the 2001 Purchase Plan to the Company. Such withdrawal may be elected at any time prior to the end of the applicable Offering. However, at any time the Company may impose a requirement that a notice of withdrawal from the 2001 Purchase Plan be on file with the Company within a reasonable period of time prior to the effective date of such withdrawal.

    Upon any withdrawal from an Offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, and such employee's interest in the Offering will be automatically terminated. The employee is not entitled to again participate in such Offering. An employee's withdrawal from an Offering will not have any effect upon such employee's eligibility to participate in subsequent Offerings under the 2001 Purchase Plan.

PURCHASE OF STOCK

    By executing an agreement to participate in the 2001 Purchase Plan, an eligible employee is entitled to purchase shares under the 2001 Purchase Plan, hereafter referred to as a "Purchase Right". The Purchase Right shall consist of an option to purchase the number of shares of Common Stock determined by either dividing 15% of such eligible employee's compensation during the Offering Period by the purchase price of a share of Common Stock for such Offering Period or by dividing $12,500 by the fair market value of a share of Common Stock on the last date of such Offering Period, whichever is less. If the aggregate number of shares to be purchased upon exercise of Purchase Rights granted in the Offering would exceed the maximum aggregate number of shares available for issuance under the 2001 Purchase Plan, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of each Offering Period.

TERMINATION OF EMPLOYMENT

    Generally, upon cessation of an employee's employment for any reason, or upon the failure of a participant to remain an eligible employee, Purchase Rights granted pursuant to any Offering under the 2001 Purchase Plan terminate immediately and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest. However, except in the case of a termination resulting from the participant's death, a "Spinoff Transaction" (as defined in the 2001 Purchase Plan) or a leave of absence, participation in the 2001 Purchase Plan may continue for an additional 90 days if the terminated employee executes a general release of claims against the Company.

RESTRICTIONS ON TRANSFER

    Rights granted under the 2001 Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the 2001 Purchase Plan and to any Purchase Rights.

    If a Change in Control (as defined above under Proposal 2) occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding Purchase Rights or substitute substantially equivalent purchase rights for such corporation's stock. However, if an outstanding Purchase Right is not assumed or replaced, the 2001 Purchase Plan provides that the purchase date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Common Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed, replaced or exercised prior to the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the 2001 Purchase Plan at any time.

    The Board may also amend the 2001 Purchase Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for issuance under the 2001 Purchase Plan; or (ii) change the definition of the corporations which may be designated by the Board as participating companies in the 2001 Purchase Plan.

    Purchase Rights granted before amendment or termination of the 2001 Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted; except as permitted under the 2001 Purchase Plan.

FEDERAL INCOME TAX INFORMATION

    The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 2001 Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. A participant recognizes no taxable income either as a result of commencing participation in the 2001 Purchase Plan or purchasing Common Stock under the terms of the 2001 Purchase Plan. If a participant disposes of shares purchased under the 2001 Purchase Plan within either two years from the first day of the applicable Offering Period or within one year from the purchase date, known as disqualifying dispositions, the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price. The amount of the ordinary income will be added to the participant's basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss, which will be long-term if the participant's holding period is more than 12 months. If the participant disposes of shares purchased under the 2001 Purchase Plan at least two years after the first day of the applicable Offering Period and at least one year after the purchase date, the participant will realize ordinary income in the year of disposition equal to the lesser of
(i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable Offering Period. The amount of any ordinary income will be added to the participant's basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. If the participant still owns the shares at the time of death, the lesser of (i) the excess of the fair market value of the shares on the date of death over the purchase price or
(ii) 15% of the
fair market value of the shares on the first day of the Offering Period in which the shares were purchased will constitute ordinary income in the year of death. The Company should be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. In all other cases, no deduction is allowed to the Company.

    OTHER TAX CONSEQUENCES. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of Purchase Rights granted under the 2001 Purchase Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2001 Purchase Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                                   PROPOSAL 4
         APPROVAL OF THE 2001 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    In December 2000, the Board of Directors adopted, subject to stockholder approval, the Company's 2001 Non-Employee Directors' Stock Option Plan (the "2001 Directors' Plan") to be effective as of February 27, 2001. The 2001 Directors' Plan is intended to entirely replace the Company's 1998 Non-Employee Directors' Stock Option Plan (the "1998 Directors' Plan") which will be terminated by the Board as of the effective date of the 2001 Directors' Plan. As of December 11, 2000, of the total shares available under the 1998 Directors' Plan, 4,250,000 shares were subject to outstanding options and 2,050,000 shares were available for future grants, for a combined total of 6,300,000 shares. The initial share reserve under the 2001 Directors' Plan will be equal to the shares available for future grant under the 1998 Directors' Plan on the date the 2001 Directors' Plan is approved by the Company's stockholders. However, the share reserve under the 2001 Directors' Plan will be automatically increased, without any further action by the Company's Board of Directors or stockholders, by an amount equal to the number of shares of Common Stock subject to any outstanding option under the 1998 Directors' Plan that expires or is terminated or cancelled following the date that the 2001 Directors' Plan is approved by stockholders. Concurrently with the stockholder approval of the 2001 Directors' Plan, the shares of the Company's Common Stock available for issuance under the terms of the 1998 Directors' Plan will be reduced by the number of shares initially reserved for issuance under the 2001 Directors' Plan. Similarly, in the event that options under the 1998 Directors' Plan expire, terminate or are cancelled, the shares of the Company's Common Stock subject to such expired, terminated or cancelled options shall be subtracted from the then current share reserve under the 1998 Directors' Plan as they are added to the share reserve under the 2001 Directors' Plan. Accordingly, the shares reserved for issuance under the 2001 Directors' Plan will consist entirely of shares previously authorized by Company stockholders, and the approval of the 2001 Directors' Plan will not authorize the issuance of any greater number of shares than is currently authorized under the 1998 Directors' Plan.

    VOTE REQUIRED. Stockholders are requested in this Proposal 4 to approve the 2001 Directors' Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2001 Directors' Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

    SUMMARY OF THE 2001 DIRECTORS' PLAN

GENERAL

    The 2001 Directors' Plan provides for the grant of nonstatutory stock options to "Non-Employee Directors" (defined below in "Eligibility") of the Company. Such options granted under the 2001 Directors' Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

    The 2001 Directors' Plan was adopted to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Non-Employee Directors by creating an additional incentive for such members of the Board of Directors to contribute to the growth and profitability of the Company.

ADMINISTRATION

    The 2001 Directors' Plan is administered by the Board of Directors. The Board has the power to construe and interpret the 2001 Directors' Plan. The Board of Directors is authorized to delegate administration of the 2001 Directors' Plan to the Compensation Committee or other committee of the Board. As of the date of this Proxy Statement, the Board has not delegated administration of the 2001 Directors' Plan to any committee.

STOCK SUBJECT TO THE 2001 DIRECTORS' PLAN

    The initial share reserve under the 2001 Directors' Plan will be equal to the shares available for future grant under the 1998 Directors' Plan on the date the 2001 Directors' Plan is approved by the Company's stockholders. As of December 11, 2000, of the total shares available under the 1998 Directors' Plan, 4,250,000 shares were subject to outstanding options and 2,050,000 shares were available for future grants, for a combined total of 6,300,000 shares. However, if options granted under the 1998 Directors' Plan expire, are cancelled or otherwise terminate without being exercised, the shares of Common Stock subject to such expired, cancelled or terminated options under the 1998 Directors' Plan will be automatically added to the then current share reserve under the 2001 Directors' Plan without any further action by the Board or Directors or the stockholders. In addition, if options granted under the 2001 Directors' Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 2001 Directors' Plan.

ELIGIBILITY

    Stock options will be granted under the 2001 Directors' Plan only to directors of the Company who are not otherwise employees of the Company or certain related entities or designated affiliates of the Company ("Non-Employee Directors"). As of December 11, 2000, there were 11 Non-Employee Directors.

NON-DISCRETIONARY GRANTS

    The 2001 Directors' Plan provides for (i) a one-time, non-discretionary grant to each Non-Employee Director of an option to purchase 20,000 shares of the Company's Common Stock, effective upon the election of such person for the first time to serve as a Non-Employee Director of the Company (an "Initial Option"), except that a director who was an employee of the Company or certain related entities or designated affiliates and who subsequently becomes a Non-Employee Director as a result of the termination of such employment shall not be eligible to receive an Initial Option and (ii) an annual grant to be issued at the time of each annual meeting, to each Non-Employee Director who continues to serve as such, of an option to purchase 10,000 shares of the Company's Common Stock (an "Annual Option"); provided, however, that a Non-Employee Director granted an Initial Option on, or within a period of 270 days prior to, the date of an annual meeting shall not be granted an Annual Option for such annual meeting.

    Each person who is currently serving as a Non-Employee Director immediately following the Annual Meeting, will receive an option grant to purchase 10,000 shares of Common Stock under the 2001 Directors' Plan. Accordingly, subject to stockholder approval of this proposal, all Non-Employee Directors as a group will be granted options to purchase an aggregate of 110,000 shares of Common Stock under the 2001 Directors' Plan, at a price equal to the fair market value per share of the Common Stock on February 27, 2001. Accordingly, it is expected that following the Annual Meeting, options to purchase an aggregate of 110,000 shares of Common Stock will be outstanding under the 2001 Directors' Plan and that the 1998 Directors' Plan will terminate.

TERMS OF OPTION

    EXERCISE PRICE; PAYMENT. The exercise price of options granted under the 2001 Directors' Plan will be equal to the fair market value of the Common Stock subject to the option on the date of the grant. The exercise price of options granted under the 2001 Directors' Plan must be paid either: (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership of shares of Common Stock of the Company owned by the optionee having a fair market value not less than the exercise price, (iii) pursuant to Regulation T ("cashless exercise"), (iv) in any other form of legal consideration acceptable to the Board, or (v) any combination of the above.

    OPTION EXERCISE. Initial Options granted pursuant to the initial election of the optionee to the Board granted under the 2001 Directors' Plan vest and become exercisable over five years according to the following schedule: so long as the optionee's service continues, 20% of the shares subject to the Initial Option will vest and become exercisable on the first anniversary of the date of grant, and the remaining portion of the Initial Option shall vest and become exercisable monthly at the rate of 1/60th of the Initial Option each month beginning on the date 13 months after the date of grant. Annual Options granted under the 2001 Directors' Plan vest and become exercisable over five years according to the following schedule: so long as the optionee's service continues, 10% of the shares subject to the Annual Option will vest and become exercisable on the date six months after the date of grant, and the remaining portion of the Annual Option shall vest and become exercisable monthly at the rate of 1/60th of the Annual Option each month beginning on the date seven months after the date of grant.

    TERM. The term of all options under the 2001 Directors' Plan will be ten years, provided, however, such options generally terminate 12 months after the optionee ceases to be a Non-Employee Director. In the event that an optionee ceases to be a Non-Employee Director, employee or consultant due to the optionee's (i) retirement at age 70 or older and after completing nine years of continuous service or (ii) due to disability, then the optionee's service shall be deemed to continue and the exercisability and vesting of the option shall continue under the terms of the option, and the option will terminate upon expiration of its term. In the event that an optionee terminates service due to the optionee's death or due to the optionee's disability or retirement at age 70 or older and such termination is followed by death, the vesting of all unvested shares will be accelerated in full as of the date of the optionee's death and the option may be exercised in full at any time within one year of such termination.

RESTRICTIONS ON TRANSFER

    Stock options granted under the 2001 Directors' Plan are not transferable in any manner other than (i) by will or by the laws of descent and distribution,
(ii) by written designation of a beneficiary taking effect upon the death of the optionee, (iii) by delivering written notice to the Company that the optionee will be gifting to certain family member or other specific entities controlled by or for the benefit of such family members, and such other transferees as the Board may approve.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the 2001 Directors' Plan and to any outstanding options and in the exercise price per share of any outstanding options. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and at no time will the exercise price of any option be decreased to an amount less than par value of the stock subject to the option.

    If a Change in Control (as defined above under Proposal 2) occurs, outstanding options shall be immediately exercisable and fully vested as of the date 10 days prior to the date of the Change in Control. In addition, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. Options that are not assumed, replaced or exercised prior to the Change in Control will terminate.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the 2001 Directors' Plan at any time.

    The Board may also amend the 2001 Directors' Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the stockholders of the Company if the amendment would:
(i) increase the number of shares reserved for options under the 2001 Directors' Plan; or (ii) modify the 2001 Directors' Plan in any other way if such modification requires stockholder approval under applicable law, regulation or rule.

FEDERAL INCOME TAX INFORMATION

    NONSTATUTORY STOCK OPTIONS. Options granted under the 2001 Directors' Plan will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally does not recognize taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

    OTHER TAX CONSEQUENCES. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 2001 Directors' Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2001 Directors' Plan who are residents of a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                                   PROPOSAL 5
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending September 30, 2001 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company commenced operations in 1985. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on this Proposal 5 and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been ratified.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 4, 2000 by: (i) each director and nominee for director; (ii) each of the executive officers of the Company named in the Summary Compensation Table under "Compensation of Executive Officers" (the "Named Executive Officers"); and (iii) all executive officers and directors of the Company as a group. Based on currently available Schedules 13D and 13G filed with the SEC, the Company does not know of any beneficial owners of more than 5% of its Common Stock.

                                                         BENEFICIAL OWNERSHIP(2)
                                                         ------------------------
                                                          NUMBER OF    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                    SHARES        TOTAL
---------------------------------------                  -----------   ----------
Irwin Mark Jacobs(3)...................................  25,955,281       3.43%
Steven R. Altman(4)....................................     428,143          *
Donald E. Schrock(15)..................................     466,114          *
Richard Sulpizio(5)....................................   1,293,906          *
Anthony S. Thornley(15)................................   1,037,879          *
Richard C. Atkinson(6)(15).............................   1,849,922          *
Adelia A. Coffman(7)(15)...............................   1,014,766          *
Diana Lady Dougan(15)..................................      97,666          *
Neil Kadisha(8)(15)....................................   9,153,234       1.22%
Robert E. Kahn(15).....................................     161,666          *
Jerome S. Katzin(9)(15)................................   1,755,838          *
Duane A. Nelles(10)(15)................................     365,666          *
Peter M. Sacerdote(11)(15).............................     875,666          *
Frank Savage(12)(15)...................................     179,746          *
Brent Scowcroft(15)....................................     570,658          *
Marc I. Stern(13)(15)..................................     577,666          *
All Executive Officers and Directors as a Group
  (18 persons)(14)(15).................................  54,084,138       7.08%

------------------------

  * Less than 1%.

 (1) Unless otherwise provided, the address for each "Beneficial Owner" is 5775 Morehouse Drive, San Diego, California 92121.

 (2) This table is based upon information supplied by officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 749,843,883 shares outstanding on December 4, 2000, adjusted as required by rules promulgated by the SEC.

 (3) Includes 19,545,172 shares held in family trusts and 118,720 shares held in trust for the benefit of relatives. Also includes 6,291,389 shares issuable upon exercise of options exercisable within 60 days of December 4, 2000 of which 145,920 shares are held in trusts for the benefit of Dr. Jacobs and/or his spouse, 8,081 shares are held by Dr. Jacobs' spouse and 10,692 shares are held in trusts for the benefit of Dr. Jacobs' relatives of which neither Dr. Jacobs' or his spouse are trustees.

 (4) Includes 148,842 shares held in family trusts. Also includes 279,301 shares issuable upon exercise of options exercisable within 60 days of December 4, 2000 of which 1,968 shares are held in trusts for the benefit of Mr. Altman's children for which Mr. Altman's spouse is the trustee.

 (5) Includes 113,506 shares held in family trusts and 8,400 shares held for the benefit of Mr. Sulpizio's children. Also includes 1,172,000 shares issuable upon exercise of options exercisable within 60 days of December 4, 2000 of which 44,000 shares are held in trusts for the benefit of Mr. Sulpizio's children for which Mr. Sulpizio's spouse is the trustee.

 (6) Includes 104,000 shares held in a foundation of which Dr. Atkinson disclaims beneficial ownership. Also includes 783,616 shares held in family trusts, 408,000 shares held in a pension plan trust for the benefit of employees of a business operated by Dr. Atkinson and 32,640 shares held in trust for the benefit of relatives.

 (7) Includes 693,100 shares held in family trusts.

 (8) Includes 2,400,000 shares held in family trusts of which Mr. Kadisha is a trustee and disclaims beneficial ownership.

 (9) Includes 15,500 shares held in a foundation of which Mr. Katzin disclaims beneficial ownership. Also includes 1,102,128 shares held in family trusts and 220,544 shares held in trust for the benefit of Mr. Katzin's grandchildren of which Mr. Katzin's spouse is the trustee.

(10) Includes 4,000 shares held by Mr. Nelles' children.

(11) Includes 154,000 shares held in a foundation of which Mr. Sacerdote disclaims beneficial ownership.

(12) Includes 18,080 shares held in family trusts.

(13) Includes 496,000 shares held in family trusts.

(14) Includes 51,488 shares held for the benefit of executive officers' children.

(15) Includes shares issuable upon exercise of options exercisable within 60 days of December 4, 2000 as follows: Mr. Schrock, 204,000 shares;
     Mr. Thornley, 1,027,333 shares; Dr. Atkinson, 521,666 shares; Ms. Coffman, 321,666 shares; Ambassador Dougan, 97,666 shares; Mr. Kadisha, 33,666 shares; Dr. Kahn, 161,666 shares; Mr. Katzin, 417,666 shares; Mr. Nelles, 281,666 shares; Mr. Sacerdote, 561,666 shares; Mr. Savage, 161,666 shares; Mr. Scowcroft, 529,666 shares; Mr. Stern, 81,666 shares; all directors and executive officers as a group, 14,166,349 shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
  (THE "EXCHANGE ACT")

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 24, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Mr. Beckwith.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each Non-Employee Director of the Company receives (i) a fee of $1,000 for each Board or Board Committee meeting attended, (ii) a fee of $500 for each Board or Board Committee meeting in which such director participates by telephone, and (iii) except for the Nominating Committee, a fee of $2,500 per annum for the Chairperson of each Board Committee. In the fiscal year ended September 24, 2000, the total amount of such compensation paid to Non-Employee Directors was approximately $143,500. When traveling from out-of-town, the members of the Board of Directors are also eligible for reimbursement for their travel expenses incurred in connection with attendance at Board meetings and Board Committee meetings. Employee Directors do not receive any compensation for their participation in Board or Board Committee meetings.

    Non-Employee Directors of the Company were eligible to receive stock option grants under the 1998 Directors' Plan however, if approved at the Annual Meeting, they will instead be eligible to receive stock option grants under the 2001 Directors' Plan. Employee directors were not eligible to receive stock options under the 1998 Directors' Plan nor are they eligible to receive stock options under the 2001 Directors' Plan.

    If approved at the Annual Meeting, the 2001 Directors' Plan will provide for an Initial Option grant to purchase 20,000 shares of the Company's Common Stock to Non-Employee Directors upon first joining the Board (except that a director who was an employee of the Company or certain related entities or designated affiliates and who subsequently becomes a Non-Employee Director as a result of the termination of such employment shall not be eligible to receive an Initial Option) and an Annual Option grant to purchase 10,000 shares of the Company's Common Stock at the time of each annual meeting to Non-Employee Directors who continue to serve on the Board.

    Options granted on or after January 17, 2000 under the 1998 Directors' Plan, have exercise prices equal to the fair market value of the underlying common stock on the date of grant, and vest over five years according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to, the Company, 1/60th of the shares subject to the option will vest on each monthly anniversary of the date of grant. Options granted between November 18, 1996 and January 16, 2000 under the Company's Non-Employee Directors' Stock Option Plan (the "Prior Directors' Plan"), as amended by the Board of Directors, and under the 1998 Directors' Plan, have exercise prices equal to the fair market value of the underlying common stock on the date of grant, and vest over five years according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director or employee of, or consultant to, the Company, 20% of the shares subject to the option will vest on each of the first, second, third, fourth and fifth anniversaries of the date of grant. Options granted under the Prior Directors' Plan prior to November 18, 1996 vest over five years according to the following schedule: so long as the optionee continues to serve as a Non-Employee Director (or, as such options have been amended by the Board, as an employee of or consultant to the Company), 20% of the shares subject to the option will vest on each of the second, third and fourth anniversaries of the date of grant, and the remaining 40% of such shares will vest on the fifth anniversary of the date of grant.

    The term of all options under the Prior Directors' Plan and the 1998 Directors' Plan is ten years, but such options generally expire 30 days after the optionee ceases to be a Non-Employee Director, employee or consultant (including those options granted prior to November 18, 1996, as amended). In the event that an optionee terminates service due to the optionee's (i) retirement at age 70 or older after nine years of service on the Board ("Retirement") or
(ii) due to permanent and total disability as defined in Section 22(e)(3) of the Code, the option will terminate only upon expiration of the option term. In the event that an optionee terminates service due to the optionee's death or due to the optionee's termination due to permanent and total disability or Retirement and such termination is followed by death, the vesting of all unvested shares will be accelerated in full as of the date of the optionee's death and the option may be exercised in full at any time within one year of such termination. In addition to the foregoing, the vesting of options granted under both the Prior Directors' Plan and the 1998 Directors' Plan accelerate in connection with specified change of control transactions.

    If any change is made in the stock subject to the Prior Directors' Plan or the 1998 Directors' Plan, or subject to any option granted thereunder, the Prior Directors' Plan and the 1998 Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the type(s) and maximum number of securities subject to such plans and the type(s), number of securities and price per share of stock subject to such outstanding options.

    During the fiscal year ended September 24, 2000, Annual Options to purchase an aggregate of 110,000 shares of the Company's Common Stock were granted pursuant to the 1998 Directors' Plan to Non-Employee Directors serving on the Board on March 7, 2000 (the annual meeting date).

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

    The following table shows, for each of the three fiscal years ended September 24, 2000, compensation awarded or paid to, or earned by the Named Executive Officers:

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                          ANNUAL          ------------
                                                      COMPENSATION(1)      SECURITIES
                                                    -------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR      SALARY     BONUS      OPTIONS(#)    COMPENSATION(2)
---------------------------              --------   --------   --------   ------------   ---------------
Irwin Mark Jacobs .....................    2000     $872,591   $851,000       400,000        $703,870
  Chairman of the Board and                1999     $773,085   $975,000            --        $302,909
  Chief Executive Officer                  1998     $660,467   $555,000     3,840,000        $100,959

Richard Sulpizio ......................    2000     $648,128   $475,000       240,000        $259,905
  President and                            1999     $537,323   $540,000            --        $ 32,133
  Chief Operating Officer                  1998     $413,154   $280,000     1,200,000        $ 50,801

Anthony S. Thornley ...................    2000     $479,818   $375,000       220,000        $235,862
  Executive Vice President                 1999     $402,125   $435,000            --        $ 47,432
  and Chief Financial Officer              1998     $327,636   $225,000     1,640,000        $  3,515

Steven R. Altman ......................    2000     $402,140   $300,000       160,000        $161,431
  Executive Vice President, General        1999     $323,862   $340,000            --        $ 27,015
  Counsel and General Manager,             1998     $267,783   $175,000       880,000        $ 18,602
  Technology Transfer and Strategic
  Alliances Division

Donald E. Schrock .....................    2000     $386,558   $285,000       120,000        $ 86,789
  Senior Vice President,                   1999     $329,814   $325,000            --        $559,975
  President, QCT Products Division         1998     $261,354   $250,000     1,120,000        $  4,579

------------------------

(1) As permitted by rules established by the SEC, no amounts are shown with respect to certain "perquisites" where such amounts do not exceed in the aggregate the lesser of 10% of bonus plus salary or $50,000.

(2) Includes all other compensation as follows:

                                        COMPANY                   EXECUTIVE                               PAYOUT OF
                                       MATCHING      EXECUTIVE   RETIREMENT    FINANCIAL   SPLIT-DOLLAR    ACCRUED    PERSONAL USE
                                        401(K)       BENEFITS       STOCK      PLANNING        LIFE       PERSONAL     OF COMPANY
NAME                        YEAR     CONTRIBUTIONS   PAYMENTS    MATCHING(1)   SERVICES    INSURANCE(2)     TIME         ASSETS
----                      --------   -------------   ---------   -----------   ---------   ------------   ---------   ------------
Irwin Mark Jacobs ......    2000         $4,725       $2,948      $137,785      $19,670      $ 60,001     $453,236      $25,505
                            1999         $3,125       $2,948      $118,812      $31,246      $146,778           --           --
                            1998         $2,659       $2,948      $ 76,576      $ 6,545      $ 12,231           --           --

Richard Sulpizio .......    2000         $4,725       $1,195      $103,587      $23,656      $  1,341     $111,658      $13,742
                            1999         $3,125       $1,195      $ 17,589      $10,224            --           --           --
                            1998         $2,659       $1,195      $ 38,787      $ 8,160            --           --           --

Anthony S. Thornley ....    2000         $5,129       $1,260      $177,578           --      $    988     $ 50,907           --
                            1999         $3,125       $1,260      $ 43,047           --            --           --           --
                            1998         $2,255       $1,260            --           --            --           --           --

Steven R. Altman .......    2000         $4,725       $  460      $ 69,872      $16,978      $    200     $ 67,972      $ 1,224
                            1999         $3,125       $  460      $ 23,430           --            --           --           --
                            1998         $2,659       $  460      $ 14,244      $ 1,239            --           --           --

Donald E. Schrock ......    2000         $4,725       $1,920      $ 80,144           --            --           --           --
                            1999         $3,125       $1,920      $554,930           --            --           --           --
                            1998         $2,659       $1,920            --           --            --           --           --


                          TOTAL OTHER
NAME                      COMPENSATION
----                      ------------
Irwin Mark Jacobs ......    $703,870
                            $302,909
                            $100,959
Richard Sulpizio .......    $259,905
                            $ 32,133
                            $ 50,801
Anthony S. Thornley ....    $235,862
                            $ 47,432
                            $  3,515
Steven R. Altman .......    $161,431
                            $ 27,015
                            $ 18,602
Donald E. Schrock ......    $ 86,789
                            $559,975
                            $  4,579

------------------------------

(1) The Company has a voluntary retirement plan that allows eligible executives to defer up to 100% of their income on a pre-tax basis. The Company will match in stock, subject to vesting, up to 50% of a participant's eligible contributions. Eligible contributions refer to: (a) 15% of salary through December 31, 1998; (b) 15% of bonus paid for fiscal years through 1997;
   (c) 20% of bonus paid with respect to fiscal year 1998; and (d) 20% of income on or after January 1, 1999. The values stated above are the values of the Company's quarterly contributions on their respective dates of contribution. Company contributions begin vesting based on certain minimum participation or service requirements, and are fully vested at age 65. After the end of a full year's contribution, that contribution will then vest over a four-year period in equal installments of 25% per year. Employee and Company contributions are unsecured and subject to the general creditors of the Company. The Compensation Committee approved a contribution of 10,000 shares of Company Common Stock to Mr. Schrock's account, subject to future vesting requirements.

(2) Represents the economic benefit of the premiums paid by the Company for a split-dollar life insurance policy during the applicable fiscal year.

                      2000 FISCAL YEAR STOCK OPTION GRANTS

    The Company grants options to its executive officers under the 1991 Option Plan. As of December 4, 2000, options to purchase a total of 111,055,287 shares were outstanding under the 1991 Option Plan, and options to purchase 50,278,305 shares remained available for grant thereunder. During fiscal 2000, options to purchase 1,140,000 shares were granted to Named Executive Officers.

    The following tables show for the fiscal year ended September 24, 2000 certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers.

                                               INDIVIDUAL GRANTS
                            --------------------------------------------------------     POTENTIAL REALIZABLE
                            NUMBER OF     % OF TOTAL                                       VALUE AT ASSUMED
                            SECURITIES     OPTIONS                                       ANNUAL RATES OF STOCK
                            UNDERLYING    GRANTED TO                                        OPTION TERM(2)
                             OPTIONS     EMPLOYEES IN      EXERCISE       EXPIRATION   -------------------------
NAME                        GRANTED(1)   FISCAL YEAR    PRICE PER SHARE      DATE          5%            10%
----                        ----------   ------------   ---------------   ----------   -----------   -----------
Irwin Mark Jacobs........    400,000          4.2%          $83.50         11/11/09    $20,997,809   $53,208,380
Richard Sulpizio.........    240,000          2.5%          $83.50         11/11/09    $12,598,685   $31,925,028
Anthony S. Thornley......    220,000          2.3%          $83.50         11/11/09    $11,548,795   $29,264,609
Steve R. Altman..........    160,000          1.7%          $83.50         11/11/09    $ 8,399,123   $21,283,352
Donald E. Schrock........    120,000          1.2%          $83.50         11/11/09    $ 6,299,343   $15,962,514

------------------------

(1) These options were granted under the 1991 Option Plan. These options have a grant price that is equal to the fair market value on the date of grant. Such options vest according to the following schedule: 1/60th of the shares subject to the option will vest on each monthly anniversary of the date of grant, with vesting being contingent upon continued service with the Company. Options granted under the 1991 Option Plan generally have a maximum term of ten years.

(2) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING
                                                            UNEXERCISED OPTIONS           VALUE OF UNEXERCISED
                                                                  HELD AT               IN-THE-MONEY OPTIONS AT
                           SHARES                           SEPTEMBER 24, 2000           SEPTEMBER 24, 2000(2)
                          ACQUIRED           VALUE      ---------------------------   ----------------------------
NAME                     ON EXERCISE       REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                     -----------      -----------   -----------   -------------   ------------   -------------
Irwin Mark Jacobs.....       1,944(1)     $   268,019    5,976,722      2,981,334     $401,704,499   $174,508,960
Richard Sulpizio......     296,000        $27,509,360    1,156,000      1,368,000     $ 74,246,320   $ 77,430,720
Anthony S. Thornley...      80,000        $ 6,727,200      924,666      1,255,334     $ 58,841,440   $ 70,644,320
Steve R. Altman.......     194,032        $17,980,667      212,634        725,334     $ 12,357,209   $ 39,016,160
Donald E. Schrock.....     320,000        $18,803,760       20,000        964,000               --   $ 57,074,400

------------------------

(1) These reflect option shares transferred to family trusts on September 29, 1999, of which Dr. Jacobs is neither a trustee for nor a beneficiary of the trusts.

(2) Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing value per share was $73.00, on the last trading day of the fiscal year as reported on the Nasdaq National Market.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee are also employees or officers of the Company.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

OVERVIEW

    The Compensation Committee of the Board of Directors (the "Committee") oversees the Company's executive compensation programs. The Committee is composed of four outside directors. The Committee reviews and approves the compensation philosophy and program design, and individual officer base salary, annual cash bonus and stock option grants. Among other responsibilities, the Compensation Committee reviews and approves various officer and general employee compensation and benefits policies and practices.

EXECUTIVE OFFICER COMPENSATION PHILOSOPHY

    During the past several years, the Company has successfully implemented an employee compensation philosophy that delivers a total compensation approach that includes market-sensitive base salary, performance-based individual bonuses, equity participation, a unique package of benefits, and a workplace environment that creates advantage for the Company within the extremely competitive high technology business environment. Equity participation, and broad-based employee ownership of the Company's stock, is achieved through a stock option program in which most employees are eligible to participate, and an Employee Stock Purchase Plan. This approach enables the Company to achieve industry-competitive performance in attracting and retaining employees, and to align the interests of employees to the interests of stockholders. The Company's compensation philosophy for its officers is similar to that of all employees.

ANNUAL BASE SALARY

    The Committee establishes the annual base salary for the executive officers in line with their responsibilities and with external market practices. In determining base salary, the Committee reviews information from third-party, nationally recognized surveys of similar high technology companies. Individual officer salaries are established at appropriate levels comparable to the 75th percentile of base salary practices among the surveyed high technology companies.

ANNUAL INCENTIVE BONUS

    The Executive Bonus Plan rewards achievement of specified levels of corporate revenue and earnings, division revenue and earnings where appropriate, and individual performance. Officers are eligible to receive a pre-determined portion of their base salary as a targeted annual incentive bonus. A pre-determined formula, which takes into account revenue and earnings performance against the annual plan approved by the Board of Directors, is used to determine the financially-based component of the bonus award. The individually-based component of the bonus award is based upon discretionary assessment of each officer's performance and contribution to the Company during the prior fiscal year.

LONG-TERM EQUITY COMPENSATION

    The Company grants stock options throughout the organization to provide long-term incentives and align employee and stockholder interests. Individual grants are based on various factors, including performance and contribution, value of current unexercisable options, estimated value of proposed option grant and market practices.

------------------------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of the grant and are subject to vesting over five years. The option vesting period is designed to encourage employees to work with a long-term view of the Company's welfare and to establish their long-term affiliation with the Company. It is also designed to reduce employee turnover and to retain the knowledge and skills of valued staff.

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that the Executive Bonus Plan and stock options granted by the Compensation Committee under the Company's 1991 Option Plan or the 2001 Option Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

CHAIRMAN AND CHIEF EXECUTIVE OFFICER SALARY

    Dr. Irwin Mark Jacobs, a founder of the Company, led the Company to a successful year in fiscal 2000. Although revenues for fiscal 2000 reflected a 19% decrease from fiscal 1999 revenues, after taking into account the reduction in revenues resulting from the Company's divestiture of its terrestrial CDMA wireless consumer phone and infrastructure businesses, the Company achieved a 173% increase in earnings per share over fiscal 1999. The Company completed several major strategic initiatives during fiscal 2000, including the creation of Wingcast, LLC with the Ford Motor Company, the acquisition of SnapTrack, Inc., and the sale of the CDMA-based consumer phone business to Kyocera. In accordance with the policies noted above, at the end of fiscal 1999 the Committee set Dr. Jacobs' fiscal 2000 base salary at $873,000, a 13% increase over fiscal 1999. In consideration of his leadership during fiscal 2000 and the Company's financial performance, at the end of fiscal 2000 the Committee awarded Dr. Jacobs a $850,000 bonus and a stock option grant to purchase 280,000 shares of the Common Stock at an exercise price of $86.00 per share. The $850,000 bonus is 13% less than the bonus awarded to Dr. Jacobs for fiscal 1999, and the stock option grant is 30% less than the stock option grant for fiscal 1999 performance.

                                          COMPENSATION COMMITTEE
                                          Jerome S. Katzin, Chairman
                                          Diana Lady Dougan
                                          Duane A. Nelles
                                          Marc I. Stern

                        REPORT OF THE AUDIT COMMITTEE(1)

    The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended September 24, 2000.

    The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

    The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix "1" to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" Director under the current listing standards of National Association of Securities Dealers.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 24, 2000.

                                          AUDIT COMMITTEE
                                          Duane A. Nelles, Chairman
                                          Adelia A. Coffman
                                          Neil Kadisha
                                          Jerome S. Katzin

------------------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                       PERFORMANCE MEASUREMENT COMPARISON

    The following graph compares total stockholder return on the Company's Common Stock since September 22, 1995 to two indices: the Standard & Poor's 500 Stock Index (the "S&P 500"), and the Nasdaq Total Return Index for Communications Equipment Stocks, SIC 3660-3669 (the "Nasdaq-Industry"). The S&P 500 tracks the aggregate price performance of the equity securities of 500 U.S. companies selected by Standard & Poor's Index Committee to include leading companies in leading industries and to reflect the U.S. stock market. The Nasdaq-Industry tracks the aggregate price performance of equity securities of communications equipment companies traded on the Nasdaq National Market and the Nasdaq SmallCap Market. The total return for the Company's stock and for each index assumes the reinvestment of dividends, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each annual period. Except for the shares of Leap Wireless International, Inc. issued to stockholders as a dividend on September 23, 1998, dividends have never been declared on the Company's stock. The Company's Common Stock is traded on the Nasdaq National Market and is a component of each of the S&P 500 and the Nasdaq-Industry.(1)

           COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE
                             SEPTEMBER 22, 1995(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   PEER
                                    Nasdaq
USE FOR                           Industry
GRAPH                            3660-3669
last traded       QC  S & P 500        SIC  baseline
9/22/95          100        100        100  $100.000
9/27/96        92.69     120.34     107.63  $100.000
9/26/97       119.28     169.01     120.52  $100.000
9/25/98       108.51      184.3      77.99  $100.000
9/24/99       806.38     235.54     184.06  $100.000
9/22/00      1242.55     266.83     305.53  $100.000

                                          Note: Historical stock price
                                          performance is not
                                          necessarily indicative of future price
                                          performance.

    The Company's closing stock price on September 22, 2000, the last trading day of the Company's 2000 fiscal year, was $73.00 per share.

------------------------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Shows the cumulative total return on investment assuming an investment of $100 in each of the Company, the S&P 500 and the Nasdaq-Industry on September 22, 1995. All returns are reported as of the Company's fiscal year end, which is the last Sunday of the month in which the quarter ends, whereas the numbers for the S&P 500 are calculated as of the last day of the month in which the quarter ends.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

    A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 24, 2000, as filed with the SEC, excluding exhibits, may be obtained by stockholders without charge by written request addressed to Investor Relations, 5775 Morehouse Dr., San Diego, California 92121-1714 or may be accessed on the Internet at: http://www.qualcomm.com/IR.

                                          By Order of the Board of Directors

                                          /s/ IRWIN MARK JACOBS

                                          Irwin Mark Jacobs
                                          CHAIRMAN OF THE BOARD
                                          AND CHIEF EXECUTIVE OFFICER

January 15, 2001

                                   APPENDIX 1

ESTABLISHMENT OF AUDIT COMMITTEE.

    WHEREAS, it is deemed to be in the best interests of the Company and its stockholders to establish an Audit Committee, made up of independent members of the Board of Directors, in order to assist, evaluate and make recommendations regarding who will serve as the Company's independent public accountants, and to monitor the propriety and ethical implications of certain transactions between the Company and its employees, officers and members of the Board of Directors,

    RESOLVED, that an Audit Committee of this Board of Directors be, and it hereby is, established, with the members to be selected at a future meeting of the Board of Directors;

    RESOLVED FURTHER, that the purposes and objective of the Audit Committee shall be to (1) study, review and evaluate the Company's accounting, auditing and reporting practices, including internal audit and control functions, and to serve as a focal point for communication between non-committee directors, the independent accountants and the Company's management and (2) monitor transactions between (a) the Company and (b) its employees, officers and members of the Board of Directors, or any affiliates of the foregoing;

    RESOLVED FURTHER, that the Audit Committee shall have full power and authority to carry out the following responsibilities:

 1. Make recommendations to the full Board of Directors annually regarding the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, and make recommendations regarding other appropriate courses of action to be taken in connection with services performed for the Company by the independent auditors;

 2. Review the engagement of the independent auditors, including the scope, extent and procedures of the audit, the compensation to be paid therefor and all other matters the Committee deems appropriate;

 3. Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements including without limitation the policies for recognition of revenues in financial statements;

 4. Review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures;

 5. Assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner;

 6. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs;

 7. Review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period;

 8. Review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors;

 9. Consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect;

 10. Investigate, review and report to the full Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of Directors of the Company, or any affiliates of the foregoing;

 11. The Audit Committee is responsible for ensuring its receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and the Audit Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the independent auditor;

 12. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee. The composition of the Audit Committee shall be compliant with applicable NASD listing standards; and

 13. Perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

    RESOLVED FURTHER, that the Audit Committee is to meet at least three
(3) times per year, and as many additional times as the Committee deems appropriate; and

    RESOLVED FURTHER, that minutes of each meeting are to be prepared and sent to committee members, members of the Board of Director who are not members of the Audit Committee and the Secretary of the Company.

                                   APPENDIX 2

FINANCIAL INFORMATION

    The following is certain financial information of the Company that was originally filed with the SEC on November 3, 2000 as part of the Company's Annual Report on Form 10-K for the fiscal year ended September 24, 2000. The Company has not undertaken any updates or revisions to such information since the date it was originally filed with the SEC. Accordingly, you are encouraged to review such financial information together with subsequent information filed by the Company with the SEC and other publicly available information.

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    MARKET INFORMATION. The Common Stock of the Company is traded on the Nasdaq National Market under the symbol "QCOM." The following table sets forth the range of high and low sales prices on the National Market of the Common Stock for the periods indicated, as reported by Nasdaq. Such quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

                                                             HIGH ($)   LOW ($)
                                                             --------   --------
FISCAL 1999
    First Quarter                                               7.50       4.72
    Second Quarter                                             14.99       6.33
    Third Quarter                                              34.38      13.56
    Fourth Quarter                                             49.75      31.28

FISCAL 2000
    First Quarter                                             130.53      45.33
    Second Quarter                                            200.00     105.63
    Third Quarter                                             162.56      59.98
    Fourth Quarter                                             78.75      51.50

    As of October 31, 2000, there were 9,793 holders of record of the Common Stock. On October 31, 2000, the last sale price reported on the Nasdaq National Market for the Common Stock was $65.11 per share. The Company has never paid cash dividends on its Common Stock and has no present intention to do so.

    On April 14, 1999, the Company's Board of Directors declared a two-for-one stock split of the Company's common stock in the form of a stock dividend. The stock dividend was distributed on May 10, 1999 to stockholders of record on April 21, 1999.

    On November 2, 1999, the Company's Board of Directors declared a four-for-one stock split of the Company's common stock and an increase in the number of authorized shares of common stock to three billion shares. The stock was distributed on December 30, 1999 to stockholders of record on December 20, 1999.

    All references to per share amounts have been restated to reflect each of these stock splits.

SELECTED CONSOLIDATED FINANCIAL DATA

    The following balance sheet data and statements of income for the five years ended September 30, 2000 has been derived from the Company's audited consolidated financial statements. Consolidated balance sheets at September 30, 2000 and 1999 and the related consolidated statements of income and of cash flows for each of the three years in the period ended September 30, 2000 and notes thereto appear elsewhere herein. The data should be read in conjunction with the annual consolidated financial statements, related notes and other financial information appearing elsewhere herein.

                                                          YEARS ENDED SEPTEMBER 30(1)
                                         --------------------------------------------------------------
                                            2000         1999         1998         1997         1996
                                         ----------   ----------   ----------   ----------   ----------
                                                      (IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Revenues..............................   $3,196,780   $3,937,299   $3,347,870   $2,096,365   $  813,850
                                         ----------   ----------   ----------   ----------   ----------
Operating expenses:
  Cost of revenues....................    1,507,122    2,485,072    2,333,399    1,518,006      535,861
  Research and development............      340,407      381,139      349,483      235,922      162,340
  Selling, general and
    administrative....................      342,940      425,118      409,291      235,816      123,085
  Amortization of goodwill and other
    acquisition-related intangible
    assets............................      145,643          823        1,056          372           --
  Purchased in-process technology.....       60,030           --        6,976           --           --
  Other(2)............................       78,000      240,007        5,000        8,792           --
                                         ----------   ----------   ----------   ----------   ----------
    Total operating expenses..........    2,474,142    3,532,159    3,105,205    1,998,908      821,286
                                         ----------   ----------   ----------   ----------   ----------
Operating income (loss)...............      722,638      405,140      242,665       97,457       (7,436)
  Interest expense....................       (4,923)     (14,698)      (8,058)     (11,012)      (3,354)
  Investment income (expense), net....      494,191       24,576      (46,663)      45,266       37,417
  Distributions on Trust Convertible
    Preferred Securities of subsidiary
    trust.............................      (13,039)     (39,297)     (39,270)     (23,277)          --
  Other(3)............................       (2,062)     (69,035)          --           --           --
                                         ----------   ----------   ----------   ----------   ----------
  Income before income taxes..........    1,196,805      306,686      148,674      108,434       26,627
  Income tax expense(4)...............     (526,594)    (105,807)     (40,142)     (16,500)      (5,600)
                                         ----------   ----------   ----------   ----------   ----------
  Net income..........................   $  670,211   $  200,879   $  108,532   $   91,934   $   21,027
                                         ==========   ==========   ==========   ==========   ==========
Net earnings per common share(5):
  Basic...............................   $     0.93   $     0.34   $     0.20   $     0.17   $     0.04
  Diluted.............................   $     0.85   $     0.31   $     0.18   $     0.16   $     0.04
Shares used in per share
  calculations(5):
  Basic...............................      717,205      594,714      553,623      538,681      524,460
  Diluted.............................      800,121      649,889      591,697      575,097      562,678
BALANCE SHEET DATA:
Cash, cash equivalents and marketable
  securities..........................   $2,520,914   $1,684,926   $  303,324   $  808,858   $  354,281
Working capital.......................    2,257,687    2,101,861      655,611      982,117      425,231
Total assets..........................    6,062,982    4,534,950    2,566,713    2,274,680    1,185,330
Bank lines of credit..................           --      112,000      151,000      110,000       80,700
Company-obligated mandatorily
  redeemable Trust Preferred
  Securities of a subsidiary trust
  holding debt securities of the
  Company.............................           --      659,555      660,000      660,000           --
Total stockholders' equity............   $5,516,328   $2,871,755   $  957,596   $1,024,178   $  844,913

------------------------

(1) The Company's fiscal year ends on the last Sunday in September. As a result, fiscal 1996 includes 53 weeks.

(2) Consists of charges related to the sale of the terrestrial-based CDMA consumer phone business and employee termination costs in 2000, asset impairment and other charges related to the sale of the terrestrial CDMA wireless infrastructure business and restructuring charges in 1999, and asset impairment charges in 1998 and 1997 (see--"Management's Discussion and Analysis of Financial Condition and Results of Operation").

(3) In 2000, consists of non-operating charges related to amounts advanced to Metrosvyaz and the release of a contingent liability due to a settlement. In 1999, consists of financial guarantees on projects which the Company will no longer pursue as a result of the sale of the terrestrial CDMA wireless infrastructure business and the write-off of assets related to an investment in the Ukraine and loans to an investee of Leap Wireless (see--"Management's Discussion and Analysis of Financial Condition and Results of Operation").

(4) Includes the tax benefit of $22 million in 1997 from a reduction in the valuation allowance to recognize deferred tax assets.

(5) The Company effected a two-for-one stock split in May 1999 and a four-for-one stock split in December 1999. All references to number of shares and per share amounts have been restated to reflect these stock splits.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATION

    Except for the historical information contained herein, the following discussion contains forward-looking statements that involve risks and uncertainties. QUALCOMM's future results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not specifically limited to: potential declines in the rate of growth in the CDMA subscriber base; risks associated with the scale-up, acceptance and operations of CDMA systems, including high data rate, now known as 1xEV (previously HDR), and 3G technology; potential component shortages; risks associated with strategic opportunities or acquisitions, divestitures and investments the Company may pursue, including investments in new ventures and operators, and the proposed spin-off of its integrated circuit and system software business; risks related to the ability to sustain or improve operational efficiency and profitability; risks relating to the success of the Globalstar business; developments in current or future litigation; the ability to develop and introduce cost effective new products in a timely manner; the Company's ability to effectively manage growth; the intense competition in the wireless communications industry; risks associated with the timing and collection of license fees and royalties; risk associated with international business activities; and risks related to accounts receivable and finance receivables, as well as the other risks detailed in the Company's report on Form 10-K. The Company's consolidated financial data includes SnapTrack, Inc. and other consolidated subsidiaries of the Company.

OVERVIEW

    QUALCOMM designs, develops, manufactures, and markets digital wireless communications products and services based on its CDMA technology. The Company licenses and receives royalty payments on its CDMA technology from major domestic and international telecommunications suppliers. In addition, the Company designs, manufactures and distributes products and provides services for its OmniTRACS system. The Company has contracts with Globalstar to design, develop and manufacture consumer and ground communications equipment. On
July 25, 2000, QUALCOMM announced that it intends to spin-off its integrated circuits and system software solutions business. In connection with this announcement, QUALCOMM filed a Current Report on Form 8-K dated July 25, 2000.

    Revenues from hardware product sales are recorded upon shipment, or when risk of loss passes to the customer, if later. Revenue from services is recorded when earned. Revenue from long-term contracts, including technology development agreements, is recognized using the percentage-of-completion method, based on costs incurred to date compared with total estimated costs. Billings on uncompleted contracts in excess of incurred cost and accrued profits are classified as unearned revenue. Estimated contract losses are recognized when determined.

    License fees are recognized when delivery requirements have been met and collection is probable. Royalty revenue is recorded as earned in accordance with the specific terms of each license agreement when reasonable estimates of such amounts can be made. Beginning with the second quarter of fiscal 1998, the Company began to accrue its estimate of certain royalty revenues earned that previously could not be reasonably estimated prior to being reported by its licensees.

    The Company recognizes software license revenue when all of the following criteria are met: execution of a written agreement; delivery of software; the license fee is fixed and determinable; collectibility of the proceeds is assessed as being probable; and vendor-specific objective evidence exists to allocate the total fee to elements of multiple-element arrangements. Vendor-specific objective evidence is based on the price charged when an element is sold separately, or if not yet sold separately, the price established by authorized management or a substantive renewal rate for post-contract customer support. Unearned revenue consists primarily of fees related to software licenses under which the Company has not met delivery requirements or fulfilled other contractual obligations.

STRATEGIC INVESTMENTS

    In July 2000, Ford Motor Company and QUALCOMM announced the creation of a new company, Wingcast, that will develop and deliver wireless mobility services, including safety and security, information and communications, and entertainment and mobile commerce, into cars and trucks. QUALCOMM committed to contribute
$125 million to the initial capital of Wingcast, of which $75 million is payable in cash and $50 million is payable in non-cash consideration. QUALCOMM may be further committed to fund an additional $75 million in cash upon vehicle manufacturers committing to enable certain volumes of vehicles to use Wingcast's services.

    In March 2000, the Company purchased 42 million Series B Preferred units, representing an approximate 13% undiluted interest, in Ignition, a venture firm formed to fund, mentor and build wireless Internet start-up companies. The Company also received a warrant to purchase four million common units at $0.46 per unit. The Company made capital contributions of $17 million during fiscal 2000 and will be required to provide $25 million in additional equity contributions over five years.

    QUALCOMM also makes strategic investments in marketable equity and debt securities from time to time. During fiscal 2000, QUALCOMM invested
$144 million in NetZero, Inc., $150 million in Leap Wireless
International, Inc., and $196 million in Korea Telecom Freetel. For a discussion of these investments, see Note 4 to the Consolidated Financial Statements.

    In June 2000, the FCC awarded a $125 million Auction Discount Voucher (ADV) to QUALCOMM to use in any FCC spectrum auction for one or more licenses over a period of up to three years. Fully transferable, the ADV may be used in whole or in part by any entity in any auction, including those in which QUALCOMM is not a participant. The FCC award is in response to a July 1999 U.S. Court of Appeals decision in which the FCC was ordered to designate QUALCOMM a "pioneer" under the Commission's Pioneer's Preference program, and grant QUALCOMM spectrum forthwith. The FCC awarded the ADV to QUALCOMM in lieu of granting spectrum. Two auctions, one in the 700 MHz band and one for licenses reclaimed from former C-block license holders, have been scheduled by the FCC over the next several months. The Company is currently exploring opportunities to participate in these auctions directly or through a partnership or consortium with other parties or to sell the ADV to a third party. The Company will record the realized value of the ADV if it is sold.

ACQUISITION

    In March 2000, the Company completed the acquisition of all of the outstanding capital stock of SnapTrack, a developer of wireless position location technology, in a transaction accounted for as a purchase. The purchase price was approximately $1 billion, representing the value of QUALCOMM shares issued to effect the purchase, the value of vested and unvested options and warrants exchanged at the closing date and estimated transaction costs of $2 million. The preliminary allocation of purchase price, based on the estimated fair values of the acquired assets and assumed liabilities, reflects acquired goodwill of $948 million, purchased in-process technology of $60 million and other intangible assets of $34 million. Tangible assets acquired and liabilities assumed were not material to the Company's financial statements. The Company expects to finalize the purchase price allocation within one year and does not anticipate material adjustments to the preliminary purchase price allocation. Amounts allocated to goodwill and other intangible assets are amortized on a straight-line basis over their estimated useful lives of 4 years. The acquisition has been treated as a non-cash transaction in the statement of cash flows.

    Purchased in-process technology was expensed upon acquisition because technological feasibility had not been established and no future alternative uses existed. The fair values for each of the in-process technologies were determined by estimating the resulting net cash flows from such products after their completion and commercialization, discounting the net cash flows to present value, and applying the percentage completion of the projects thereto. The fair value of in-process technology was determined to be $60 million, including Multimedia ASIC ($27 million), Server Release 2.0 ($23 million), DSP Release 2.0 ($8 million) and the pager product ($2 million). Net cash flow projections were made based on an assessment of customer needs and the expected pricing and cost structure. Due to the limited operational history of SnapTrack, its relatively new technologies and lack of operating profit before the acquisition date, the expense and margin assumptions on which the cash flow projections were based, differ significantly from the historical performance. A meaningful comparison between projections and historical performance could not be made at the date of acquisition.

    DSP Release 2.0 is the software solution for position determination to be implemented on cellular phones. DSP Release 2.0 was expected to be completed in June 2000, with commercialization and material cash flows beginning in 2001. As an alternative technology, SnapTrack was also developing Multimedia ASIC, a standalone hardware solution based on a time domain approach. The Multimedia ASIC is intended to provide a low cost solution and time-to-market advantage for SnapTrack's customers. At the date of the acquisition, the project was expected to be completed and commercialized in September 2000, with material cash flows beginning in 2001. The pager product was intended to allow the use of a pager product as a tracking device by providing a position location enabled two-way paging solution. The project was scheduled for completion in May 2000; commercialization and material cash flows were expected to begin in 2001. The Server Release 2.0 was being developed to support cellular phones for position determination. Server Release 2.0 was also designed to support SnapTrack's pager product.

    The cost of equity was determined by combining a risk-free rate of return with an equity risk premium multiplied by a volatility factor that is based on the performance of common stock prices of similar publicly traded companies. Employing these data, the discount rate attributable to the business was 19.0%, which was used for valuing completed technology. The discount rate includes a factor that takes into account the uncertainty surrounding the successful development of the purchased in-process technology. Considering the stage of completion and the technological risks, the risk-adjusted discount rate used in the discounted cash flow model was 24% for DSP Release 2.0, Multimedia ASIC and the Server Release 2.0, and 26.5% for the pager product.

    All of the in-process technologies mentioned above had their system design and detailed hardware and software designs completed; testing, software implementation, integration testing phases had either not started or were incomplete at the date of acquisition. Stage of completion was estimated by considering time, cost, and complexity of tasks completed prior to the acquisition as a percentage of total time, cost and effort required for the total project to achieve technological feasibility. The concluded completion percentages were 77% for DSP Release 2.0, 67% for Multimedia ASIC, 67% for Server Release 2.0, and 47% for the pager product.

    An inability to complete the in-process technology within the expected timeframes could materially impact future revenues and earnings. QUALCOMM began to benefit from the purchased in-process technology in fiscal 2000 and is continuously monitoring its development projects. Management believes that the assumptions used on the valuation of purchased in-process technology reasonably estimate the future benefits attributable to the purchased in-process technology. No assurance can be given that actual results will not deviate from those assumptions in future periods.

GLOBALSTAR

    The Company continues to provide services and sell products under a number of development and production contracts involving the Globalstar System. Revenues resulting from the agreements with Globalstar for fiscal 2000, 1999 and 1998 were $219 million, $435 million and $373 million, respectively. Because telephone systems using low-Earth-orbit satellites are a new commercial technology, demand for Globalstar's service is uncertain. If Globalstar fails to generate sufficient cash flow from operations through the marketing efforts of its service providers, it might be unable to fund its operating costs or service its debt. On June 30, 2000, Globalstar defaulted on a $250 million bank facility that QUALCOMM partially guaranteed in 1996. As a result of this default, QUALCOMM's guaranty was called, and QUALCOMM paid $22 million to the subject banks in full satisfaction of this guaranty. Pursuant to an agreement entered into in 1996, Globalstar caused QUALCOMM to accept, in satisfaction of QUALCOMM's subrogation rights, a subordinated promissory note issued by Globalstar with a principal amount equal to the amount QUALCOMM paid under its guaranty (the Globalstar Promissory Note). The Globalstar Promissory Note bears interest at LIBOR plus 3%, and principal and interest are due and payable in full on June 30, 2003.

    In September 2000, Globalstar Telecommunications Limited (GTL) announced an agreement with Bear Stearns & Co. Inc. under which Bear Stearns will invest, subject to certain conditions, up to $105 million in GTL common shares. GTL is a publicly traded company that owns an approximate 40% interest in Globalstar. Globalstar has drawn down approximately $33 million of this financing. Additional draws are contingent upon the GTL stock price trading above a price of $4.50 per share. Globalstar concurrently announced that five of its founding partners and a sixth partner will provide additional equity financing. Under the terms of their subscription agreements, QUALCOMM, Loral Space & Communications, Vodafone, Elsacom, T.E.S.A.M., and ChinaSat agreed to invest $68 million in GTL common shares. Of this amount, $56 million has been funded to date, including $12 million from QUALCOMM. GTL will use all proceeds to purchase partnership interests in Globalstar, which, in turn, will use the proceeds for general corporate purposes including capital expenditures, operations and interest payments.

    At September 24, 2000, the Company had approximately $618 million in net asset exposure related to its business with Globalstar, including receivables, inventory, deferred costs, unearned revenues, and investment-related assets. The value of QUALCOMM's investment in and future business with Globalstar, as well as QUALCOMM's ability to collect outstanding receivables from Globalstar, depends on the success of Globalstar and the Globalstar System.

DIVESTITURE

    In February 2000, the Company sold its terrestrial-based CDMA wireless consumer phone business, including its phone inventory, manufacturing equipment and customer commitments, to Kyocera. Under the agreement with Kyocera, Kyocera agreed to purchase a majority of its CDMA integrated circuit sets and system software requirements from QUALCOMM for a period of five years. Kyocera will continue its existing royalty-bearing CDMA license agreement with QUALCOMM. QUALCOMM received $242 million, including interest, during fiscal 2000 for the net assets sold.

    As part of the agreement with Kyocera, QUALCOMM formed a new subsidiary that has a substantial number of employees from QUALCOMM Consumer Products business to provide services to Kyocera on a cost-plus basis to support Kyocera's phone business for up to three years. In addition, selected employees of QPE, a 51% owned consolidated subsidiary of the Company and manufacturer of phones for QUALCOMM, were transferred to Kyocera. As a condition of the purchase, QPE paid down and cancelled its two revolving credit agreements.

FISCAL 2000 COMPARED TO FISCAL 1999

    Total revenues for fiscal 2000 were $3,197 million compared to $3,937 million for fiscal 1999. The decrease in revenue for fiscal 2000 was primarily due to a decrease in the terrestrial CDMA wireless consumer phone product revenue as a result of the sale of this business in February 2000, a decrease in the wireless infrastructure product revenue related to the sale of this business in May 1999 and a decrease in average selling prices of integrated circuits, offset by significant increases in royalty revenues and in CDMA integrated circuits unit volume. Revenue from one South Korean customer, Samsung Electronics Company, by the QCT and QTL segments comprised an aggregate of 11% and 9% of total revenues in fiscal 2000 and fiscal 1999.

    Cost of revenues for fiscal 2000 was $1,507 million compared to $2,485 million for fiscal 1999. The decrease in cost of revenues was primarily due to a decrease in the terrestrial CDMA wireless consumer phone product costs as a result of the sale of the business in February 2000, a decrease in the wireless infrastructure product costs related to the sale of this business in May 1999, and a reduction in the unit cost of integrated circuits, offset by a significant increase in CDMA integrated circuits unit volume. Cost of revenues decreased as a percentage of revenues to 47% for fiscal 2000 from 63% for fiscal 1999. This is primarily due to a change in business strategy resulting in a higher percentage of revenues from high margin integrated circuits and system software and royalties and lower revenues from lower gross margin terrestrial CDMA wireless consumer phones and infrastructure businesses exited in fiscal 2000 and fiscal 1999, respectively. Cost of revenues as a percentage of revenues may fluctuate in future quarters depending on mix of products sold, competitive pricing, new product introduction costs and other factors.

    For fiscal 2000, research and development expenses were $340 million or 11% of revenues, compared to $381 million or 10% of revenues for fiscal 1999. The decrease in research and development expenses was due to a decrease in terrestrial CDMA wireless consumer phone and infrastructure product research and development as a result of exiting these businesses, offset by increased integrated circuit product initiatives and software development efforts and new 1xEV products.

    For fiscal 2000, selling, general and administrative expenses were $343 million or 11% of revenues, compared to $425 million or 11% of revenues for fiscal 1999. The dollar decrease in selling, general and administrative expenses from fiscal 1999 was due to a decrease in marketing costs in terrestrial CDMA wireless consumer phone products as a result of the sale of the business in February 2000 and a decrease in selling, general and administrative expenses for terrestrial CDMA wireless infrastructure products as a result of the sale of this business in May 1999, partially offset by continued growth in personnel and associated overhead expenses necessary to support other growing business operations, employer payroll tax on employee non-qualified stock option exercises and investor relations expenses.

    Amortization of goodwill and other acquisition-related intangible assets increased to $146 million for fiscal 2000 compared to $1 million for fiscal 1999, primarily due to the acquisition of SnapTrack in March 2000.

    Purchased in-process technology of $60 million for fiscal 2000 resulted from the acquisition of SnapTrack. Purchased in-process technology was expensed upon acquisition because technological feasibility had not been established and no future alternative uses existed.

    For fiscal 2000, other operating expenses were $78 million, compared to $240 million for fiscal 1999. Other operating expenses during fiscal 2000 were comprised primarily of charges to reflect the estimated difference between the carrying value of the net assets and the consideration received from Kyocera related to the sale of the terrestrial CDMA wireless consumer phone business, less costs to sell, and employee termination costs. During fiscal 1999, the Company recorded $66 million in charges to reflect the difference between the carrying value of the net assets to be sold to Ericsson and the net consideration received and various license and settlement agreements in connection therewith, $43 million in charges to reduce the carrying value of certain other assets related to its terrestrial CDMA wireless infrastructure business, $15 million in restructuring charges and $74 million in compensation benefits provided to employees transferred to Ericsson.

    Interest expense was $5 million for fiscal 2000, compared to $15 million for fiscal 1999. The decrease was due to decreased bank borrowings by QPE and the subsequent payoff and cancellation of the QPE bank lines of credit in February 2000.

    Net investment income was $494 million for fiscal 2000 compared to $25 million for fiscal 1999. The increase was primarily due to a $270 million realized gain on the sale of marketable securities, interest earned on higher cash balances and interest earned on finance receivables.

    Distributions on Trust Convertible Preferred Securities decreased to
$13 million for fiscal 2000 compared to $39 million for fiscal 1999 as a result of conversions of the 5 3/4% Trust Convertible Preferred Securities outstanding into common stock. During the second quarter of fiscal 2000, all remaining Trust Convertible Preferred Securities were converted into common stock.

    During fiscal 2000, the Company recorded $2 million in net non-operating other charges, including $6 million in charges relating to amounts advanced to Metrosvyaz, and the release of a $4 million contingent liability due to a settlement. During fiscal 1999, the Company recorded $69 million in non-operating charges, including $37 million related to the Ericsson transaction and $15 million related to the write-off of non-operating assets.

    Income tax expense was $527 million for fiscal 2000 compared to $106 million for fiscal 1999. The annual effective tax rate was 44% for fiscal 2000, compared to 35% for fiscal 1999. The higher tax rate is primarily a result of nondeductible charges for purchased in-process technology and amortization of goodwill and higher pre-tax earnings relative to tax deductions. The Company has provided a valuation allowance on its net deferred tax assets because of uncertainty regarding their realizability due to the expectation that deductions from future employee stock option exercises and related deductions will exceed future taxable income.

FISCAL 1999 COMPARED TO FISCAL 1998

    Total revenues for fiscal 1999 were $3,937 million compared to $3,348 million for fiscal 1998. Revenue growth for 1999 was primarily due to increased sales of CDMA integrated circuits and phone products, significant growth in royalties and deployment of commercial gateways in the Globalstar System.

    Cost of revenues for fiscal 1999, which consisted primarily of cost of sales of CDMA integrated circuits and phone products, was $2,485 million compared to $2,333 million for fiscal 1998. The increase in cost of revenues primarily reflects increased shipments of phone products and deployment of commercial gateways. The decrease in cost of revenues as a percentage of revenues to 63% in fiscal 1999 from 70% in fiscal 1998 primarily reflects operational efficiencies, volume discounts obtained from suppliers and increased royalty revenue.

    For fiscal 1999 research and development expenses were $381 million or 10% of revenues, compared to $349 million or 10% of revenues for fiscal 1998. The increase in research and development expenses was primarily due to new integrated circuit product initiatives and software development efforts, offset by a decrease in terrestrial CDMA wireless infrastructure product research and development as a result of the sale of the business in May 1999.

    For fiscal 1999, selling, general and administrative expenses were $425 million or 11% of revenues, compared to $409 million or 12% of revenues for fiscal 1998. The increase in selling, general and administrative expenses for fiscal 1999 was primarily attributable to continued growth in personnel and associated overhead expenses necessary to support the overall growth in the Company's operations and increased patent and information technology expenses, offset by a decrease in marketing expense for terrestrial CDMA wireless infrastructure products, including reduced headcount and proposal activity.

    Amortization of goodwill and other acquisition-related intangible assets was $1 million for each of fiscal 1999 and fiscal 1998.

    During fiscal 1998, the Company acquired substantially all of the assets of Now Software, Inc. for $10 million. In connection with this asset purchase, acquired in-process research and development of $7 million, representing the fair value of software products still in the development stage that had not yet reached technological feasibility, was expensed at the acquisition date.

    During fiscal 1999, other operating expenses were $240 million, compared to $5 million for fiscal 1998. In March 1999, the Company sold certain assets related to its terrestrial CDMA wireless infrastructure business to Ericsson. Other operating expenses during fiscal 1999 were comprised primarily of $74 million in compensation benefits provided to employees transferred to Ericsson, $66 million in charges to reflect the difference between the carrying value of the net assets to be sold and the net consideration received and various license and settlement agreements in connection therewith, $43 million in charges to reduce the carrying value of certain other assets related to its terrestrial CDMA wireless infrastructure business, $34 million related to the impairment of receivables and other assets in connection with Leap Wireless' decision to withdraw its support for Metrosvyaz, Ltd., and $15 million in restructuring charges. In fiscal 1998, the Company recorded a $5 million non-cash charge to operations relating to the impairment of leased manufacturing equipment that is no longer used in the manufacturing process. The $5 million charge represented the estimated total cost of related lease obligations, net of estimated recoveries.

    For fiscal 1999, interest expense was $15 million compared to $8 million for fiscal 1998. This increase is the result of increased bank borrowings during fiscal 1999.

    Investment income, net was $25 million in fiscal 1999 compared to investment expense, net of $47 million for fiscal 1998. During fiscal 1999, the Company recognized interest income of $50 million, minority interest in income of consolidated subsidiaries of $13 million, and $15 million equity in losses of investees as compared to interest income of $39 million, minority interest in income of consolidated subsidiaries of $48 million, and $21 million in equity in losses of investees in fiscal 1998. The minority interest represents other parties' or stockholders' share of the income or losses of consolidated subsidiaries, including QPE, a joint venture with Sony. Minority interest for fiscal 1998 includes the impact of restructuring QPE. Equity in losses of investees for all periods indicated relates to the Company's ownership interests in domestic and international CDMA-based wireless telecommunications businesses and joint ventures. The majority of these investments were transferred to Leap Wireless as part of the spin-off. The Company also recorded a $20 million non-cash charge to write-off its investment in NextWave Telecom Inc. during fiscal 1998 as a result of subsidiaries of NextWave Telecom, Inc. filing for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in June 1998.

    Distributions on Trust Convertible Preferred Securities of $39 million in each of fiscal 1999 and fiscal 1998 relate to the private placement of $660 million of 5 3/4% Trust Convertible Preferred Securities by QUALCOMM in February 1997.

    During fiscal 1999, the Company recorded $69 million in non-operating charges, including $37 million in reserves provided for financial guarantees on projects which the Company will no longer pursue as a result of the Ericsson transaction, $17 million related to the impairment of non-trade receivables from Metrosvyaz, and $15 million related to the write off of TOU assets.

    Income tax expense was $106 million for fiscal 1999 compared to $40 million for fiscal 1998, resulting primarily from higher pretax earnings and a higher effective tax rate for fiscal 1999 as compared to fiscal 1998. The annual effective tax rate for fiscal 1999 was 35%, excluding the effect of the reinstatement of the 1998 R&D tax credit recorded in fiscal 1999, compared to 30% for fiscal 1998. The higher tax rate was a result of higher earnings relative to the growth of R&D tax credits.

QUALCOMM SEGMENT RESULTS

CDMA TECHNOLOGIES SEGMENT (QCT)

    QCT segment revenues for fiscal 2000 were $1,239 million compared to $1,133 million for fiscal 1999. Earnings before taxes for fiscal 2000 were $392 million compared to $428 million for fiscal 1999. Revenue growth was primarily due to increased customer demand for CDMA integrated circuits in the United States, South Korea, and Japan, offset by a decrease in average selling prices of integrated circuits. The decrease in earnings before taxes was due to increased research and development related to integrated circuit product initiatives, including new 1xEV products, and software development efforts. Approximately 52 million MSM integrated circuits were sold during fiscal 2000, compared to approximately 39 million for fiscal 1999.

TECHNOLOGY LICENSING SEGMENT (QTL)

    QTL segment revenues for fiscal 2000 were $705 million compared to $454 million for fiscal 1999. Earnings before taxes for fiscal 2000 were $633 million compared to $405 million for fiscal 1999. Growth in revenue and earnings before taxes was primarily due to additional license fees and royalties received from licensees resulting from an increase in worldwide demand for CDMA products.

WIRELESS SYSTEMS SEGMENT (QWS)

    QWS segment revenues for fiscal 2000 were $721 million compared to $940 million for fiscal 1999. Earnings before taxes for fiscal 2000 were $272 million compared to $20 million for fiscal 1999. Revenues decreased due to the sale of certain assets of the Company's terrestrial CDMA wireless infrastructure business in May 1999 to Ericsson, the completion of the delivery of the Globalstar gateways and nearing completion of the Globalstar development work, offset by increased OmniTRACS domestic and international unit demand and messaging revenue and increased Globalstar phone sales. The Company shipped approximately 56,000 OmniTRACS and other related communication systems during fiscal 2000, compared to approximately 49,000 in fiscal 1999. The Company shipped approximately 28,000 Globalstar portable and fixed phones in fourth quarter of fiscal 2000, for a cumulative total of approximately 99,000 Globalstar portable and fixed phone units shipped since production began in September 1999.

    Earnings before taxes increased due to the sale of certain assets related to the Company's terrestrial CDMA wireless infrastructure business in May 1999 to Ericsson and an increase in interest income and fees on finance receivables. During fiscal 2000, the Company recognized previously unamortized loan fees in connection with the pay off and cancellation of certain credit facilities, including the Leap facility.

LIQUIDITY AND CAPITAL RESOURCES

    The Company anticipates that its cash and cash equivalents and marketable securities balances of $2,521 million at September 24, 2000, including interest to be earned thereon, will be used to fund its working and other capital requirements, including investments in other companies and other assets to support the growth of its business, financing for customers of CDMA infrastructure products in accordance with the agreement with Ericsson, and other commitments. In the event additional needs for cash arise, the Company may raise additional funds from a combination of sources including potential debt and equity issuance. On July 25, 2000, QUALCOMM filed a Registration Statement on Form S-1 related to an initial public offering of shares of common stock for Spinco. Spinco would add the net proceeds of the offering to funds available for its working capital and general corporate purposes, including product development and selling and marketing.

    The Company has an unsecured credit facility under which banks are committed to make up to $400 million in revolving loans to the Company. The facility expires in March 2001 and may be extended on an annual basis upon maturity. The Company is currently obligated to pay commitment fees equal to 0.175% per annum on the unused amount of the facility. The facility includes certain restrictive financial and operating covenants. At September 24, 2000, there were no amounts or letters of credit issued or outstanding under the facility.

    In fiscal 2000, $812 million in cash was provided by operating activities, compared to $182 million in cash provided by operating activities in fiscal 1999. Cash provided by operating activities in fiscal 2000 includes
$1,296 million of net cash flow provided by operations offset by $484 million of net working capital requirements. The improved cash flow from operations primarily reflects the increase in net income resulting from improved gross margins and higher interest income. Net working capital requirements of $484 million primarily reflect increases in finance receivables and decreases in accounts payable and accrued liabilities, offset by a decrease in accounts receivable. The increase in finance receivables in fiscal 2000 resulted from the financing of contract payments under the development agreement with Globalstar and customers of CDMA infrastructure products in accordance with the agreement with Ericsson, and the decreases in accounts payable, accrued liabilities and accounts receivable are primarily attributed to the sale of the terrestrial CDMA wireless consumer phone business.

    In fiscal 2000, $786 million in cash was used by the Company in investing activities, including $274 million for business acquisitions and investments in unconsolidated entities, $596 million in net purchases of marketable securities and $163 million in capital expenditures, offset by $242 million in proceeds from the sale of the terrestrial-based CDMA wireless consumer phone business. The Company is increasing its strategic investment activities to promote the worldwide adoption of CDMA technology products and the growth of CDMA-based wireless data and CDMA-based wireless Internet products and solutions. The Company generally enters into strategic transactions with CDMA carriers and companies that have developed or are developing innovative technologies for the wireless industry. The Company also provides equipment financing to facilitate the marketing and sale of CDMA equipment by licensed manufacturers and enters into joint ventures with strategic partners that are designed to increase wireless usage and dependence on wireless devices. The Company also makes investments in entities such as venture funds or incubators focused on the wireless market. The Company expects to continue making significant investments in other entities.

    In fiscal 2000, the Company's financing activities provided $28 million, including $144 million from the issuance of common stock under the Company's stock option and employee stock purchase plans, offset by $112 million in net repayments under bank lines of credit. In fiscal 1999, the Company's financing activities provided net cash of $1,270 million, primarily from the sale of common stock.

    At September 30, 2000, commitments to extend long-term financing to CDMA customers of Ericsson totaled approximately $255 million, which the Company expects to fund over the next two years. Such commitments are subject to the customers meeting certain conditions established in the financing arrangements and, in most cases, to Ericsson also financing a portion of such sales. Commitments represent the estimated amounts to be financed under these arrangements; actual financing may be in lesser amounts.

    The Company intends to provide up to $400 million of financing to entities deploying CDMA wireless telecommunications networks to enable such entities to finance the purchase of CDMA infrastructure equipment and associated services.

    At September 30, 2000 and 1999, $504 million and $349 million in interest bearing financed amounts and $36 million and $171 million in accounts receivable, respectively, were outstanding from Globalstar. In

May 2000, the Company and Globalstar signed definitive agreements to finance current and future contract payments. The financing bears interest at 6% and is payable in quarterly installments beginning January 15, 2001 through August 15, 2003. At September 30, 2000, $18 million in future contract billings, including unbilled receivables at September 30, 2000, are expected to be eligible for financing under the financing agreement with Globalstar.

    The Company makes strategic investments in companies that have developed or are developing innovative wireless data applications and wireless carriers that promote the worldwide deployment of CDMA and 1xEV systems. The Company is committed to invest $150 million in Ignition and Wingcast over the next five years. Funding commitments related to other strategic investments total
$66 million at September 30, 2000, which the Company expects to fund in fiscal 2001. Such commitments are subject to the investees meeting certain conditions; actual equity funding may be in lesser amounts. It is not practicable to estimate the fair value of these investments as the investments are predominantly closely held and not publicly traded. An investee's failure to successfully develop and provide competitive products and services due to lack of financing, market demand or unfavorable economic environment could adversely affect the value of the Company's investment in the investee. There can be no assurance that the investees will be successful in their efforts.

    Negotiations are underway whereby QUALCOMM would advance up to $200 million to fund certain Latin American telecommunications projects. The financing is expected to be in the form of convertible debt with a 5-year term, bearing interest at LIBOR ranging from plus 4% to 12% depending on the final terms.

    On December 22, 1999 and April 25, 2000, the Company and Pegaso Telecomunicaciones, S.A. de C.V. (Pegaso), a wireless telecommunications operating company investee of Leap Wireless, executed commitment letters, in which the Company agreed to underwrite up to $500 million of debt financing to Pegaso and its wholly-owned subsidiary, Pegaso Comunicaciones y Sistemas, a CDMA wireless operating company in Mexico. The debt financing would consist of a $250 million senior secured facility and a $250 million unsecured facility. The debt facilities are expected to have final maturities of seven to eight years. The Company currently has approximately $206 million in interest bearing receivables from Pegaso and has guaranteed a $175 million bridge facility. The Company is negotiating an amendment to the $175 million facility to increase the amount available to $300 million and to extend the term from November 2000 to June 2001. The bridge facility will be prepaid and cancelled upon funding of either the $250 million senior secured facility or the $250 million unsecured facility.

    In addition to the debt financing commitment to Pegaso, the Company has $6 million of letters of credit and $16 million of other financial guarantees outstanding as of September 30, 2000, none of which are collateralized.

    On October 24, 2000, the Company agreed to invest $200 million in the convertible preferred shares of Inquam Limited (Inquam). Inquam is a venture fund formed to acquire, own, develop and manage wireless telecommunication systems, either directly or indirectly, with the primary intent of deploying CDMA-based technology. In October 2000, the Company funded $40 million of this investment and advanced an additional $10 million under a promissory note that matures on October 31, 2001 and bears interest at 10%. The Company expects to fund its remaining equity commitment over three years.

FUTURE ACCOUNTING REQUIREMENTS

    In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133 (FAS 133), "Accounting for Derivative Instruments and Hedging Activities." In May 1999, the FASB delayed the effective date of FAS 133 by one year. The Company will be required to adopt FAS 133 for fiscal year 2001. This statement establishes a new model for accounting for derivatives and hedging activities. Under FAS 133, certain derivatives must be recognized as assets and liabilities and measured at fair value. The Company is not currently engaged in hedging activities. The

Company will record certain derivative assets and liabilities at fair value as a result of the adoption of this standard. Upon adoption, the Company expects to record a gain on derivative instruments of approximately $217 million as a cumulative effect of a change in accounting principle. Future gains and losses on these instruments will be recorded in the income statement.

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements." In June 2000, the SEC staff amended SAB 101 to provide registrants with additional time to implement SAB 101. The Company will be required to adopt SAB 101 by the fourth quarter of fiscal 2001. The Company does not expect the adoption of SAB 101 to have a material effect on its consolidated financial position or results of operation.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

    INTEREST RATE MARKET RISK. The Company has fixed income securities consisting of cash equivalents and investments in marketable debt securities. Investments in marketable debt securities are classified as available-for-sale and held-to-maturity. Interest income earned on the Company's short-term fixed income investment portfolio is affected by changes in the general level of U.S. interest rates, while interest income earned on long-term investments is not affected in the near term. (See Note 4 to the Consolidated Financial Statements for information about investments in marketable debt securities.)

    Finance receivables bear interest at both fixed and variable rates (see
Note 5 to the Consolidated Financial Statements for information about finance receivables). Interest earned on certain finance receivables is at variable interest rates and is affected by changes in the general level of U.S. interest rates and/or LIBOR. Fair values will vary as interest rates change.

    The Company has other notes receivable from third parties included in other assets. These facilities bear interest at variable rates. Interest earned on credit facilities included in other assets is affected by changes in LIBOR, and fair value will vary as interest rates change.

    The following table provides information about the Company's financial instruments that are sensitive to changes in interest rates. All financial instruments are held for purposes other than trading. For the Company's fixed income investment portfolio, finance receivables and credit facilities in other assets, the table presents principal cash flows and related weighted-average yield at cost and contractual interest rates for fixed income securities and finance receivables or other credit facilities, respectively, by expected maturity dates. Additionally, the Company has assumed that its fixed income securities are similar enough to aggregate those securities for presentation purposes.

        INTEREST RATE SENSITIVITY PRINCIPAL AMOUNT BY EXPECTED MATURITY
                  AVERAGE INTEREST RATE (DOLLARS IN MILLIONS)

                                                                                                            NO SINGLE
                                     2001        2002        2003        2004        2005      THEREAFTER   MATURITY      TOTAL
                                   ---------   ---------   ---------   ---------   ---------   ----------   ---------   ---------
Fixed income securities..........   $1,206      $  364      $  136      $   15      $   13       $   --      $  148      $1,882
Interest rate....................      6.6%        7.1%        7.2%        7.5%        7.4%                     7.3%
Finance receivables:
  Fixed rate.....................   $  106      $  152      $  301      $    1      $    1       $  115                  $  675
  Interest rate..................      8.4%        9.3%        9.3%       12.0%       12.0%         9.2%
  Variable rate (LIBOR)..........   $   22          --      $   23      $  110      $   77       $   32                  $  264
  Margin over LIBOR..............      5.0%                    5.0%        5.5%        5.1%         5.6%
Credit facilities in other
  assets.........................   $    4          --      $   22      $   --      $   --       $   --                  $   26
Margin over LIBOR................      4.5%                    3.0%

                                     FAIR
                                     VALUE
                                   ---------
Fixed income securities..........   $1,882
Interest rate....................
Finance receivables:
  Fixed rate.....................   $  562
  Interest rate..................
  Variable rate (LIBOR)..........   $  264
  Margin over LIBOR..............
Credit facilities in other
  assets.........................   $   26
Margin over LIBOR................

    EQUITY PRICE RISK. The Company received a warrant in connection with the Leap Wireless spin-off to purchase Leap Wireless common stock at $6.11 per share. At September 24, 2000, the Company is entitled to purchase 4.5 million shares of Leap Wireless common stock (see Notes 1 and 2 to the Consolidated Financial Statements for a description of the Company's accounting policy for this instrument and further information). The recorded and fair values of the warrant are $28 million and $250 million, respectively, at September 24, 2000. The estimated fair value of the warrant is directly correlated to movements in the price of the Leap Wireless stock. The warrant is held for purposes other than trading.

    The Company holds available-for-sale securities subject to equity price risk. The recorded and fair values of available-for-sale securities total $426 million at September 24, 2000. The fair values of these securities are directly correlated to the market prices of the securities. The available-for-sale securities are held for purposes other than trading.

    The Company's investments in other entities consist substantially of investments accounted for under the equity and cost methods that are predominantly closely held and not publicly traded. These investments are held for purposes other than trading. Accordingly, the Company believes that its exposure to market risk from these investments is not material.

    FOREIGN EXCHANGE MARKET RISK. See Note 1 to the Consolidated Financial Statements for a description of the Company's foreign currency accounting policies and information about the Company's currency exposure management practices. The Company manages its exposure to foreign exchange market risks, when deemed appropriate, through the use of derivative financial instruments, consisting primarily of forward contracts. Derivative financial instruments are viewed as risk management tools and are not used for speculative or trading purposes. At September 24, 2000, the Company had no foreign currency forward contracts outstanding.

    Financial instruments held by consolidated subsidiaries and equity method investees which are not denominated in the functional currency of those entities are subject to the effects of currency fluctuations, which may affect reported earnings. As a global concern, the Company faces exposure to adverse movements in foreign currency exchange rates. At the present time, the Company may hedge currency exposures associated with certain assets and liabilities denominated in nonfunctional currencies and certain anticipated nonfunctional currency transactions. As a result, the Company could suffer unanticipated gains or losses on anticipated foreign currency cash flows, as well as economic loss with respect to the recoverability of investments. While the Company may hedge certain transactions with non-U.S. customers, declines in currency values in certain regions may, if not reversed, adversely affect future product sales because the Company's products may become more expensive to purchase in the countries of the affected currencies.

    Finance receivables from the Company's international customers that do not use the U.S. dollar as their functional currencies subject the Company to credit risk. Because the Company's financing is dollar denominated, any significant change in the value of the dollar against the debtors' functional currencies could result in an increase in the debtor's cash flow requirements and could thereby affect the ability of the Company to collect its receivables. At September 24, 2000, finance receivables from international customers totaled $397 million.

    The analysis methods used by the Company to assess and mitigate risk discussed above should not be considered projections of future risks.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
  DISCLOSURE

    None.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of QUALCOMM Incorporated:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of cash flows and of stockholders' equity present fairly, in all material respects, the financial position of QUALCOMM Incorporated and its subsidiaries at September 30, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

San Diego, California
November 3, 2000

                             QUALCOMM INCORPORATED
                          CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
                                       ASSETS
Current assets:
  Cash and cash equivalents.................................  $  716,871   $  660,016
  Marketable securities.....................................   1,055,522      954,415
  Accounts receivable, net..................................     606,979      883,640
  Finance receivables.......................................     128,515       26,377
  Inventories, net..........................................      85,366      257,941
  Other current assets......................................     136,727      195,849
                                                              ----------   ----------
      Total current assets..................................   2,729,980    2,978,238
Property, plant and equipment, net..........................     431,705      555,991
Marketable securities.......................................     748,521       70,495
Finance receivables, net....................................     799,404      548,482
Goodwill, net...............................................     821,834        1,833
Other assets................................................     531,538      379,911
                                                              ----------   ----------
      Total assets..........................................  $6,062,982   $4,534,950
                                                              ==========   ==========
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable....................................  $  112,856   $  309,701
  Payroll and other benefits related liabilities............     128,836      148,710
  Other current liabilities.................................     162,182      249,896
  Unearned revenue..........................................      68,419       56,070
  Bank lines of credit......................................          --      112,000
                                                              ----------   ----------
      Total current liabilities.............................     472,293      876,377
Other liabilities...........................................      27,718       75,667
                                                              ----------   ----------
      Total liabilities.....................................     500,011      952,044
                                                              ----------   ----------
Commitments and contingencies (Notes 4, 12 and 15)
Minority interest in consolidated subsidiaries (Note 12)....      46,643       51,596
                                                              ----------   ----------
Company-obligated mandatorily redeemable Trust Convertible
  Preferred Securities of a subsidiary trust holding solely
  debt securities of the Company............................          --      659,555
                                                              ----------   ----------
Stockholders' equity:
  Preferred stock, $0.0001 par value; issuable in series;
    8,000 shares authorized; none outstanding at
    September 30, 2000 and 1999.............................          --           --
  Common stock, $0.0001 par value; 3,000,000 shares
    authorized; 747,651 and 646,363 shares outstanding at
    September 30, 2000 and 1999 (Note 9)....................          75           65
  Paid-in capital...........................................   4,653,818    2,587,899
  Retained earnings.........................................     871,090      200,879
  Accumulated other comprehensive (loss) income.............      (8,655)      82,912
                                                              ----------   ----------
      Total stockholders' equity............................   5,516,328    2,871,755
                                                              ----------   ----------
      Total liabilities and stockholders' equity............  $6,062,982   $4,534,950
                                                              ==========   ==========

                            See accompanying notes.

                             QUALCOMM INCORPORATED
                       CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                YEARS ENDED SEPTEMBER 30,
                                                           ------------------------------------
                                                              2000         1999         1998
                                                           ----------   ----------   ----------
Revenues.................................................  $3,196,780   $3,937,299   $3,347,870
                                                           ----------   ----------   ----------
Operating expenses:
  Cost of revenues.......................................   1,507,122    2,485,072    2,333,399
  Research and development...............................     340,407      381,139      349,483
  Selling, general and administrative....................     342,940      425,118      409,291
  Amortization of goodwill and other acquisition-related
    intangible assets....................................     145,643          823        1,056
  Purchased in-process technology........................      60,030           --        6,976
  Other..................................................      78,000      240,007        5,000
                                                           ----------   ----------   ----------
Total operating expenses.................................   2,474,142    3,532,159    3,105,205
                                                           ----------   ----------   ----------
Operating income.........................................     722,638      405,140      242,665
Interest expense.........................................      (4,923)     (14,698)      (8,058)
Investment income (expense), net.........................     494,191       24,576      (46,663)
Distributions on Trust Convertible Preferred Securities
  of subsidiary trust....................................     (13,039)     (39,297)     (39,270)
Other....................................................      (2,062)     (69,035)          --
                                                           ----------   ----------   ----------
Income before income taxes...............................   1,196,805      306,686      148,674
Income tax provision.....................................    (526,594)    (105,807)     (40,142)
                                                           ----------   ----------   ----------
Net income...............................................  $  670,211   $  200,879   $  108,532
                                                           ==========   ==========   ==========
Net earnings per common share:
  Basic..................................................  $     0.93   $     0.34   $     0.20
                                                           ==========   ==========   ==========
  Diluted................................................  $     0.85   $     0.31   $     0.18
                                                           ==========   ==========   ==========
Shares used in per share calculations:
  Basic..................................................     717,205      594,714      553,623
                                                           ==========   ==========   ==========
  Diluted................................................     800,121      649,889      591,697
                                                           ==========   ==========   ==========

                            See accompanying notes.

                             QUALCOMM INCORPORATED
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                  YEARS ENDED SEPTEMBER 30,
                                                           ---------------------------------------
                                                              2000          1999          1998
                                                           -----------   -----------   -----------
OPERATING ACTIVITIES:
  Net income.............................................  $   670,211   $   200,879   $   108,532
  Depreciation and amortization..........................      243,842       158,429       141,892
  Purchased in-process technology........................       60,030            --         6,976
  Restructuring, impairments and other non-cash charges
    and credits..........................................       88,953       269,449        25,000
  Gain on sale of available-for-sale securities..........     (270,132)       (5,663)           --
  Minority interest in income of consolidated
    subsidiaries.........................................        6,264        13,066        48,366
  Equity in losses of investees..........................       15,117        15,140        20,731
  Non-cash income tax provision (benefit)................      481,621       (96,595)      (55,581)
  Increase (decrease) in cash resulting from changes in:
    Accounts receivable, net.............................      233,281      (275,846)     (166,827)
    Finance receivables, net.............................     (372,072)     (304,546)     (232,451)
    Inventories, net.....................................      (68,776)       40,102      (161,380)
    Other current assets.................................      (21,507)       (7,048)      (66,603)
    Trade accounts payable...............................     (164,756)       (5,826)      100,706
    Accrued liabilities..................................      (99,976)      179,633       174,113
    Unearned revenue.....................................       10,012       (10,495)       22,039
  Other liabilities......................................           --        11,554         9,820
                                                           -----------   -----------   -----------
Net cash provided (used) by operating activities.........      812,112       182,233       (24,667)
                                                           -----------   -----------   -----------
INVESTING ACTIVITIES:
  Capital expenditures...................................     (163,182)     (180,237)     (321,566)
  Purchases of available-for-sale securities.............     (993,512)           --            --
  Proceeds from sale of available-for-sale securities....      571,492         7,163            --
  Purchases of held-to-maturity investments..............   (1,392,310)     (858,108)     (269,833)
  Maturities of held-to-maturity investments.............    1,218,189       150,873       702,376
  Issuance of notes receivable...........................     (229,916)     (171,982)     (124,765)
  Collection of notes receivable.........................      229,654        45,754            --
  Proceeds from sale of businesses.......................      246,990        98,097            --
  Business acquisitions and investments in other
    entities.............................................     (273,668)      (43,568)     (117,217)
  Other items, net.......................................          281        (3,350)       (2,995)
                                                           -----------   -----------   -----------
Net cash used by investing activities....................     (785,982)     (955,358)     (134,000)
                                                           -----------   -----------   -----------
FINANCING ACTIVITIES:
  Net reduction in borrowings under bank lines of
    credit...............................................     (112,000)      (39,000)       41,000
  Net proceeds from issuance of common stock.............      143,768     1,311,925        51,556
  Spin-off of Leap Wireless International, Inc...........           --            --       (10,000)
  Other items, net.......................................       (4,148)       (2,621)        3,120
                                                           -----------   -----------   -----------
Net cash provided by financing activities................       27,620     1,270,304        85,676
                                                           -----------   -----------   -----------
Effect of exchange rate changes on cash..................        3,105       (13,009)           --
                                                           -----------   -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.....       56,855       484,170       (72,991)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR...........      660,016       175,846       248,837
                                                           -----------   -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR.................  $   716,871   $   660,016   $   175,846
                                                           ===========   ===========   ===========

                            See accompanying notes.

                             QUALCOMM INCORPORATED
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                                     ACCUMULATED
                                            COMMON STOCK                                                OTHER
                                    -----------------------------      PAID-IN        RETAINED      COMPREHENSIVE
                                       SHARES          AMOUNT          CAPITAL        EARNINGS      INCOME (LOSS)       TOTAL
                                    -------------   -------------   -------------   -------------   -------------   -------------
BALANCE AT SEPTEMBER 30, 1997.....     544,995       $       54      $  906,266      $  117,798      $       60      $1,024,178
Components of comprehesive income:
  Net income......................          --               --              --         108,532              --         108,532
  Foreign currency translation....          --               --              --              --          (1,738)         (1,738)
                                                                                                                     ----------
    Total comprehensive income....                                                                                      106,794
                                                                                                                     ----------
Exercise of stock options.........      10,317                1          32,147              --              --          32,148
Tax benefit from exercise of stock
  options.........................          --               --          17,125              --              --          17,125
Issuance for Employee Stock
  Purchase and Executive
  Retirement Plans................       3,774               --          19,408              --              --          19,408
Issuance of common stock upon
  exercise of warrant (Note 9)....       5,640                1              (1)             --              --              --
Spin-off of Leap Wireless
  International, Inc. (Note 2)....          --               --         (15,727)       (226,330)             --        (242,057)
                                       -------       ----------      ----------      ----------      ----------      ----------
BALANCE AT SEPTEMBER 30, 1998.....     564,726               56         959,218              --          (1,678)        957,596
Components of comprehesive income:
  Net income......................          --               --              --         200,879              --         200,879
  Foreign currency translation....          --               --              --              --         (26,100)        (26,100)
  Change in unrealized gain on
    securities, net of income
    taxes of $74,410..............          --               --              --              --         110,690         110,690
                                                                                                                     ----------
    Total comprehensive income....                                                                                      285,469
                                                                                                                     ----------
Exercise of stock options.........      48,994                5         205,223              --              --         205,228
Tax benefit from exercise of stock
  options.........................          --               --         290,817              --              --         290,817
Issuance for Employee Stock
  Purchase and Executive
  Retirement Plans................       4,994                1          31,570              --              --          31,571
Stock based compensation
  expense.........................          --               --           8,613              --              --           8,613
Sale of common stock..............      27,600                3       1,079,312              --              --       1,079,315
Issuance of common stock upon
  conversion of Trust Convertible
  Preferred Securities............          49               --             445              --              --             445
Spin-off of Leap Wireless
  International, Inc. (Note 2)....          --               --          12,701              --              --          12,701
                                       -------       ----------      ----------      ----------      ----------      ----------
BALANCE AT SEPTEMBER 30, 1999.....     646,363               65       2,587,899         200,879          82,912       2,871,755
Components of comprehesive income:
  Net income......................          --               --              --         670,211              --         670,211
  Foreign currency translation....          --               --              --              --           2,756           2,756
  Change in unrealized gain on
    securities, net of income
    taxes of $45,185..............          --               --              --              --          67,216          67,216
  Reclassification adjustment for
    gains included in net income,
    net of income taxes of
    $108,593......................          --               --              --              --        (161,539)       (161,539)
                                                                                                                     ----------
    Total comprehensive income....                                                                                      578,644
                                                                                                                     ----------
Exercise of stock options and
  warrants........................      22,101                2         109,825              --              --         109,827
Tax benefit from exercise of stock
  options.........................          --               --         217,846              --              --         217,846
Issuance for Employee Stock
  Purchase and Executive
  Retirement Plans................         749               --          31,186              --              --          31,186
Stock based compensation
  expense.........................          --               --          25,400              --              --          25,400
Shares issued for business
  acquisitions....................       5,815                1       1,036,940              --              --       1,036,941
Issuance of common stock upon
  conversion of Trust Convertible
  Preferred Securities............      72,623                7         644,722              --              --         644,729
                                       -------       ----------      ----------      ----------      ----------      ----------
BALANCE AT SEPTEMBER 30, 2000.....     747,651       $       75      $4,653,818      $  871,090      $   (8,655)     $5,516,328
                                       =======       ==========      ==========      ==========      ==========      ==========

                            See accompanying notes.

                             QUALCOMM INCORPORATED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

    QUALCOMM Incorporated (the Company or QUALCOMM), a Delaware corporation, designs, develops, manufactures, and markets digital wireless communications products and services based on its Code Division Multiple Access (CDMA) technology. The Company licenses and receives royalty payments on its CDMA technology from major domestic and international telecommunications suppliers. In addition, the Company designs, manufactures and distributes products and provides services for its OmniTRACS system. The Company has contracts with Globalstar L.P. (Globalstar), a partnership formed to develop, own, and operate a worldwide, low-Earth-orbit satellite-based telecommunications system (the Globalstar System), to design, develop and manufacture consumer and ground communications equipment.

PRINCIPLES OF CONSOLIDATION

    The Company's consolidated financial statements include the assets, liabilities and results of operations of majority-owned subsidiaries and other subsidiaries controlled by the Company. The ownership of the other interest holders of consolidated subsidiaries is reflected as minority interest. All significant intercompany accounts and transactions have been eliminated.

FINANCIAL STATEMENT PREPARATION

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in the Company's financial statements and the accompanying notes. Actual results could differ from those estimates. Certain prior year amounts have been reclassified to conform with the current year presentation.

FISCAL YEAR

    The Company operates and reports using a fiscal year ending on the last Sunday in September. For presentation purposes, the Company has indicated its fiscal year as ending on September 30.

REVENUES

    Revenues from hardware product sales are recorded upon shipment, or when risk of loss passes to the customer, if later. Revenue from services are recorded when earned. Revenue from long-term contracts, including technology development agreements, is recognized using the percentage-of-completion method, based on costs incurred to date compared with total estimated costs. Billings on uncompleted contracts in excess of incurred cost and accrued profits are classified as unearned revenue. Estimated contract losses are recognized when determined.

    License fees are recognized when delivery requirements have been met and collection is probable. Royalty revenue is recorded as earned in accordance with the specific terms of each license agreement when reasonable estimates of such amounts can be made. Beginning with the second quarter of fiscal 1998, the Company began to accrue its estimate of certain royalty revenues earned that previously could not be reasonably estimated prior to being reported by its licensees.

    The Company recognizes software license revenue when all of the following criteria are met: execution of a written agreement; delivery of software; the license fee is fixed and determinable;

                             QUALCOMM INCORPORATED

NOTE 1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) collectibility of the proceeds is assessed as being probable; and vendor-specific objective evidence exists to allocate the total fee to elements of multiple-element arrangements. Vendor-specific objective evidence is based on the price charged when an element is sold separately, or if not yet sold separately, the price established by authorized management or a substantive renewal rate for post-contract customer support. Unearned revenue consists primarily of fees related to software licenses under which the Company has not met delivery requirements or fulfilled other contractual obligations.

CONCENTRATIONS

    A significant portion of the Company's revenues are concentrated with a limited number of customers as the worldwide market for wireless telephone systems and products is dominated by a small number of large corporations and government agencies. The Company also derives significant revenues from the North American trucking industry, particularly providers of long-haul transportation of goods and equipment.

    Revenues from international customers, consisting of export sales and license and royalty fees, were approximately 47%, 38% and 34% of total revenues in fiscal 2000, 1999 and 1998, respectively. During fiscal 2000, 1999 and 1998, sales to one South Korean customer by the QCT and QTL segments (Note 16) comprised 11%, 9% and 11% of consolidated revenues, respectively. During fiscal 2000, 1999 and 1998, revenues from Globalstar (Note 12) accounted for 7%, 11% and 11% of revenues, respectively.

CASH EQUIVALENTS

    The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are comprised of money market funds, certificates of deposit, commercial paper, loan participations, medium-term notes, U.S. treasuries and government agencies' securities. The carrying amounts approximate fair value due to the short maturities of these instruments.

    The Company's policy is to place its cash, cash equivalents and investments with high quality financial institutions, government agencies and corporate entities to limit the amount of credit exposure.

MARKETABLE SECURITIES

    Management determines the appropriate classification of marketable securities at the time of purchase and reevaluates such designation as of each balance sheet date. Held-to-maturity securities are carried at amortized cost, which approximates fair value. Available-for-sale securities are stated at fair value as determined by the most recently traded price of each security at the balance sheet date. The net unrealized gains or losses on available-for-sale securities are reported as a component of comprehensive income, net of tax. The specific identification method is used to compute the realized gains and losses on debt and equity securities.

WARRANTS

    The Company holds warrants to purchase equity interests in certain other companies related to its strategic investment and financing activities. Warrants are not held for trading purposes. Warrants to purchase equity interests in publicly traded companies that will be accounted for as available-for-sale securities are stated at fair value. All other warrants are carried at cost.

                             QUALCOMM INCORPORATED

NOTE 1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) INVENTORIES

    Inventories are valued at the lower of cost or market using the first-in, first-out method.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are recorded at cost and depreciated or amortized using the straight-line method over their estimated useful lives. Direct external and internal computer software development costs subsequent to the preliminary stage of development are capitalized. Buildings and building improvements are depreciated over thirty years and fifteen years, respectively. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining term of the related lease. Other property, plant and equipment have useful lives ranging from two to five years. Maintenance, repairs, and minor renewals and betterments are charged to expense.

INVESTMENTS IN OTHER ENTITIES

    Investments in corporate entities with less than a 20% voting interest are generally accounted for under the cost method. The Company uses the equity method to account for investments in corporate entities in which it has a voting interest of 20% to 50%, or in which it otherwise has the ability to exercise significant influence, and for 50% or less ownership interests in partnerships and limited liability corporations. Under the equity method, the investment is originally recorded at cost and adjusted to recognize the Company's share of net earnings or losses of the investee, limited to the extent of the Company's investment in, advances to and financial guarantees that create additional basis in the investee.

GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. Goodwill is amortized on a straight-line basis over its useful life, ranging from three to four years. Other intangible assets are amortized on a straight-line basis over their useful lives, ranging from three to twenty years.

LONG-LIVED AND INTANGIBLE ASSETS

    The Company assesses potential impairments to its long-lived assets and intangible assets when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss is recognized when the undiscounted cash flows expected to be generated by an asset (or group of assets) is less than its carrying amount. Any required impairment loss would be measured as the amount by which the asset's carrying value exceeds its fair value, and would be recorded as a reduction in the carrying value of the related asset and a charge to results of operations.

WARRANTY

    Estimated future warranty obligations related to certain products are provided by charges to operations in the period in which the related revenue is recognized.

                             QUALCOMM INCORPORATED

NOTE 1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) STOCK-BASED COMPENSATION

    The Company measures compensation expense for its stock-based employee compensation using the intrinsic value method and provides pro forma disclosures of net income and net earnings per common share as if the fair value method had been applied in measuring compensation expense.

    Equity instruments issued to non-employees for goods or services are accounted for at fair value and are marked to market until service is complete or a performance commitment date is reached.

FOREIGN CURRENCY

    Foreign subsidiaries operating in a local currency environment use the local currency as the functional currency. Assets and liabilities are translated to U.S. dollars at year-end exchange rates; revenues, expenses, gains and losses are translated at rates of exchange that approximate the rates in effect at the transaction date. Resulting remeasurement gains or losses are recognized as a component of other comprehensive income. During fiscal 1999, a significant devaluation of the Brazilian real resulted in a $25 million translation loss that was recorded as a component of other comprehensive income. The functional currency of the Company's foreign investees that do not use local currencies is the U.S. dollar. Where the U.S. dollar is the functional currency, the monetary assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenues, expenses, gains and losses associated with the monetary assets and liabilities are translated at the rates of exchange that approximate the rates in effect at the transaction date. Non-monetary assets and liabilities and related elements of expense, gains and losses are translated at historical rates. Resulting remeasurement gains or losses of these foreign investees are recognized in the statement of income.

    The Company enters into foreign currency forward contracts to hedge certain foreign currency transactions and probable anticipated foreign currency transactions. Gains and losses arising from foreign currency forward contracts offset gains and losses resulting from the underlying hedged transaction. The Company had no foreign currency forward contracts outstanding as of September 30, 2000 or 1999. During fiscal 2000 and 1998, net foreign currency transaction gains and (losses) included in the Company's statements of income totaled approximately $(1) million and $6 million, respectively. During fiscal 1999, net foreign currency transaction gains were not material.

INCOME TAXES

    Current income tax expense is the amount of income taxes expected to be payable for the current year, prior to the recognition of benefits from stock option deductions. The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to more likely than not be realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

                             QUALCOMM INCORPORATED

NOTE 1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) COMPREHENSIVE INCOME

    Components of accumulated other comprehensive income (loss) consist of the following (in thousands):

                                                         SEPTEMBER 30,
                                                 ------------------------------
                                                   2000       1999       1998
                                                 --------   --------   --------
Foreign currency translation...................  $(25,022)  $(27,778)  $ (1,678)
Unrealized gain on securities, net of income
  taxes........................................    16,367    110,690         --
                                                 --------   --------   --------
                                                 $ (8,655)  $ 82,912   $ (1,678)
                                                 ========   ========   ========

STOCK SPLIT

    On April 14, 1999, the Company's Board of Directors declared a two-for-one stock split of the Company's common stock in the form of a stock dividend. The stock dividend was distributed on May 10, 1999 to stockholders of record on April 21, 1999. On November 2, 1999, the Company's Board of Directors declared a four-for-one stock split of the Company's common stock and an increase in the number of authorized shares of common stock to three billion shares. The stock was distributed on December 30, 1999 to stockholders of record on December 20, 1999. All references to per share amounts have been restated to reflect these stock splits.

NET EARNINGS PER COMMON SHARE

    Basic earnings per common share are calculated by dividing net income by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per common share (diluted EPS) reflect the potential dilutive effect, calculated using the treasury stock method, of additional common shares that are issuable upon exercise of outstanding stock options and warrants and the potential dilutive effect for the period prior to conversion of shares issuable upon conversion of Trust Convertible Preferred Securities, determined on an if-converted basis, as follows (in thousands):

                                                         YEAR ENDED SEPTEMBER 30,
                                                      ------------------------------
                                                        2000       1999       1998
                                                      --------   --------   --------
Options.............................................   64,802     55,175     32,996
Warrants............................................       --         --      5,078
Trust Convertible Preferred Securities..............   18,114         --         --
                                                       ------     ------     ------
                                                       82,916     55,175     38,074
                                                       ======     ======     ======

    Options outstanding during the years ended September 30, 2000, 1999 and 1998 to purchase approximately 2,625,000, 13,494,000, and 28,643,000 shares of common stock, respectively, were not included in the computation of diluted EPS because the options' exercise prices were greater than the average market prices of the common stock during the period and, therefore, the effect would be anti-dilutive. Net income in the computation of diluted EPS for fiscal 2000 is increased by $7 million, representing the assumed savings of distributions, net of taxes, on the Trust Convertible Preferred Securities. The additional common shares assuming the conversion of the Trust Convertible Preferred

                             QUALCOMM INCORPORATED

NOTE 1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Securities (Note 8) are not included for purposes of computing diluted EPS for fiscal 1999 and 1998 because the effect would have been anti-dilutive.

FUTURE ACCOUNTING REQUIREMENTS

    In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133 (FAS 133), "Accounting for Derivative Instruments and Hedging Activities." In May 1999, the FASB delayed the effective date of FAS 133 by one year. The Company will be required to adopt FAS 133 for fiscal year 2001. This statement establishes a new model for accounting for derivatives and hedging activities. Under FAS 133, certain derivatives must be recognized as assets and liabilities and measured at fair value. The Company is not currently engaged in hedging activities. The Company will record certain derivative assets and liabilities at fair value as a result of the adoption of this standard. Upon adoption, the Company expects to record a gain on derivative instruments of approximately $217 million as a cumulative effect of a change in accounting principle. Future gains and losses on these instruments will be recorded in the income statement.

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements." In June 2000, the SEC staff amended SAB 101 to provide registrants with additional time to implement SAB 101. The Company will be required to adopt SAB 101 by the fourth quarter of fiscal 2001. The Company does not expect the adoption of SAB 101 to have a material effect on its consolidated financial position or results of operation.

NOTE 2. SPIN-OFF OF LEAP WIRELESS INTERNATIONAL, INC.

    On September 23, 1998, the Company completed the spin-off and distribution (the Distribution or Leap Wireless Spin-off) to its stockholders of shares of Leap Wireless International, Inc., a Delaware corporation (Leap Wireless). In connection with the Distribution, the Company transferred to Leap Wireless its joint venture and equity interests in certain domestic and international emerging terrestrial-based wireless telecommunications operating companies and recorded a $17 million liability in connection with its agreement to transfer its ownership interest in Telesystems of Ukraine (TOU), a wireless telecommunications company in Ukraine, and its working capital loan receivable from TOU (TOU assets) to Leap Wireless if certain events occurred within 18 months of the Leap Wireless Spin-off. During the first six months of fiscal 1999, the Company provided an additional $2 million working capital loan to TOU and recorded 100% of the losses of TOU, net of eliminations, because the other investors' equity interests were depleted. In March 1999, the Company reassessed the recoverability of TOU assets in light of certain developments affecting the TOU business and the disposition of other assets related to the terrestrial CDMA wireless infrastructure business (Note 13). As a result, the Company recorded a $15 million non-operating charge to write off the TOU assets, as well as a $12 million charge to operations to write off other assets related to the TOU contract, and the adjusted liability to transfer TOU to Leap Wireless of $15 million was reversed against equity as an adjustment to the Distribution. As of September 30, 1999, all TOU assets were written off.

    In connection with the Distribution, Leap Wireless issued to QUALCOMM a warrant to purchase 5,500,000 shares of Leap Wireless common stock at $6.10625 per share. The Company recorded the warrant at its predecessor basis of $24 million net of the related deferred tax liability. In March 1999, the Company agreed to reduce the number of shares under warrant to 4,500,000 in exchange for $3 million in consideration from Leap Wireless, resulting in a pre-tax loss of $3 million. The Company agreed to the

                             QUALCOMM INCORPORATED

NOTE 2. SPIN-OFF OF LEAP WIRELESS INTERNATIONAL, INC. (CONTINUED) cancellation to enable Leap Wireless to meet Federal Communications Commission regulatory requirements. The estimated fair values of the warrant at September 30, 2000 and 1999 are $250 million and $90 million, respectively, as calculated using the Black-Scholes option-pricing model.

NOTE 3. ACQUISITIONS

SNAPTRACK, INC.

    In March 2000, the Company completed the acquisition of all of the outstanding capital stock of SnapTrack, Inc. (SnapTrack), a developer of wireless position location technology, in a transaction accounted for as a purchase. The purchase price was approximately $1 billion, representing the value of QUALCOMM shares issued to effect the purchase, the value of vested and unvested options and warrants exchanged at the closing date and estimated transaction costs of $2 million. The preliminary allocation of purchase price, based on the estimated fair values of the acquired assets and assumed liabilities, reflects acquired goodwill of $948 million, purchased in-process technology of $60 million and other intangible assets of $34 million. Tangible assets acquired and liabilities assumed were not material to the Company's financial statements. The Company expects to finalize the purchase price allocation within one year and does not anticipate material adjustments to the preliminary purchase price allocation. Amounts allocated to goodwill and other intangible assets are amortized on a straight-line basis over their estimated useful lives of four years. The acquisition has been treated as a non-cash transaction in the statement of cash flows.

    Purchased in-process technology was expensed upon acquisition because technological feasibility had not been established and no future alternative uses existed. The fair values for each of the in-process technologies were determined by estimating the resulting net cash flows from such products after their completion and commercialization, discounting the net cash flows to present value, and applying the percentage completion of the projects thereto. The fair value of in-process technology was determined to be $60 million, including Multimedia ASIC ($27 million), Server Release 2.0 ($23 million), DSP Release 2.0 ($8 million) and the pager product ($2 million). Net cash flow projections were made based on an assessment of customer needs and the expected pricing and cost structure. If these projects are not developed, future revenue and profitability of QUALCOMM may be adversely affected. Additionally, the value of other intangible assets acquired may become impaired.

    The consolidated financial statements include the operating results of SnapTrack from the date of acquisition. Unaudited pro forma operating results for the Company, assuming the acquisition of SnapTrack had been made at the beginning of the years ended September 30, are as follows (in thousands, except per share data):

                                                          2000         1999
                                                       ----------   ----------
                                                             (UNAUDITED)
Revenues.............................................  $3,197,119   $3,937,364
                                                       ----------   ----------
Net income (loss)....................................  $  619,226   $  (50,915)
                                                       ==========   ==========
Basic earnings (loss) per common share...............  $     0.86   $    (0.08)
                                                       ==========   ==========
Diluted earnings (loss) per common share.............  $     0.78   $    (0.08)
                                                       ==========   ==========

                             QUALCOMM INCORPORATED

NOTE 3. ACQUISITIONS (CONTINUED)

    These pro forma results have been prepared for comparative purposes only and may not be indicative of the results of operations which actually would have occurred had the combination been in effect at the beginning of the respective periods or of future results of operations of the consolidated entities.

TECHNOLOGY DEVELOPMENT GROUP OF TELLIT COMMUNICATIONS LTD.

    In February 2000, the Company purchased the Technology Development Group of Tellit Communications Limited (Tellit), a U.K.-based company. The initial purchase price of $12 million was paid in cash. An additional $9 million in consideration is payable in cash through March 31, 2001 if certain performance and other milestones are reached. The preliminary allocation of purchase price, based on the estimated fair values of acquired assets and liabilities assumed, reflects acquired goodwill of $11 million and assembled workforce of $1 million. The Company expects to finalize the purchase price allocation within one year and does not anticipate material adjustments to the preliminary purchase price allocation. Any adjustments to the purchase price related to contingent consideration are expected to increase goodwill. Amounts allocated to goodwill and assembled workforce are amortized on a straight-line basis over their estimated useful lives of three years. The consolidated financial statements include the operating results of the Technology Development Group of Tellit from the date of acquisition. Pro forma results of operations have not been presented because the effect of this acquisition is not material.

NOTE 4. MARKETABLE SECURITIES

    Marketable securities are comprised as follows (in thousands):

                                                        CURRENT                 NONCURRENT
                                                -----------------------   -----------------------
                                                     SEPTEMBER 30,             SEPTEMBER 30,
                                                -----------------------   -----------------------
                                                   2000         1999         2000         1999
                                                ----------   ----------   ----------   ----------
Held-to-maturity:
  Certificates of deposit.....................  $  201,338   $  193,534   $       --   $   10,000
  Commercial paper............................     289,761      465,953           --           --
  U.S. government securities..................          --           --       10,000           --
  Corporate medium-term notes.................     194,576      107,662      312,791       57,564
                                                ----------   ----------   ----------   ----------
                                                   685,675      767,149      322,791       67,564
Available-for-sale:
  Commercial paper............................       2,956           --           --           --
  U.S. government securities..................     110,256           --           --           --
  Corporate medium-term notes.................     108,748           --           --           --
  Mortgage-backed securities..................      28,347           --           --           --
  Asset-backed securities.....................     119,540           --           --           --
  Equity securities...........................          --      187,266      425,730        2,931
                                                ----------   ----------   ----------   ----------
                                                   369,847      187,266      425,730        2,931
                                                ----------   ----------   ----------   ----------
                                                $1,055,522   $  954,415   $  748,521   $   70,495
                                                ==========   ==========   ==========   ==========

                             QUALCOMM INCORPORATED

NOTE 4. MARKETABLE SECURITIES (CONTINUED)
    As of September 30, 2000, the contractual maturities of debt securities are as follows (in thousands):

                                           YEARS TO MATURITY
                                        -----------------------
                                        LESS THAN      ONE TO       NO SINGLE
                                         ONE YEAR    FIVE YEARS   MATURITY DATE
                                        ----------   ----------   -------------
Held-to-Maturity......................  $ 685,675    $ 322,791      $      --
Available-for-sale....................     15,550      206,410        147,887
                                        ---------    ---------      ---------
                                        $ 701,225    $ 529,201      $ 147,887
                                        =========    =========      =========

    Securities with no single maturity date include mortgage-backed securities and asset-backed securities.

    Available-for-sale securities are comprised as follows at September 30 (in thousands):

                                               UNREALIZED   UNREALIZED
                                     COST         GAIN         LOSS      FAIR VALUE
                                   ---------   ----------   ----------   ----------
2000
Equity securities................  $ 400,114   $ 180,787    $(155,171)   $ 425,730
Debt securities..................    368,095       2,446         (694)     369,847
                                   ---------   ---------    ---------    ---------
      Total......................  $ 768,209   $ 183,233    $(155,865)   $ 795,577
                                   =========   =========    =========    =========
1999
Equity securities................  $   5,097   $ 185,100    $      --    $ 190,197
                                   =========   =========    =========    =========

    The fair values of held-to-maturity debt securities at September 30, 2000 and 1999 approximate cost.

    In April 2000, the Company purchased approximately 11,500,000 shares of the common stock of NetZero, Inc. (NetZero), representing a 9.9% interest, for $144 million in cash. NetZero is a publicly traded company that provides Internet access and services to consumers and on-line direct marketing services to advertisers. The fair value of the NetZero investment is $35 million at September 30, 2000.

    In February 2000, the Company purchased 308,000 units of Leap Wireless' senior discount notes with warrants for $150 million. The notes mature in April 2010 and bear interest at 14.5%. The warrants are detachable and entitle each holder to purchase 2.503 common shares per each senior discount note unit held. The exercise price is $96.80 per common share. Leap Wireless used
$227 million of the proceeds from the issuance of senior discount notes and senior notes to pay down its credit facility with the Company. The credit facility was cancelled in the second quarter of fiscal 2000. The fair value of the senior discount notes with warrants is $136 million at September 30, 2000.

    In November 1999, the Company purchased 2,565,000 common shares of Korea Telecom Freetel (KT Freetel), representing a 1.9% interest, for $110 million and an $86 million zero coupon bond with warrants to purchase approximately 1,851,000 additional shares. If KT Freetel meets certain obligations related to the commercial deployment of 1xEV technology, the Company will be required to exercise the warrants. The exercise price of the warrants is expected to be paid by tendering the bond as payment in full. If KT Freetel does not meet such obligations, the Company will have the right to redeem the bond at face value plus a premium equal to 10% per year. The Company uses the cost method to account for 1,924,000 of the common shares and approximately 1,388,000 shares under warrant as those shares are restricted through

                             QUALCOMM INCORPORATED

NOTE 4. MARKETABLE SECURITIES (CONTINUED)
June 1, 2002; the recorded value of the restricted securities is $147 million. The remaining shares and warrants, with a cost basis of $49 million, are recorded at fair value and classified as marketable securities; the fair value of these marketable securities is $38 million at September 30, 2000.

NOTE 5. COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

ACCOUNTS RECEIVABLE

                                                            SEPTEMBER 30,
                                                        ---------------------
                                                          2000        1999
                                                        ---------   ---------
                                                           (IN THOUSANDS)
Trade, net of allowance for doubtful accounts of
  $9,610 and $22,276, respectively....................  $ 542,288   $ 674,211
Long-term contracts:
  Billed..............................................     38,059     128,208
  Unbilled............................................     21,185      69,409
  Other...............................................      5,447      11,812
                                                        ---------   ---------
                                                        $ 606,979   $ 883,640
                                                        =========   =========

    Unbilled receivables represent costs and profits recorded in excess of amounts billable pursuant to contract provisions and are expected to be realized within one year.

FINANCE RECEIVABLES

    Finance receivables result from arrangements in which the Company has agreed to provide its customers or certain Code Division Multiple Access (CDMA) customers of Telefonaktiebolaget LM Ericsson (Ericsson) (Note 13) with long-term interest bearing debt financing for the purchase of equipment and/or services. Such financing is generally collateralized by the related equipment. Finance receivables are comprised as follows:

                                                            SEPTEMBER 30,
                                                        ---------------------
                                                          2000        1999
                                                        ---------   ---------
                                                           (IN THOUSANDS)
Finance receivables...................................  $ 939,063   $ 585,482
Allowance for doubtful receivables....................    (11,144)    (10,623)
                                                        ---------   ---------
                                                          927,919     574,859
Current maturities....................................    128,515      26,377
                                                        ---------   ---------
Non-current finance receivables, net..................  $ 799,404   $ 548,482
                                                        =========   =========

    At September 30, 2000 and 1999, the fair value of finance receivables approximated $826 million and $541 million, respectively. The fair value of finance receivables is estimated by discounting the future cash flows using current interest rates at which similar financing would be provided to similar customers for the same remaining maturities.

                             QUALCOMM INCORPORATED

NOTE 5. COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS (CONTINUED)

    Maturities of finance receivables at September 30, 2000 are as follows (in thousands):

                  FISCAL YEAR ENDING SEPTEMBER 30,
--------------------------------------------------------------------
2001.....................................................  $ 128,515
2002.....................................................    151,517
2003.....................................................    323,928
2004.....................................................    110,326
2005.....................................................     77,818
Thereafter...............................................    146,959
                                                           ---------
                                                           $ 939,063
                                                           =========

    At September 30, 2000, commitments to extend long-term financing to CDMA customers of Ericsson (Note 13) totaled approximately $255 million, which the Company expects to fund over the next two years. Such commitments are subject to the customers meeting certain conditions established in the financing arrangements and, in most cases, to Ericsson also financing a portion of such sales. Commitments represent the estimated amounts to be financed under these arrangements; actual financing may be in lesser amounts.

INVENTORIES

                                                            SEPTEMBER 30,
                                                        ---------------------
                                                          2000        1999
                                                        ---------   ---------
                                                           (IN THOUSANDS)
Raw materials.........................................  $  47,952   $ 161,481
Work-in-process.......................................      8,370      51,003
Finished goods........................................     29,044      45,457
                                                        ---------   ---------
                                                        $  85,366   $ 257,941
                                                        =========   =========

PROPERTY, PLANT AND EQUIPMENT

                                                            SEPTEMBER 30,
                                                        ---------------------
                                                          2000        1999
                                                        ---------   ---------
                                                           (IN THOUSANDS)
Land..................................................  $  37,953   $  36,310
Buildings and improvements............................    279,265     285,762
Computer equipment....................................    254,675     244,605
Machinery and equipment...............................    193,194     274,353
Furniture and office equipment........................     14,424      16,515
Leasehold improvements................................     33,798      33,207
                                                        ---------   ---------
                                                          813,309     890,752
Less accumulated depreciation and amortization........   (381,604)   (334,761)
                                                        ---------   ---------
                                                        $ 431,705   $ 555,991
                                                        =========   =========

                             QUALCOMM INCORPORATED

NOTE 5. COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS (CONTINUED)
    At September 30, 2000, buildings and leasehold improvements with a net book value of $145 million, including accumulated depreciation of $36 million, are leased or held for lease to third parties.

INTANGIBLE ASSETS

    At September 30, 2000 and 1999, goodwill is presented net of $144 million and $2 million in accumulated amortization, respectively. At September 30, 2000 and 1999, intangible assets totaling $45 million and $17 million, respectively, are presented net of $8 million and $3 million in accumulated amortization, respectively.

NOTE 6. INVESTMENT INCOME (EXPENSE), NET

    Investment income (expense), net for the years ended September 30 is comprised as follows (in thousands):

                                                               2000        1999        1998
                                                             ---------   ---------   ---------
                                                                      (IN THOUSANDS)
Interest income............................................  $ 245,440   $  50,392   $  39,484
Realized gains on marketable securities....................    270,132       5,663       2,950
Loss on cancellation of warrants (Note 2)..................         --      (3,273)         --
Write-off of investment in other entity....................         --          --     (20,000)
Minority interest in income of consolidated subsidiaries...     (6,264)    (13,066)    (48,366)
Equity in losses of investees..............................    (15,117)    (15,140)    (20,731)
                                                             ---------   ---------   ---------
                                                             $ 494,191   $  24,576   $ (46,663)
                                                             =========   =========   =========

NOTE 7. DEBT AND CREDIT FACILITIES

    The Company has an unsecured credit facility under which banks are committed to make up to $400 million in revolving loans to the Company. The credit facility expires in March 2001. The facility may be extended on an annual basis upon maturity. The Company is currently obligated to pay commitment fees equal to 0.175% per year on the unused amount of the credit facility. The credit facility includes certain restrictive financial and operating covenants. At September 30, 2000 and 1999, there were no amounts or letters of credit issued or outstanding under the credit facility.

    Under terms of two identical revolving credit agreements, cancelled in February 2000 as a condition of the sale of the Company's terrestrial-based CDMA wireless consumer phone business (Note 13), QUALCOMM Personal Electronics (QPE) (Note 12) could borrow a total of $150 million. Borrowings under the facilities totaled $112 million at September 30, 1999. The interest under the facilities was at the applicable LIBOR rate plus 0.5%. The weighted average interest rate on outstanding borrowings was 6.4%, 5.9% and 6.2% during fiscal 2000, 1999 and 1998, respectively, and 6.0% at September 30, 1999.

    The fair value of the Company's bank lines of credit are estimated based on comparison with similar issues or current rates offered to the Company for debt of the same remaining maturities. At September 30, 1999, the estimated fair value of the Company's bank lines of credit approximated their carrying value.

                             QUALCOMM INCORPORATED

NOTE 7. DEBT AND CREDIT FACILITIES (CONTINUED)
    Cash amounts paid for interest were $5 million in fiscal 2000 and $11 million in each of fiscal years 1999 and 1998.

NOTE 8. TRUST CONVERTIBLE PREFERRED SECURITIES OF SUBSIDIARY

    In February 1997, QUALCOMM Financial Trust I (the Trust), the Company's wholly-owned subsidiary trust created under the laws of the State of Delaware, completed a private placement of $660 million of 5 3/4% Trust Convertible Preferred Securities. The sole assets of the Trust were QUALCOMM Incorporated
5 3/4% Convertible Subordinated Debentures due February 24, 2012. The obligations of the Trust related to the Trust Convertible Preferred Securities were fully and unconditionally guaranteed by the Company. The Trust Convertible Preferred Securities were convertible into Company common stock at the rate of
5.5056 shares of Company common stock for each Trust Convertible Preferred Security (equivalent to a conversion price of $9.082054 per share of common stock). Distributions on the Trust Convertible Preferred Securities were payable quarterly by the Trust. The Trust Convertible Preferred Securities were subject to mandatory redemption on February 24, 2012, at a redemption price of $50 per preferred security. The Company had the right to convert the Trust Convertible Preferred Securities, in whole or in part, on or after March 4, 2000. The Company was required to pay a premium over the initial conversion price if securities were converted prior to March 4, 2002. As a result of the Leap Wireless Spin-off, and pursuant to a resolution of the Board of Directors of QUALCOMM, each QUALCOMM Trust Convertible Preferred Security was convertible, subject and pursuant to the terms of the Convertible Subordinated Debentures, into both QUALCOMM common stock and Leap Wireless common stock at the rate of
5.5056 and 0.17205 shares, respectively, for each QUALCOMM Trust Convertible Preferred Security.

    During fiscal 2000 and 1999, approximately 13,191,000 and 8,910 Trust Convertible Preferred Securities were converted into approximately 72,623,000 and 49,000 shares of common stock, respectively. All Trust Convertible Preferred Securities have been converted into common stock.

NOTE 9. CAPITAL STOCK

COMMON STOCK WARRANTS

    In November 1991, the Company issued seven-year warrants to purchase 6,252,000 shares of common stock at $0.6875 per share to a company for the relinquishment of all its claims to participate in certain future royalties, license fees and profits. During August 1998, the Company issued 5,640,000 shares of common stock upon the full net exercise of the warrants.

    In March 2000, the Company assumed warrants to purchase 11,000, 68,000, and 7,000 shares of common stock at $10.21, $2.91, and $6.56 per share, respectively, as a result of the acquisition of SnapTrack. In April 2000, the Company issued 86,000 shares of common stock upon the full cash exercise of the warrants.

PREFERRED STOCK

    The Company has 8,000,000 shares of preferred stock authorized for issuance in one or more series, at a par value of $0.0001 per share. In conjunction with the distribution of Preferred Share Purchase Rights, the Company's Board of Directors designated 1,500,000 shares of preferred stock as Series A Junior Participating Preferred Stock and reserved such shares for issuance upon exercise of the Preferred Share Purchase Rights. At September 30, 2000 and 1999, no shares of preferred stock were outstanding.

                             QUALCOMM INCORPORATED

NOTE 9. CAPITAL STOCK (CONTINUED)
PREFERRED SHARE PURCHASE RIGHTS PLAN

    During fiscal 1996, the Board of Directors implemented a Preferred Share Purchase Rights Plan (Rights Plan) to protect stockholders' rights in the event of a proposed takeover of the Company. Under the Rights Plan, the Company declared a dividend of one preferred share purchase right (a Right) for each share of the Company's common stock outstanding. Pursuant to the Rights Plan, each Right entitles the registered holder to purchase from the Company a one one-hundredth share of Series A Junior Participating Preferred Stock, $0.0001 par value per share, at a purchase price of $250. In November 1999, the Rights Plan was amended to provide that the purchase price be set at $400. The Rights are exercisable only if a person or group (an Acquiring Person) acquires beneficial ownership of 15% or more of the Company's outstanding shares of common stock. Upon exercise, holders, other than an Acquiring Person, will have the right, subject to termination, to receive the Company's common stock or other securities, cash or other assets having a market value, as defined, equal to twice such purchase price. The Rights, which expire on September 25, 2005, are redeemable in whole, but not in part, at the Company's option at any time for a price of $0.005 per Right.

NOTE 10. INCOME TAXES

    The components of income tax provision for the years ended September 30 are as follows (in thousands):

                                               2000        1999        1998
                                             ---------   ---------   ---------
Current provision:
  Federal..................................  $ 289,135   $ 143,534   $  86,488
  State....................................     54,423      22,211       1,916
  Foreign..................................     62,385      36,657       7,319
                                             ---------   ---------   ---------
                                               405,943     202,402      95,723
                                             ---------   ---------   ---------
Deferred provision (benefit):
  Federal..................................     97,522     (86,996)    (46,862)
  State....................................     23,129      (9,599)     (8,719)
                                             ---------   ---------   ---------
                                               120,651     (96,595)    (55,581)
                                             ---------   ---------   ---------
                                             $ 526,594   $ 105,807   $  40,142
                                             =========   =========   =========

                             QUALCOMM INCORPORATED

NOTE 10. INCOME TAXES (CONTINUED)

    The following is a reconciliation from the expected statutory federal income tax provision to the Company's actual income tax provision for the years ended September 30 (in thousands):

                                                               2000        1999        1998
                                                             ---------   ---------   ---------
Expected income tax provision at federal statutory tax
  rate.....................................................  $ 418,881   $ 107,363   $  52,036
State income tax provision, net of federal benefit.........     62,234      15,951       7,732
Foreign taxes..............................................     62,385      36,657       7,075
Permanent differences......................................     16,278       2,108       5,754
Goodwill amortization and purchased in-process
  technology...............................................     79,811          --          --
Tax credits................................................   (104,497)    (56,800)    (34,015)
Other......................................................     (8,498)        528       1,560
                                                             ---------   ---------   ---------
Actual income tax provision................................  $ 526,594   $ 105,807   $  40,142
                                                             =========   =========   =========

    U.S. income taxes and foreign withholding taxes were not provided for on a cumulative total of approximately $13 million of undistributed earnings for certain non-U.S. subsidiaries. The Company intends to reinvest these earnings indefinitely in operations outside the United States. At September 30, 2000 and 1999, the Company had net deferred tax assets as follows (in thousands):

                                                                2000        1999
                                                              ---------   ---------
Accrued liabilities.........................................  $ 144,095   $ 232,397
Unrealized loss on marketable securities....................     62,658          --
Unused net operating losses.................................    289,613      73,962
Tax credits.................................................    214,349      51,864
                                                              ---------   ---------
      Total gross assets....................................    710,715     358,223
Valuation allowance.........................................   (584,001)         --
                                                              ---------   ---------
      Total deferred assets.................................    126,714     358,223
                                                              ---------   ---------
Purchased intangible assets.................................    (11,496)         --
Unrealized gain on marketable securities....................    (73,659)    (74,409)
Other basis differences.....................................    (41,559)    (41,809)
                                                              ---------   ---------
      Total deferred liabilities............................   (126,714)   (116,218)
                                                              ---------   ---------
                                                              $      --   $ 242,005
                                                              =========   =========

    The Company has provided a valuation allowance on its net deferred tax assets because of uncertainty regarding their realizability due to the expectation that deductions from future employee stock option exercises and related deductions will exceed future taxable income. If or when recognized, the tax benefit of these deferred assets will be accounted for as a credit to shareholders' equity rather than as a reduction of the income tax provision.

    At September 30, 2000, the Company had unused net operating losses, manufacturing, research, foreign tax and alternative minimum tax credits expiring from 2002 through 2019. The unused net operating tax losses were generated by the exercise of non-qualified employee stock options.

                             QUALCOMM INCORPORATED

NOTE 10. INCOME TAXES (CONTINUED)
    Cash amounts paid for income taxes were $44 million, $68 million and $58 million for fiscal 2000, 1999 and 1998, respectively.

NOTE 11. EMPLOYEE BENEFIT PLANS

EMPLOYEE SAVINGS AND RETIREMENT PLAN

    The Company has a 401(k) plan that allows eligible employees to contribute up to 15% of their salary, subject to annual limits. The Company matches a portion of the employee contributions and may, at its discretion, make additional contributions based upon earnings. The Company's contribution expense for fiscal 2000, 1999 and 1998 was $17 million, $17 million and $10 million, respectively.

STOCK OPTION PLANS

    The Board of Directors may grant options to selected employees, directors and consultants to the Company to purchase shares of the Company's common stock at a price not less than the fair market value of the stock at the date of grant. The 1991 Stock Option Plan (the Plan), as amended, authorizes up to 295,200,000 shares to be granted no later than August 2001. The Plan provides for the grant of both incentive stock options and non-qualified stock options. Generally, options outstanding vest over periods not exceeding six years and are exercisable for up to ten years from the grant date. At September 30, 2000, options for 46,124,000 shares were exercisable at prices ranging from $2.19 to $147.87 for an aggregate exercise price of $336 million.

    The Company has a Non-Employee Directors' Stock Option Plan that authorizes 8,560,000 shares to be granted no later than February 2013. This plan provides for non-qualified stock options to be granted to non-employee directors at fair market value, vesting over periods not exceeding five years and are exercisable for up to ten years from the grant date. At September 30, 2000, options for 2,555,000 shares were exercisable at prices ranging from $2.78 to $133.00 per share for an aggregate exercise price of $12 million.

    In March 2000, the Company assumed 1,560,000 outstanding stock options under the SnapTrack, Inc. 1995 Stock Option Plan (the SnapTrack Plan), as amended with respect to the acquisition. The SnapTrack Plan expired on the date of acquisition, and no additional shares may be granted under that plan. The SnapTrack Plan provided for the grant of both incentive stock options and non-qualified stock options. Generally, options outstanding vest over periods not exceeding four years and are exercisable for up to ten years from the grant date. At September 30, 2000, options for 171,000 shares were exercisable at prices ranging from $0.02 to $5.30 for an aggregate exercise price of $0.2 million.

                             QUALCOMM INCORPORATED

NOTE 11. EMPLOYEE BENEFIT PLANS (CONTINUED)
    A summary of stock option transactions for the plans follows (number of shares in thousands):

                                                                       OPTIONS OUTSTANDING
                                                             ---------------------------------------
                                                                          EXERCISE PRICE PER SHARE
                                                  OPTIONS                ---------------------------
                                                 AVAILABLE   NUMBER OF                      WEIGHTED
                                                 FOR GRANT    SHARES          RANGE         AVERAGE
                                                 ---------   ---------   ----------------   --------
BALANCE AT SEPTEMBER 30, 1997..................    31,104     147,849      $0.63 to $7.80    $ 4.50
  Additional shares reserved...................    43,760          --                  --        --
  Options granted..............................   (49,232)     49,232        5.57 to 8.75      7.28
  Options canceled.............................     6,472      (6,472)       1.94 to 8.75      5.40
  Options exercised............................        --     (10,317)       0.85 to 7.22      3.12
                                                  -------     -------
BALANCE AT SEPTEMBER 23, 1998 (A)..............    32,104     180,292      $0.63 to $8.75    $ 5.30
  Options granted..............................      (384)        384        2.25 to 8.56      6.11
  Options canceled.............................       104        (104)       5.11 to 7.80      6.73
                                                  -------     -------
BALANCE AT SEPTEMBER 30, 1998..................    31,824     180,572      $0.61 to $8.56    $ 5.19
  Additional shares reserved...................    28,000          --                  --        --
  Options granted..............................   (18,964)     18,964       4.95 to 48.10     13.03
  Options canceled.............................    25,336     (25,336)      0.61 to 29.39      5.85
  Options exercised............................        --     (48,994)       0.61 to 8.56      4.39
                                                  -------     -------
BALANCE AT SEPTEMBER 30, 1999..................    66,196     125,206     $1.09 to $48.10    $ 6.56
  Additional shares reserved (b)...............     1,560          --                  --        --
  Options exchanged (b)........................    (1,560)      1,560        0.02 to 5.30      1.32
  Options granted..............................    (9,523)      9,523     46.93 to 172.38     84.30
  Options canceled.............................     4,306      (4,306)     2.06 to 140.00     13.94
  Options exercised............................        --     (22,015)     0.02 to 112.50      4.96
                                                  -------     -------
BALANCE AT SEPTEMBER 30, 2000..................    60,979     109,968    $0.02 to $172.38    $13.25
                                                  =======     =======

------------------------

(a) On September 23, 1998, in connection with the Leap Wireless Spin-off, the Company adjusted the option exercise prices to maintain the economic value of the options that existed at the time of the Spin-off. The range and weighted average exercise prices of options outstanding at September 23, 1998 were $0.61 to $8.56 and $5.19, respectively, as adjusted in connection with the Leap Wireless Spin-off.

(b) Represents activity related to options that were assumed as a result of the acquisition of SnapTrack in March 2000.

                             QUALCOMM INCORPORATED

NOTE 11. EMPLOYEE BENEFIT PLANS (CONTINUED)

    The following table summarizes information about fixed stock options outstanding at September 30, 2000 (number of shares in thousands):

                                               OPTIONS OUTSTANDING
                                  ---------------------------------------------      OPTIONS EXERCISABLE
                                              WEIGHTED AVERAGE                    --------------------------
                                                 REMAINING          WEIGHTED                     WEIGHTED
            RANGE OF              NUMBER OF   CONTRACTUAL LIFE      AVERAGE       NUMBER OF      AVERAGE
        EXERCISE PRICES            SHARES        (IN YEARS)      EXERCISE PRICE    SHARES     EXERCISE PRICE
--------------------------------  ---------   ----------------   --------------   ---------   --------------
$0.02 to $3.38..................    11,380          4.23             $ 2.84         10,546        $ 2.95
$3.39 to $6.05..................    40,301          5.48               4.95         23,271          4.75
$6.06 to $8.02..................    41,016          7.40               7.10         12,060          7.02
$8.09 to $19.25.................     6,367          8.42              16.08          1,506         16.85
$23.83 to $51.82................     4,075          8.94              44.05            746         42.57
$53.31 to $83.50................     4,089          8.96              80.15            568         83.01
$86.63 to $172.38...............     2,740          9.49             118.35            153        115.41
                                   -------                                         -------
                                   109,968          6.59              13.25         48,850          7.13
                                   =======                                         =======

EMPLOYEE STOCK PURCHASE PLANS

    The Company has employee stock purchase plans for all eligible employees to purchase shares of common stock at 85% of the lower of the fair market value on the first or the last day of each six-month offering period. Employees may authorize the Company to withhold up to 15% of their compensation during any offering period, subject to certain limitations. The 1991 Employee Stock Purchase Plan, as amended, authorizes up to 33,600,000 shares to be granted no later than August 2001. The 1996 Non-Qualified Employee Stock Purchase Plan authorizes up to 200,000 shares to be granted at anytime. During fiscal 2000, 1999 and 1998, shares totaling 749,000, 4,774,000 and 3,511,000 were issued under the plans at an average price of $37.75, $5.44 and $5.52 per share, respectively. At September 30, 2000, 12,998,000 shares were reserved for future issuance.

EXECUTIVE RETIREMENT PLANS

    The Company has voluntary retirement plans that allow eligible executives to defer up to 100% of their income on a pretax basis. On a quarterly basis, the Company matches up to 10% of the participants' deferral in Company common stock based on the then-current market price, to be distributed to the participant upon eligible retirement. The income deferred and the Company match held in trust are unsecured and subject to the claims of general creditors of the Company. Company contributions begin vesting based on certain minimum participation or service requirements, and are fully vested at age 65. Participants who terminate employment forfeit their unvested shares. All shares forfeited are used to reduce the Company's future matching contributions. The plans authorize up to 800,000 shares to be allocated to participants at anytime. During fiscal 2000 no shares, and during fiscal 1999 and 1998, 220,000 and 263,000 shares net of forfeitures, respectively, were issued under the plans. The Company's matching contribution net of amounts forfeited during fiscal 2000, 1999 and 1998 amounted to $2 million, $1 million and $2 million, respectively. At September 30, 2000, 341,000 shares, including 163,000 issued and unallocated forfeited shares, were reserved for future allocation.

                             QUALCOMM INCORPORATED

NOTE 11. EMPLOYEE BENEFIT PLANS (CONTINUED)
ACCOUNTING FOR STOCK-BASED COMPENSATION

    Pro forma information regarding net income and net earnings per common share has been estimated at the date of grant using the Black-Scholes option-pricing model based on the following assumptions:

                                                                                            EMPLOYEE STOCK
                                                STOCK OPTION PLANS                          PURCHASE PLANS
                                       ------------------------------------      ------------------------------------
                                         2000          1999          1998          2000          1999          1998
                                       --------      --------      --------      --------      --------      --------
Risk-free interest rate..........         6.3%          5.2%          5.5%          5.7%          4.7%          5.1%
Volatility.......................        57.0%         51.0%         50.0%         72.0%         51.0%         50.0%
Dividend yield...................         0.0%          0.0%          0.0%          0.0%          0.0%          0.0%
Expected life (years)............         5.5           6.0           6.0           0.5           0.5           0.5

    The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable and negotiable in a free trading market. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the opinion of management, the existing models do not necessarily provide a reliable single measure of the fair value of its options. The weighted average estimated fair values of stock options granted during fiscal years 2000, 1999 and 1998 were $48.62, $7.14 and $3.97 per share, respectively. The weighted average estimated fair values of shares granted under the Employee Stock Purchase Plans during fiscal years 2000, 1999 and 1998 were $31.95, $2.80 and $1.99, respectively.

    For purposes of pro forma disclosures, the estimated fair value of the options is assumed to be amortized to expense over the options' vesting periods. The pro forma effects of recognizing compensation expense under the fair value method on net income and net earnings per common share for the years ended September 30 are as follows (in thousands, except for net earnings per share):

                                        2000                      1999                      1998
                               -----------------------   -----------------------   -----------------------
                               AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA   AS REPORTED   PRO FORMA
                               -----------   ---------   -----------   ---------   -----------   ---------
Net income...................    $670,211    $570,044      $200,879    $149,100      $108,532    $ 57,747
Net earnings per common
  share:
  Basic......................    $   0.93    $   0.79      $   0.34    $   0.25      $   0.20    $   0.10
  Diluted....................    $   0.85    $   0.71      $   0.31    $   0.23      $   0.18    $   0.10

    The effects on pro forma disclosures of applying the fair value method are not likely to be representative of the effects on pro forma disclosures of future years because the fair value method is applicable only to options granted subsequent to September 30, 1995.

NOTE 12. INVESTMENTS IN OTHER ENTITIES

GLOBALSTAR L.P.

    Through partnership interests held in certain intermediate limited partnerships and other indirect interests, the Company owns an approximate 6.3% interest in Globalstar, a limited partnership formed to

                             QUALCOMM INCORPORATED

NOTE 12. INVESTMENTS IN OTHER ENTITIES (CONTINUED) develop, own and operate the Globalstar System. The Company accounts for its investment under the equity method. As a result of the intermediate limited partnership agreements, Globalstar profits and losses are allocated to the Company in accordance with its percentage ownership interest, provided that no loss shall be allocated to the Company if such allocation would create negative balances in the Company's intermediate partnership adjusted capital accounts. For financial reporting purposes, the Company's investment in the intermediate partnerships had no basis during each of fiscal 2000, 1999 and 1998, and, as a result, the Company has not recorded any equity losses during those respective fiscal years.

    The Company continues to provide services and sell products under a number of development and production contracts involving the Globalstar System. Revenues resulting from the agreements with Globalstar for fiscal 2000, 1999 and 1998 were $219 million, $435 million and $373 million, respectively.

    At September 30, 2000 and 1999, $504 million and $349 million in interest bearing financed amounts and $37 million and $171 million in accounts receivable, respectively, were outstanding from Globalstar. In May 2000, the Company and Globalstar signed definitive agreements to finance current and future contract payments. The financing bears interest at 6% and is payable in quarterly installments beginning January 15, 2001 through August 15, 2003. The Company received warrants to purchase 3,450,000 ordinary partnership interests in Globalstar as part of the financing arrangement for $42.25 per unit, which approximates the market value of the common shares of Globalstar Telecommunications Ltd. (GTL) on the transaction date assuming a just over one-to-four relationship. GTL is a publicly traded company that owns an approximate 40% interest in Globalstar. Seventy-five percent of the warrants are vested and the remaining twenty-five percent of the warrants vest on September 1, 2001. The vested warrants were recorded at an estimated fair value of $36 million, resulting in a corresponding discount to the finance receivables. The Company changed its estimate of amounts collectible under Globalstar contracts and recorded previously unrecognized revenue of $8 million and interest income of $10 million during fiscal 2000. At September 30, 2000, $18 million in future contract billings, including unbilled receivables at September 30, 2000, are expected to be eligible for financing under the financing agreement with Globalstar.

    On June 30, 2000, Globalstar defaulted on a $250 million bank facility that QUALCOMM partially guaranteed in 1996. As a result of this default, QUALCOMM's guaranty was called, and QUALCOMM paid $22 million to the subject banks in full satisfaction of this guaranty. Pursuant to an agreement entered into in 1996, with respect to the original provision of this guaranty, Globalstar caused QUALCOMM to accept, in satisfaction of QUALCOMM's subrogation rights, a subordinated promissory note issued by Globalstar with a principal amount equal to the amount QUALCOMM paid under its guaranty (the Globalstar Promissory Note). The Globalstar Promissory Note bears interest at LIBOR plus 3%, and principal and interest are due and payable in full on June 30, 2003.

    In September 2000, Globalstar announced that five of its founding partners and a sixth partner will provide the company with additional equity financing. Under the terms of their subscription agreements, QUALCOMM, Loral Space & Communications, Vodafone, Elsacom, T.E.S.A.M., and ChinaSat will invest
$68 million in GTL common shares. GTL will use all proceeds to purchase partnership interests in Globalstar, which, in turn, will use the proceeds for general corporate purposes including capital expenditures, operations and interest payments. In the first quarter of fiscal 2001, QUALCOMM funded its $12 million commitment and received 1,120,187 shares of GTL common stock.

    The value of the Company's investment in and future business with Globalstar, as well as its ability to collect outstanding receivables from Globalstar, depends on the success of Globalstar and the Globalstar

                             QUALCOMM INCORPORATED

NOTE 12. INVESTMENTS IN OTHER ENTITIES (CONTINUED)
System. If Globalstar fails to generate sufficient cash flow from operations through the marketing efforts of its service providers, it might be unable to fund its operating costs or service its debt.

IGNITION, LLC

    In March 2000, the Company purchased 42 million Series B Preferred units, representing an approximate 13% undiluted interest, in Ignition, LLC (Ignition), a venture firm formed to fund, mentor and build wireless Internet start-up companies. The Company also received a warrant to purchase four million common units at $0.46 per unit. The Company made capital contributions of $17 million during fiscal 2000 and will be required to provide $25 million in additional equity contributions over five years.

WINGCAST, LLC

    In July 2000, Ford Motor Company and QUALCOMM announced the creation of a new company, Wingcast, LLC (Wingcast), that will develop and deliver wireless mobility services, including safety and security, information and communications, and entertainment and mobile commerce, into cars and trucks. QUALCOMM committed to contribute $125 million to the initial capital of Wingcast, of which $75 million is payable in cash and $50 million is payable in non-cash consideration. QUALCOMM may be further committed to fund an additional $75 million in cash upon vehicle manufacturers committing to enable certain volumes of vehicles to use Wingcast's services. QUALCOMM holds a 15% interest in Wingcast.

QUALCOMM PERSONAL ELECTRONICS

    In fiscal 1994, a subsidiary of the Company and a subsidiary of Sony Electronics Inc. (Sony Electronics) entered into a general partnership, QUALCOMM Personal Electronics (QPE), to manufacture CDMA consumer equipment for cellular, PCS and other wireless applications. The Company owns 51% of the venture and consolidates QPE in its financial statements. Sony Electronics' 49% general partnership share in QPE is presented as a minority interest in the Company's financial statements. In February 2000, the Company sold its terrestrial-based CDMA wireless consumer phone business (Note 13). As a result, QPE has no on-going operations.

    During fiscal 2000, 1999 and 1998, QPE sales to Sony Electronics amounted to $6 million, $249 million and $684 million, respectively. Purchases of inventory and capital equipment from Sony Electronics and other Sony affiliates during fiscal 2000, 1999 and 1998 amounted to $3 million, $80 million and $138 million, respectively. At September 30, 2000 and 1999, outstanding accounts receivable from Sony Electronics amounted to $2 million and $26 million, respectively. The $2 million receivable at September 30, 2000 is the result of on-going business unrelated to QPE. At September 30, 1999, accounts payable to all Sony Electronics affiliated companies amounted to $14 million.

NEXTWAVE TELECOM INC.

    In November 1995, the Company paid $5 million to purchase 1,666,666 shares of Series B Common Stock and provided a $25 million short-term note receivable to NextWave Telecom Inc. (NextWave), a privately held company. As part of the share purchase, the Company also received warrants to buy 1,111,111 additional shares of Series B Common Stock at $3 per share. During March 1996, the Company converted $15 million of the note receivable into 5,000,000 shares of Series B Common Stock. The conversion was treated as a non-cash transaction for the consolidated statement of cash flows. In June 1998, the Company recorded a $20 million non-cash charge to write-off its investment in NextWave.

                             QUALCOMM INCORPORATED

NOTE 12. INVESTMENTS IN OTHER ENTITIES (CONTINUED)
Subsidiaries of NextWave filed for bankruptcy protection in June 1998 under Chapter 11 of the U.S. Bankruptcy Code. There is significant uncertainty as to the outcome of the bankruptcy proceedings.

OTHER INVESTMENTS

    The Company makes strategic investments in companies that have developed or are developing innovative wireless data applications and wireless carriers that promote the worldwide deployment of CDMA and high data rate, 1xEV, systems. Other strategic investments as of September 30, 2000 and 1999, amounted to $148 million and $51 million, respectively. At September 30, 2000, effective ownership interests in the investees ranged from 1% to 50%. Funding commitments related to these investments total $66 million at September 30, 2000, which the Company expects to fund in fiscal 2001. Such commitments are subject to the investees meeting certain conditions; actual equity funding may be in lesser amounts. It is not practicable to estimate the fair value of these investments as the investments are predominantly closely held and not publicly traded. An investee's failure to successfully develop and provide competitive products and services due to lack of financing, market demand or unfavorable economic environment could adversely affect the value of the Company's investment in the investee. There can be no assurance that the investees will be successful in their efforts.

NOTE 13. DISPOSITION OF ASSETS AND OTHER CHARGES

    In February 2000, the Company sold its terrestrial-based CDMA wireless consumer phone business, including its phone inventory, manufacturing equipment and customer commitments, to Kyocera Wireless (Kyocera). Under the agreement with Kyocera, Kyocera agreed to purchase a majority of its CDMA integrated circuit sets and system software requirements from QUALCOMM for a period of five years. Kyocera will continue its existing royalty-bearing CDMA license agreement with QUALCOMM. QUALCOMM received $242 million, including interest, during fiscal 2000 for the net assets sold.

    As part of the agreement with Kyocera, QUALCOMM formed a new subsidiary that has a substantial number of employees from QUALCOMM Consumer Products business to provide services to Kyocera on a cost-plus basis to support Kyocera's phone business for up to three years. In addition, selected employees of QPE were transferred to Kyocera. As a condition of the purchase, QPE paid down and cancelled its two revolving credit agreements. QUALCOMM recorded $83 million in charges during fiscal 2000 to reflect the estimated difference between the carrying value of the net assets and the consideration received from Kyocera, less costs to sell, and employee termination costs.

    In May 1999, the Company sold certain of its assets related to its terrestrial CDMA wireless infrastructure business to Ericsson and entered into various license and settlement agreements with Ericsson. Pursuant to the Company's agreement with Ericsson, the Company has and will extend financing for possible future sales by Ericsson of infrastructure equipment and related services to specific customers in certain geographic areas, including Brazil, Chile, Mexico, and Russia or in other areas selected by Ericsson (Note 5). The Company recorded charges of $251 million during fiscal 1999 related to the sales of its terrestrial CDMA wireless infrastructure business. Ericsson has notified the Company that it is disputing the purchase price (Note 15).

    The Company leases certain facilities to Ericsson and Kyocera under noncancelable operating leases, with provisions for cost-of-living increases. The leases expire on various dates through May 31, 2004 and February 20, 2005, respectively, and generally provide for renewal options thereafter. Future minimum

                             QUALCOMM INCORPORATED

NOTE 13. DISPOSITION OF ASSETS AND OTHER CHARGES (CONTINUED) rentals in each of the next five years from fiscal 2001 to 2005 are $22 million, $22 million, $23 million, $19 million and $5 million, including $1 million in fiscal 2001 and 2002 related to subleases.

    On July 25, 2000, QUALCOMM announced that it intends to spin-off its integrated circuits and system software solutions business. In connection with this announcement, QUALCOMM filed a Current Report on Form 8-K dated July 25, 2000.

NOTE 14. RESTRUCTURING

    During January 1999, the Company completed a review of its operating structure to identify opportunities to improve operating effectiveness in connection with the Company's plan to exit certain activities in its infrastructure equipment business. As a result of this review, management approved a formal restructuring plan that eliminated 651 positions. The Company recorded charges to operations of $15 million during the second quarter of fiscal 1999, including $10 million in employee termination costs, $3 million in asset impairments and $1 million in estimated net losses on subleases or lease cancellation penalties. The activities related to the restructuring have been completed. The following table presents the roll forward from the initial provision during fiscal 1999 to September 30, 2000 (in thousands):

                                                          SEPTEMBER 30,                SEPTEMBER 30,
                                PROVISIONS   DEDUCTIONS       1999        DEDUCTIONS       2000
                                ----------   ----------   -------------   ----------   -------------
Employee termination costs....   $ 10,162     $(10,162)     $     --       $     --      $     --
Facility exit costs...........      4,397       (3,866)          531           (531)           --
                                 --------     --------      --------       --------      --------
Total.........................   $ 14,559     $(14,028)     $    531       $   (531)     $     --
                                 ========     ========      ========       ========      ========

NOTE 15. COMMITMENTS AND CONTINGENCIES

LITIGATION

    On or about June 5, 1997, Elisra Electronic Systems Ltd. (Elisra) submitted to the International Chamber of Commerce a Request for Arbitration of a dispute with the Company based upon a Development and Supply Agreement (DSA) entered into between the parties effective November 15, 1995, alleging that the Company wrongfully terminated the DSA, seeking monetary damages. The Company thereafter submitted a Reply and Counterclaim, alleging that Elisra breached the DSA, seeking monetary damages. Subsequently, the parties stipulated that the dispute be heard before an arbitrator under the jurisdiction of the American Arbitration Association, and to bifurcate the resolution of liability issues from damage issues. To date, the arbitrator has heard testimony regarding the liability or non-liability of the parties, post-hearing briefs have been filed, and the parties have submitted oral argument. Although there can be no assurance that the resolution of these claims will not have a material adverse effect on the Company's results of operations, liquidity or financial position, the Company believes that the claims made by Elisra are without merit and will vigorously defend against the claims.

    On October 27, 1998, the Electronics and Telecommunications Research Institute of Korea (ETRI) submitted to the International Chamber of Commerce a Request for Arbitration (the Request) of a dispute with the Company arising out of a Joint Development Agreement (JDA) dated April 30, 1992, between ETRI and the Company. In the Request, ETRI alleged that the Company breached certain provisions of the JDA and sought monetary damages and an accounting. The Company filed an answer and counterclaims denying the allegations, seeking a declaration establishing the termination of the JDA

                             QUALCOMM INCORPORATED

NOTE 15. COMMITMENTS AND CONTINGENCIES (CONTINUED) and monetary damages and injunctive relief against ETRI. The arbitration hearing has concluded, and all argument has been submitted to the arbitral panel. A decision is pending. Although there can be no assurance that the resolution of these claims will not have a material adverse effect on the Company's results of operations, liquidity or financial position, the Company believes that the claims are without merit and will vigorously defend the action.

    On May 6, 1999, Thomas Sprague, a former employee of the Company, filed a putative class action against the Company, ostensibly on behalf of himself and those of the Company's former employees who were offered employment with Ericsson in conjunction with the sale to Ericsson of certain of the Company's infrastructure division assets and liabilities and who elected not to participate in a Retention Bonus Plan being offered to such former employees. The complaint was filed in California Superior Court in and for the County of San Diego and purports to state eight causes of action arising primarily out of alleged breaches of the terms of the Company's 1991 Stock Option Plan, as amended from time to time. The putative class sought to include former employees of the Company whom, among other things, "have not or will not execute the Bonus Retention Plan and accompanying full and complete release of QUALCOMM." The complaint seeks an order accelerating all unvested stock options for the members of the class. Of the 1,053 transitioning former employees who had unvested stock options, 1,016 elected to participate in the Retention Bonus Plan offered by QUALCOMM and Ericsson, which provides several benefits including cash compensation based upon a portion of the value of their unvested options, and includes a written release of claims against the Company. On July 30, 1999, plaintiffs filed a First Amended Complaint incorporating the allegations set forth in the original complaint, adding two new causes of action and expanding the putative class to also include those former employees who chose to participate in the Bonus Retention Plan. In October 1999, the court sustained the Company's demurrer to the plaintiffs' cause of action for breach of fiduciary duty. Counsel for the putative class filed a Second Amended Complaint, including substantially the same allegations as the First Amended Complaint, on November 1, 1999. On March 10, 2000, counsel for plaintiffs and QUALCOMM filed a Stipulation of Settlement with the court that would allocate a settlement payment of $9 million, which will be funded by third parties, to all plaintiffs who do not elect to opt out of the settlement on or before April 17, 2000. The number of employees electing to opt out exceeded the limit, and the Company elected to void the settlement. On September 15, 2000, the Court certified the case as a class action. Although there can be no assurance that an unfavorable outcome of the dispute would not have a material adverse effect on the Company's results of operations, liquidity or financial position, the Company believes the claims are without merit and will vigorously defend the action.

    On June 29, 1999, GTE Wireless, Incorporated (GTE) filed an action in the U.S. District Court for the Eastern District of Virginia asserting that wireless telephones sold by the Company infringe a single patent allegedly owned by GTE. On September 15, 1999, the court granted the company's motion to transfer the action to the U.S. District Court for the Southern District of California. Trial is scheduled to commence in this case on February 27, 2001. Although there can be no assurance that an unfavorable outcome of the dispute would not have a material adverse effect on the Company's results of operations, liquidity or financial position, the Company believes the action is without merit and will vigorously defend the action.

                             QUALCOMM INCORPORATED

NOTE 15. COMMITMENTS AND CONTINGENCIES (CONTINUED)

    QUALCOMM and Ericsson are currently participating in an arbitration in which Ericsson is disputing the determination of the purchase price under the asset purchase agreement pursuant to which Ericsson acquired certain assets related to the Company's terrestrial wireless infrastructure business in May 1999. QUALCOMM has also received notice from Ericsson that Ericsson intends to assert claims for indemnification under the subject asset purchase agreement. QUALCOMM and Ericsson are having on-going discussions aimed at potentially resolving these claims. In the event the parties are unable to otherwise resolve these claims, the pending arbitration with respect to the purchase price determination shall continue to proceed forward and Ericsson's claims for indemnification will be subject to resolution pursuant to the dispute resolution procedures set forth in the asset purchase agreement. Although there can be no assurance that the resolution of these claims will not have a material adverse effect on the Company's results of operations, liquidity or financial position, the Company believes the claims are without merit and will vigorously defend them.

    On February 2, 2000, Thomas Durante, James Curley, Curtis Parker and Joseph Edwards, filed a putative class action against the Company, ostensibly on behalf of themselves and those former employees of the Company whose employment was terminated in April 1999. Virtually all of the purported class of plaintiffs received severance packages at the time of the termination of their employment, in exchange for a release of claims, other than federal age discrimination claims, against the Company. The complaint was filed in California Superior Court in and for the County of Los Angeles and purports to state ten causes of action including breach of contract, age discrimination, violation of Labor Code ss. 200, violation of Labor Code ss. 970, unfair business practices, intentional infliction of emotional distress, unjust enrichment, breach of the covenant of good faith and fair dealing, declaratory relief and undue influence. The complaint seeks an order accelerating all unvested stock options for the members of the class. On June 27, 2000, the case was ordered transferred from Los Angeles County Superior Court to San Diego County Superior Court. On July 3, 2000, the Company removed the case to the United States District Court for the Southern District of California. Although there can be no assurance that an unfavorable outcome of the dispute would not have a material adverse effect on the Company's results of operations, liquidity or financial position, the Company believes the claims are without merit and will vigorously defend the action.

    On June 13, 2000, Van May, Ruth Ann Feldman, Jeffrey Alan MacGuire and Maurice Clark filed a putative class action lawsuit in San Diego County Superior Court against the Company and against QUALCOMM Personal Electronics (QPE), ostensibly on behalf of themselves and other former employees of QPE who were offered benefits in QPE's Performance Unit Plan. The complaint purports to state seven causes of action, including breach of contract, violation of California Labor Code Section. 970, fraud, unfair business practices, unjust enrichment, breach of the covenant of good faith and fair dealing and declaratory relief. Although there can be no assurance that an unfavorable outcome of the dispute would not have a material adverse effect on the Company's results of operations, liquidity or financial position, the Company believes the claims are without merit and will vigorously defend the action.

    The Company is engaged in other legal actions arising in the ordinary course of its business and believes that the ultimate outcome of these actions will not have a material adverse effect on its results of operations, liquidity or financial position.

OPERATING LEASES

    The Company leases certain of its facilities and equipment under noncancelable operating leases, with terms ranging from two to ten years and with provisions for cost-of-living increases. Rental expense for

                             QUALCOMM INCORPORATED

NOTE 15. COMMITMENTS AND CONTINGENCIES (CONTINUED) these facilities and equipment for fiscal 2000, 1999 and 1998 was $19 million, $17 million and $11 million, respectively. Future minimum lease payments in each of the next five years from fiscal 2001 through 2005 are $20 million, $16 million, $10 million, $7 million and $5 million, respectively, and $5 million thereafter.

PURCHASE OBLIGATIONS

    The Company has agreements with certain suppliers to purchase certain components, and estimates its noncancelable obligations under these agreements to be approximately $30 million through fiscal 2003. The Company also has a commitment to purchase communications services for approximately $25 million in fiscal 2001, $26 million in fiscal 2002, $21 million in fiscal 2003 and $15 million in each of the subsequent fiscal years through 2006.

LETTERS OF CREDIT, FINANCIAL GUARANTEES AND OTHER FINANCIAL COMMITMENTS

    On December 22, 1999 and April 25, 2000, the Company and Pegaso Telecomunicaciones, S.A. de C.V. (Pegaso), a wireless telecommunications operating company investee of Leap Wireless, executed commitment letters, in which the Company agreed to underwrite up to $500 million of debt financing to Pegaso and its wholly owned subsidiary, Pegaso Comunicaciones y Sistemas, a CDMA wireless operating company in Mexico. The debt financing would consist of a $250 million senior secured facility and a $250 million unsecured facility. The debt facilities are expected to have final maturities of seven to eight years. The Company currently has approximately $206 million in interest-bearing receivables from Pegaso and has guaranteed a $175 million bridge facility. The Company is negotiating an amendment to the $175 million facility to increase the amount available to $300 million and to extend the term from November 2000 to June 2001. The bridge facility will be prepaid and cancelled upon funding of either the $250 million senior secured facility or the $250 million unsecured facility.

    In addition to the debt financing commitment to Pegaso, the Company has $6 million of letters of credit and $16 million of other financial guarantees outstanding as of September 30, 2000, none of which are collateralized.

METROSVYAZ LTD.

    In fiscal 1999, the Company recorded $51 million in charges to reflect the impairment of assets related to Metrosvyaz Ltd. (Metrosvyaz), a company formed to develop and manage investments in wireless operating companies in Russia, as a result of Leap Wireless' announcement of its intention to withdraw its support for Metrosvyaz. In February 2000, as a result of ongoing discussions and QUALCOMM's continued interest in promoting CDMA in Russia, the Company signed a Memorandum of Understanding (MOU) with Metrosvyaz, pursuant to which, the Company advanced $6 million under a previously existing loan facility. The amount advanced was deemed to be nonrecoverable, and the $6 million charge was recorded as other non-operating expense. In March 2000, the parties agreed to accelerate certain provisions of the MOU, and as a result, QUALCOMM will receive a 30% interest in Metrosvyaz before Metrosvyaz meets additional funding milestones. The MOU provides specific milestones that Metrosvyaz must meet to obtain an additional $10 million in funding. If the additional funding occurs, QUALCOMM will receive an additional 5% interest in Metrosvyaz. The Company also has a commitment to provide up to approximately $30 million in vendor financing to Metrosvyaz related to potential future sales made by Ericsson to Metrosvyaz (Note 5).

                             QUALCOMM INCORPORATED

NOTE 15. COMMITMENTS AND CONTINGENCIES (CONTINUED)
PERFORMANCE GUARANTEES

    Certain of the Company's contracts provide for performance guarantees to protect customers against late delivery of its products or a failure to perform. These performance guarantees generally provide for contract offsets to the extent the products are not delivered by scheduled delivery dates or the systems fail to meet specified performance criteria. The Company is dependent in part on the performance of its suppliers and strategic partners to provide products and services for the various systems that are the subject of the guarantees. Thus, the Company's ability to deliver such products and services in a timely manner may be outside of its control. If the Company is unable to meet its performance obligations, the performance guarantees could amount to a significant portion of the contract value and would have a material adverse effect on product margins and on the Company's results of operations, liquidity and financial position.

NOTE 16. SEGMENT INFORMATION

    The Company is organized on the basis of products and services. Reportable segments are as follows: QUALCOMM CDMA Technologies (QCT) is a leading developer and supplier worldwide of CDMA-based wireless communication integrated circuits and system and applications software solutions for voice and data communications products and services; QUALCOMM Technology Licensing (QTL) licenses third parties to design, manufacture, and sell products incorporating the Company's technologies; and QUALCOMM Wireless Systems (QWS) designs, manufactures, markets, and deploys infrastructure and handset products for use in terrestrial and non-terrestrial CDMA wireless and satellite networks and provides satellite-based two-way data messaging, position reporting equipment and services to transportation companies. The Company sold its terrestrial-based CDMA wireless consumer phone business, the former operating segment, QUALCOMM Consumer Products (QCP), to Kyocera in February 2000 (Note 13).

    The Company evaluates the performance of its segments based on earnings before income taxes (EBT). EBT includes the allocation of certain corporate expenses to the segments, including depreciation and amortization expense related to unallocated corporate assets. Segment data includes intersegment revenues. Segment assets are comprised of accounts receivable, finance receivables and inventory. Total segment assets differ from total assets on a consolidated basis as a result of unallocated corporate assets.

                             QUALCOMM INCORPORATED

NOTE 16. SEGMENT INFORMATION (CONTINUED)

    The table below presents information about reported segments for the years ended September 30 (in thousands):

                                 QCT           QTL           QWS       RECONCILING ITEMS      TOTAL
                             -----------   -----------   -----------   -----------------   -----------
2000
  Revenues.................  $ 1,238,702   $   705,484   $   720,907      $   531,687      $ 3,196,780
  EBT......................      391,519       633,336       272,202         (100,252)       1,196,805
  Total assets.............      296,054       160,604     1,118,644        4,487,680        6,062,982
1999
  Revenues.................  $ 1,133,422   $   454,163   $   939,780      $ 1,409,934      $ 3,937,299
  EBT......................      427,994       404,947        20,220         (546,475)         306,686
  Total assets.............      187,517        91,368       868,143        3,387,922        4,534,950
1998
  Revenues.................  $   879,858   $   289,934   $ 1,048,957      $ 1,129,121      $ 3,347,870
  EBT......................      258,369       256,401       (53,054)        (313,042)         148,674
  Total assets.............      156,626        49,728       599,166        1,761,193        2,566,713

    Other reconciling items for the years ended September 30 are comprised as follows (in thousands):

                                                              2000         1999         1998
                                                           ----------   ----------   ----------
REVENUES
Revenues from external customers of QCP segment sold.....  $  541,856   $1,469,637   $  855,101
Elimination of intersegment revenue......................    (190,950)    (382,796)    (458,259)
Other products...........................................     180,781      323,093      732,279
                                                           ----------   ----------   ----------
  Reconciling items......................................  $  531,687   $1,409,934   $1,129,121
                                                           ==========   ==========   ==========
EARNINGS BEFORE INCOME TAXES
Unallocated corporate expenses...........................  $ (337,456)  $ (337,723)  $  (19,413)
EBT of QCP segment sold..................................     (70,073)     (39,983)    (168,714)
Unallocated interest expense.............................      (2,204)     (11,595)      (4,579)
Unallocated investment income, net.......................     391,749       26,610       22,434
Distributions on Trust Convertible Preferred Securities
  of subsidiary trust....................................     (13,039)     (39,297)     (39,270)
Intracompany profit......................................     (73,848)    (130,676)    (102,418)
Other....................................................       4,619      (13,811)      (1,082)
                                                           ----------   ----------   ----------
  Reconciling items......................................  $ (100,252)  $ (546,475)  $ (313,042)
                                                           ==========   ==========   ==========

    Generally, revenues between operating segments are based on prevailing market rates or an approximation thereof. Unallocated corporate expenses for fiscal 2000 include $83 million in charges related to the sale of the terrestrial-based CDMA phone business, $60 million for in-process technology related to the SnapTrack acquisition, and $146 million for amortization of goodwill and other acquisition-related intangible assets. Unallocated corporate expenses for fiscal 1999 include $331 million related to the sale of certain assets of the Company's terrestrial CDMA wireless infrastructure business
(Note 13), restructuring

                             QUALCOMM INCORPORATED

NOTE 16. SEGMENT INFORMATION (CONTINUED) charges (Note 14), and the impairment of assets in connection with Leap Wireless' decision to withdraw its support of Metrosvyaz (Note 2).

    Specified items included in segment EBT for years ended September 30 are as follows (in thousands):

                                                              QCT          QTL          QWS
                                                           ----------   ----------   ----------
2000
  Revenues from external customers.......................  $1,130,216   $  628,766   $  715,161
  Intersegment revenues..................................     108,486       76,718        5,746
  Interest income........................................          --           --      110,419
  Equity in losses of investees..........................          --           --       (1,206)
1999
  Revenues from external customers.......................  $  896,484   $  343,242   $  928,696
  Intersegment revenues..................................     236,938      110,921       11,084
  Interest income........................................          --           --       16,889
  Equity in losses of investees..........................          --           --       (7,074)
1998
  Revenues from external customers.......................  $  583,111   $  218,480   $1,012,344
  Intersegment revenues..................................     296,747       71,454       36,613
  Equity in losses of investees..........................          --           --      (20,551)

    Sales information by geographic area for the years ended September 30 is as follows (in thousands):

                                                              2000         1999         1998
                                                           ----------   ----------   ----------
United States............................................  $1,681,104   $2,459,838   $2,213,738
South Korea..............................................     711,588      881,494      633,142
Other Foreign............................................     804,088      595,967      500,990
                                                           ----------   ----------   ----------
                                                           $3,196,780   $3,937,299   $3,347,870
                                                           ==========   ==========   ==========

    The Company distinguishes revenues from external customers by geographic areas based on customer location.

    The net book value of long-lived assets located outside of the United States was $10 million, $16 million and $15 million at September 30, 2000, 1999 and 1998, respectively.

NOTE 17. SUBSEQUENT EVENTS

    In October 2000, the Company agreed to invest $200 million in the convertible preferred shares of Inquam Limited (Inquam). Inquam is a venture fund formed to acquire, own, develop and manage wireless telecommunication systems, either directly or indirectly, with the primary intent of deploying CDMA-based technology. In October 2000, the Company funded $40 million of this investment and advanced an additional $10 million under a promissory note that matures on October 31, 2001 and bears interest at 10%. The Company expects to fund its remaining equity commitment over three years.

                             QUALCOMM INCORPORATED

NOTE 18. SUMMARIZED QUARTERLY DATA (UNAUDITED)

    The following financial information reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of the results of the interim periods. Summarized quarterly data for fiscal 2000 and 1999 is as follows (in thousands, except per share data):

                                                1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER
                                                -----------   -----------   -----------   -----------
2000
Revenues (1)..................................  $1,120,073    $  727,741    $  713,521    $  635,445
Gross profit (2)..............................     471,325       377,345       438,569       402,419
Operating income..............................     259,921        71,791       217,434       173,492
Net income....................................     177,119       199,716       154,701       138,675
Basic net earnings per common share (3).......  $     0.27    $     0.28    $     0.21    $     0.19
Diluted net earnings per common share (3).....  $     0.23    $     0.25    $     0.19    $     0.17

1999
Revenues......................................  $  941,223    $  932,395    $1,004,066    $1,059,615
Gross profit(2)...............................     298,833       308,620       406,399       438,375
Operating income..............................      77,948         5,189        98,379       223,624
Net income (loss).............................      48,530       (42,620)       58,948       136,021
Basic net earnings (loss) per common share
  (3).........................................  $     0.09    $    (0.07)   $     0.10    $     0.21
Diluted net earnings (loss) per common share
  (3).........................................  $     0.08    $    (0.07)   $     0.09    $     0.18

------------------------

(1) The decrease in revenues from the first quarter to the second quarter of fiscal 2000 was primarily due to a decrease in the terrestrial-based CDMA consumer product revenue as a result of the sale of the business in February 2000.

(2) Gross profit is calculated by subtracting cost of revenues from total revenues.

(3) Earnings per share are computed independently for each quarter and the full year based upon respective average shares outstanding. Therefore, the sum of the quarterly net earnings per share amounts may not equal the annual amounts reported.

                              QUALCOMM INCORPORATED
                             2001 STOCK OPTION PLAN


         1.       ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

                  1.1 ESTABLISHMENT. The QUALCOMM Incorporated 2001 Stock Option Plan (the "PLAN") is hereby established effective as of February 27, 2001 (the "EFFECTIVE DATE"), subject to the approval by Company shareholders.

                  1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain persons eligible to receive Options under the Plan and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

                  1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

         2.       DEFINITIONS AND CONSTRUCTION.

                  2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                           (a)      "AFFILIATE" means (i) an entity, other
than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities, or (iii) an entity which the Board designates as an Affiliate. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

                           (b)      "BOARD" means the Board of Directors of
the Company. If one or more Committees have been appointed by the Board to administer the Plan, "BOARD" also means such Committee(s).

                           (c)      A "CHANGE IN CONTROL" shall mean an
Ownership Change Event or a series of related Ownership Change Events (collectively, a "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 2.1(u)(iii), the corporation or other business entity to which the assets of the Company were transferred (the "TRANSFEREE"), as the case may be. The Board shall determine in its discretion whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related. Notwithstanding the preceding sentence, a Change in Control shall not include a Spinoff Transaction.

                           (d)      "CODE" means the Internal Revenue Code of
1986, as amended, and any applicable regulations promulgated thereunder.

                           (e)      "COMMITTEE" means the Compensation
Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                           (f)      "COMPANY" means QUALCOMM Incorporated, a
Delaware corporation, or any Successor.

                           (g)      "CONSULTANT" means a person engaged to
provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company.

                           (h)      "DIRECTOR" means a member of the Board or
of the board of directors of any other Participating Company.

                           (i)      "DISABILITY" means the Participant has
been determined by the long-term disability insurer of the Participating Company Group as eligible for disability benefits under the long-term disability plan of the Participating Company Group or the Participant has been determined eligible for Supplemental Security Income benefits by the Social Security Administration of the United States of America.

                           (j)      "EMPLOYEE" means any person treated as an
employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither Service as a Director nor payment of a Director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be.

                           (k)      "EXCHANGE ACT" means the Securities
Exchange Act of 1934, as amended.

                           (l)      "FAIR MARKET VALUE" means, as of any
date, the value of the Stock determined as follows:

                                    (i)     If the Stock is listed on any
established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or if the stock is traded on more than one exchange or market, the exchange or market with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable.

                                    (ii)    In the absence of such markets
for the Stock, the Fair Market Value shall be determined in good faith by the Board.

                           (m)      "INCENTIVE STOCK OPTION" means an Option
intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

                           (n)      "INSIDER" means an Officer, a Director of
the Company or other person whose transactions in Stock are subject to
Section 16 of the Exchange Act.

                           (o)      "NON-CONTROL AFFILIATE" means any entity
in which any Participating Company has an ownership interest and which the Board shall designate as a Non-Control Affiliate.

                           (p)      "NONSTATUTORY STOCK OPTION" means an
Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

                           (q)      "NORMAL RETIREMENT AGE" means the date on
which a Participant has attained the age of sixty (60) years and has completed ten years of continuous Service.

                           (r)      "OFFICER" means any person designated by
the Board as an officer of the Company.

                           (s)      "OPTION" means a right to purchase Stock
pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

                           (t)      "OPTION AGREEMENT" means an agreement, in
such form as the Board may approve, between the Company and a Participant setting forth the terms, conditions and restrictions of an Option granted to the Participant and any shares acquired upon the exercise thereof.

                           (u)      An "OWNERSHIP CHANGE EVENT" shall be
deemed to have occurred if any of the following occurs with respect to the
Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                           (v)      "PARENT CORPORATION" means any present or
future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                           (w)      "PARTICIPANT" means any eligible person
who has been granted one or more Options.

                           (x)      "PARTICIPATING COMPANY" means the Company
or any Parent Corporation or Subsidiary Corporation or Affiliate.

                           (y)      "PARTICIPATING COMPANY GROUP" means, at
any point in time, all entities collectively which are then Participating Companies.

                           (z)      "PRIOR PLAN OPTION" means, any option
granted pursuant to the Company's 1991 Stock Option Plan which is outstanding on or after the date on which the Board adopts the Plan or which is granted thereafter and prior to the Effective Date.

                           (aa)     "RULE 16b-3" means Rule 16b-3 under the
Exchange Act, as amended from time to time, or any successor rule or regulation.

                           (bb)     "SECTION 162(m)" means Section 162(m) of
the Code.

                           (cc)     "SECURITIES ACT" means the Securities Act
of 1933, as amended.

                           (dd)     "SERVICE" means

                                    (i)     a Participant's employment or
service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, only to such extent as may be provided by the Company's leave policy, a Participant's Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other leave of absence approved by the Company. Notwithstanding the foregoing, a leave of absence shall be treated as Service for purposes of vesting only to such extent as may be provided by the Company's leave policy. The Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company; except that if the entity for which Participant performs Service is a Subsidiary Corporation and ceases to be a Participating Company as a result of the distribution of the voting stock of such Subsidiary Corporation to the shareholders of the Company, Service shall not be deemed to have terminated as a result of such distribution. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

                                    (ii)    Notwithstanding any other
provision of this Section, a Participant's Service shall not be deemed to have terminated merely because the Participating Company for which the Participant renders Service ceases to be a member of the Participating

Company Group by reason of a Spinoff Transaction, nor shall Service be deemed to have terminated upon resumption of Service from the Spinoff Company to a Participating Company. For all purposes under this Plan, a Participant's Service shall include Service, whether in the capacity of an Employee, Director or a Consultant, for the Spinoff Company provided a Participant was employed by the Participating Company Group immediately prior to the Spinoff Transaction. Notwithstanding the foregoing, if the Company's auditors determine that the provisions or operation of the preceding two sentences would cause the Company to incur a compensation expense and provided further that in the absence of the preceding two sentences no such compensation expense would be incurred, then the two preceding sentences shall be without force or effect, and the vesting and exercisability of each outstanding Option and any shares acquired upon the exercise thereof shall be determined under any other applicable provision of the Plan or the Option Agreement evidencing such Option.

                           (ee)     "SPINOFF COMPANY" means a Participating
Company which ceases to be such as a result of a Spinoff Transacton.

                           (ff)     "SPINOFF TRANSACTION" means a transaction
in which the voting stock of an entity in the Participating Company Group is distributed to the shareholders of a parent corporation as defined by Section 424(e) of the Code, of such entity.

                           (gg)     "STOCK" means the common stock of the
Company, as adjusted from time to time in accordance with Section 4.2.

                           (hh)     "SUBSIDIARY CORPORATION" means any
present or future "subsidiary corporation" of the Company, as defined in
Section 424(f) of the Code.

                           (ii)     "SUCCESSOR" means a corporation into or
with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.

                           (jj)     "TEN PERCENT STOCKHOLDER" means a person
who, at the time an Option is granted to such person, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

                  2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

         3.       ADMINISTRATION.

                  3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board and its designees.

                  3.2 AUTHORITY OF OFFICERS. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Board has delegated such authority to the Officer with respect to such matter, right, obligation, determination or election.

                  3.3 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the power and authority:

                           (a)      to determine the persons to whom, and the
time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

                           (b)      to designate Options as Incentive Stock
Options or Nonstatutory Stock Options;

                           (c)      to determine the terms, conditions and
restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of Stock,
(iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Participant's termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

                           (d)      to approve one or more forms of Option
Agreement;

                           (e)      to amend, modify, extend, cancel (subject
to the limitations in Section 11) or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

                           (f)      to accelerate, continue, extend or defer
the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following a Participant's termination of Service;

                           (g)      to delegate to any proper Officer the
authority to grant one or more Options, without further approval of the Board, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the Stock on the effective date of grant, and (ii) each such Option shall be subject to the terms and conditions of the appropriate standard form of Option Agreement approved by the Board and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board;

                           (h)      to determine the Fair Market Value of
shares of Stock or other property;

                           (i)      to construe, interpret and apply the
provisions of the Plan and Options granted under it, in its discretion; to establish, amend and revoke rules and regulations for its administration; and to take all such actions and make all such decisions as may be necessary or appropriate for the operation and administration of the Plan, including, without limitation, all such decisions and determinations as may be expressly delegated to the Board by the terms of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem, in its discretion, necessary, desirable, appropriate or expedient to make the Plan fully effective.

                  3.4      SCOPE OF REVIEW OF BOARD ACTION.

                           (a)      The Board's action taken pursuant to the
authority set forth in Sections 3.3(a) through (g) above, and any action, decision or determination with respect to any matter reserved to the Board in its sole and absolute discretion under the terms of this Plan shall be final, binding, and conclusive on the Participating Company Group, any Participant and any person having an interest in the Plan or any Option granted hereunder.

                           (b)      Except as otherwise provided in Section
3.4(a), the Board's determination of the construction and interpretation of any provision of the Plan and any actions, decisions or determinations reserved to the Board in its discretion which are made in good faith shall be final, binding and conclusive on the Participating Company Group, any Participant, and any person having an interest in the Plan or any Option granted hereunder.

                  3.5 ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

                  3.6 COMMITTEE COMPLYING WITH SECTION 162(m). If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

                  3.7 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or Officers or Employees of the Participating Company Group, members of the Board and any Officers or Employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty

(60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same, and to retain complete control over the litigation and/or settlement of such suit, action or proceeding.

                  3.8 ARBITRATION. Any dispute or claim concerning any Options granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in San Diego, California. By accepting an Option, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

         4.       SHARES SUBJECT TO PLAN.

                  4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be One Hundred Fifty Nine Million, Five Hundred and Forty Thousand, Five Hundred and Seventeen (159,540,517). The share reserve shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. However, the share reserve, determined at any time, shall be reduced by the number of shares subject to the Prior Plan Options. If an outstanding Option, including a Prior Plan Option, for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Participant's exercise or purchase price, the shares of Stock allocable to the unexercised portion of such Option or Prior Plan Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

                  4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the ISO Share Issuance Limit set forth in Section 4.1, in the
Section 162(m) Grant Limit set forth in Section 5.3, and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 2.1(u) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the Stock subject to the Option.

         5.       ELIGIBILITY AND OPTION LIMITATIONS.

                  5.1      PERSONS ELIGIBLE FOR OPTIONS.

                           (a)      Except as otherwise provided in this
Section 5.1, Options may be granted only to Employees, Consultants, and Directors. Options are granted in the sole and absolute discretion of the Board and eligibility in accordance with this Section shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option.

                           (b)      INCENTIVE STOCK OPTIONS.  An Incentive
Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-QUALIFYING CORPORATION"). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

                           (c)      CONSULTANT OPTIONS.  A Consultant shall
not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ( "FORM S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (E.G., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

                  5.2 FAIR MARKET VALUE LIMITATION. To the extent that Options designated as Incentive Stock Options (granted under all stock plans of the ISO-Qualifying Corporation, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portions of such Options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

                  5.3 SECTION 162(m) GRANT LIMIT. Subject to adjustment as provided in Section 4.2, at any such time as the Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee or prospective Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than Three Million (3,000,000) shares (the "SECTION 162(m) GRANT LIMIT"). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

         6.       TERMS AND CONDITIONS OF OPTIONS.

                  Options shall be evidenced by Option Agreements specifying, among other things, the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement or by communicating with the Company in such other manner as the Company may authorize. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                  6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that
(A) the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, and (B) no Incentive Stock Option granted to a Ten Percent Stockholder shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

                  6.2      EXERCISABILITY AND TERM OF OPTIONS.

                           (a)      OPTION EXERCISABILITY.  Options shall be
exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (A) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, and (B) no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions, or the terms of the Plan.

                           (b)      PARTICIPANT RESPONSIBILITY FOR EXERCISE
OF OPTION. Each Participant is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time. By signing an Option Agreement each Participant acknowledges that information regarding the procedures and requirements for the exercise of any Option is available upon such Participant's request. The Company shall have no duty or obligation to notify any Participant of the expiration date of any Option.

                  6.3      PAYMENT OF EXERCISE PRICE.

                           (a)      FORMS OF CONSIDERATION AUTHORIZED.
Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) provided that the Participant is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company's sole and absolute discretion at the time the Option is exercised, by delivery of the Participant's promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                           (b)      LIMITATIONS ON FORMS OF CONSIDERATION.

                                    (i)     TENDER OF STOCK.  Notwithstanding
the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and were not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

                                    (ii)    CASHLESS EXERCISE.  The Company
reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                                    (iii)   PAYMENT BY PROMISSORY NOTE.  No
promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine. The Board shall have the authority to permit or require the Participant to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the

Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

                  6.4 TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable in any manner (including without limitation, sale, alienation, anticipation, pledge, encumbrance, or assignment) other than, (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon the death of a Participant, (iii) by delivering written notice to the Company, in a form acceptable to the Company (including such representations, warranties and indemnifications as the Company shall require a Participant to make to protect the Company's interests and ensure that this Nonstatutory Stock Option has been transferred under the circumstances approved by the Company), by gift to a Participant's spouse, former spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, persons having one of the foregoing types of relationship with a Participant due to adoption, any person sharing a Participant's household (other than a tenant or employee), a foundation in which these persons or the Participant control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. A transfer to an entity in which more than fifty percent of the voting interests are owned by these persons (or the Participant) in exchange for an interest in that entity is specifically included as a permissible type of transfer. In addition, a transfer to a trust created solely for the benefit (i.e., a Participant and/or any or all of the foregoing persons hold more than 50 percent of the beneficial interest in the trust) of a Participant and/or any or all of the foregoing persons is also a permissible transferee, or (iv) such other transferees as may be authorized by the Board in its sole and absolute discretion. During a Participant's life this Nonstatutory Stock Option is exercisable only by the Participant or a transferee satisfying the above conditions. Except in the event of a Participant's death, upon transfer of a Nonstatutory Stock Option to any or all of the foregoing persons, the Participant, as the Optionee, is liable for any and all taxes due upon exercise of those transferred Nonstatutory Stock Options. At no time will a transferee who is considered an affiliate under Rule 144(a)(1) be able to sell any or all such Stock without complying with Rule 144. The right of a transferee to exercise the transferred portion of this Nonstatutory Stock Option shall terminate in accordance with the Participant's right of exercise under this Nonstatutory Stock Option and is further subject to such representations, warranties and indemnifications from the transferee that the Company requires the transferee to make to protect the Company's interests and ensure that this Nonstatutory Stock Option has been transferred under the circumstances approved by the Company. Once a portion of a Nonstatutory Stock Option is transferred, no further transfer may be made of that portion of the Nonstatutory Stock Option.

                  6.5      EFFECT OF TERMINATION OF SERVICE.

                           (a)      OPTION EXERCISABILITY.  Subject to
earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after a Participant's termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

                                    (i)     DISABILITY.  If the Participant's
Service terminates because of the Disability of the Participant, the Option shall continue for the period of such Disability under the terms and conditions of the Option Agreement and may be exercised by the Participant at any time during the period of Disability but in any event no later than the date of expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "OPTION EXPIRATION DATE").

                                    (ii)    DEATH.  If the Participant's
Service terminates because of the death or because of the Disability of the Participant and such termination is subsequently followed by the death of the Participant, (A) the exercisability and vesting of the Option and, in the case of an immediately exercisable Option, any Shares acquired upon exercise thereof shall be accelerated effective upon the Participant's death, and (B) the Option, to the extent unexercised and exercisable on the date of the Participant's death, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of twelve (12) months after the date of the Participant's death, but in any event no later than the Option Expiration Date.

                                    (iii)   NORMAL RETIREMENT AGE.  If the
Participant's Service terminates at or after Normal Retirement Age of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

                                    (iv)    TERMINATION AFTER LAYOFF.  If the
Participant's Service ceases as a result of "Layoff" (as defined below), then, subject to the Participant's execution of a general release of claims satisfactory to the Company, (A) the exercisability and vesting of the Option and, in the case of an immediately exercisable Option, any shares acquired upon the exercise thereof shall be accelerated effective as of the date on which the Participant's Service terminated by ten percent (10%) of the shares which would otherwise be unvested on such date, and (B) the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of six
(6) months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. Notwithstanding the foregoing, if the Company's auditors determine that the provisions or operation of the preceding sentence would cause the Company to incur a compensation expense and provided further that in the absence of the preceding sentence no such compensation expense would be incurred, then the preceding sentence shall be without force or effect, and the vesting and exercisability of each outstanding Option and any shares acquired upon the exercise thereof shall be determined under any other applicable provision of the Plan or the Option Agreement evidencing such Option.

                                    (v)     TERMINATION UPON TRANSFER TO
NON-CONTROL AFFILIATE. If at the request of the Company, Participant transfers Service to a Non-Control Affiliate and the Participant's Service ceases as a result, then, subject to the Participant's execution of a general release of claims form reasonably satisfactory to the Company, the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

                                    (vi)    TERMINATION AFTER CHANGE IN
CONTROL. If the Participant's Service ceases as a result of Termination After Change in Control (as defined below), then (A) the exercisability and vesting of the Option and, in the case of an immediately exercisable Option, any shares acquired upon the exercise thereof shall be accelerated effective as of the date on which the Participant's Service terminated, and (B) the Option, to the extent unexercised and exercisable on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of six (6) months after the date on which the Participant's
Service terminated, but in any event no later than the Option Expiration Date.

                                    (vii)    OTHER TERMINATION OF SERVICE. If
the Participant's Service with the Participating Company Group terminates prior to Normal Retirement Age for any reason except Disability, death, Layoff, Transfer to a Non-Control Affiliate, or Termination after Change in Control, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminates, may be exercised by the Participant at any time prior to the expiration of thirty
(30) days after the date on which the Participant's Service terminates, but in any event no later than the Option Expiration Date.

                           (b)      EXTENSION IF EXERCISE PREVENTED BY LAW.
Notwithstanding the foregoing, other than termination for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 10 below, the Option shall remain exercisable until three (3) months after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

                           (c)      EXTENSION IF PARTICIPANT SUBJECT TO
SECTION 16(b). Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Section 6.5(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant's termination of Service, or (iii) the Option Expiration Date.

                           (d)      CERTAIN DEFINITIONS.

                                    (i)     "CAUSE" shall mean any of the
following: (1) the Participant's theft, dishonesty, or falsification of any Participating Company documents or records; (2) the Participant's improper use or disclosure of a Participating Company's confidential or proprietary information; (3) any action by the Participant which has a detrimental effect on a Participating Company's reputation or business; (4) the Participant's failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement;
(6) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant's ability to perform his or her duties with a Participating Company; or (7) violation of a material Company policy.

                                    (ii)    "GOOD REASON" shall mean any one
or more of the following:

                                            (1)      without the
Participant's express written consent, the assignment to the Participant of any duties, or any limitation of the Participant's responsibilities, substantially inconsistent with the Participant's positions, duties, responsibilities and status with the Participating Company Group immediately prior to the date of the Change in Control;

                                            (2)      without the
Participant's express written consent, the relocation of the principal place of the Participant's employment or service to a location that is more than fifty (50) miles from the Participant's principal place of employment or service immediately prior to the date of the Change in Control, or the imposition of travel requirements substantially more demanding of the Participant than such travel requirements existing immediately prior to the date of the Change in Control;

                                            (3)      any failure by the
Participating Company Group to pay, or any material reduction by the Participating Company Group of, (A) the Participant's base salary in effect immediately prior to the date of the Change in Control (unless reductions comparable in amount and duration are concurrently made for all other employees of the Participating Company Group with responsibilities, organizational level and title comparable to the Participant's), or (B) the Participant's bonus compensation, if any, in effect immediately prior to the date of the Change in Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Participant);

                                            (4)      any failure by the
Participating Company Group to (A) continue to provide the Participant with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Participant, in any benefit or compensation plans and programs, including, but not limited to, the Participating Company Group's life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the Participant was participating immediately prior to the date of the Change in Control, or their equivalent, or (B) provide the Participant with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment or service provider position or a comparable position with the Participating Company Group then held by the Participant;

                                            (5)      any breach by the
Participating Company Group of any material agreement between the Participant and a Participating Company concerning Participant's employment; or

                                            (6)      any failure by the
Company to obtain the assumption of any material agreement between Participant and the Company concerning Participant's employment by a successor or assign of the Company.

                                    (iii)   "LAYOFF" shall mean the
involuntary termination of the Participant's Service for reasons other than Cause, constructive termination, death, or Disability.

                                    (iv)    "TERMINATION AFTER CHANGE IN
CONTROL" shall mean either of the following events occurring within twenty-four (24) months after a Change in Control:

                                            (1)      termination by the
Participating Company Group of the Participant's Service with the
Participating Company Group for any reason other than for Cause; or

                                            (2)      the Participant's
resignation for Good Reason from all capacities in which the Participant is then rendering Service to the Participating Company Group within a reasonable period of time following the event constituting Good Reason.

Notwithstanding any provision herein to the contrary, Termination After Change in Control shall not include any termination of the Participant's Service with the Participating Company Group which (1) is for Cause; (2) is a result of the Participant's death or Disability; (3) is a result of the Participant's voluntary termination of Service other than for Good Reason; or
(4) occurs prior to the effectiveness of a Change in Control.

         7.       STANDARD FORMS OF AGREEMENTS.

                  7.1 OPTION AGREEMENT. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

                  7.2 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any standard form of agreement described in this Section either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of agreement are not inconsistent with the terms of the Plan.

         8. CHANGE IN CONTROL. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "ACQUIRING CORPORATION"), may, without the consent of any Participant, either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for outstanding Options in connection with a Change in Control, the exercisability and vesting of each such outstanding Option and any shares acquired upon the exercise thereof held by Participants whose Service has not terminated prior to such date shall be accelerated, effective as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section and the provisions of such Option Agreement shall be conditioned upon the consummation of the Change in Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 2.1(u)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of
Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion.

         9.       TAX WITHHOLDING.

                  9.1 TAX WITHHOLDING IN GENERAL. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Option or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to an Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

                  9.2 WITHHOLDING IN SHARES. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

         10.      COMPLIANCE WITH SECURITIES LAW.

                  The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (A) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (B) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

         11.      TERMINATION OR AMENDMENT OF PLAN.

                  The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there shall be (A) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (B) no change in the class of persons eligible to receive Incentive Stock Options, and (C) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

         12.      MISCELLANEOUS PROVISIONS.

                  12.1 REPURCHASE RIGHTS. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its sole and absolute discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

                  12.2 PROVISION OF INFORMATION. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

                                  PLAN HISTORY


December 11, 2000                     Board adopts Plan, with an initial reserve
                                      of 159,540,517 shares.

___________, 2001                     Stockholders approve Plan.

                              QUALCOMM INCORPORATED
                        2001 EMPLOYEE STOCK PURCHASE PLAN

         1.       ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

                  1.1 ESTABLISHMENT. The QUALCOMM Incorporated 2001 Employee Stock Purchase Plan (the "PLAN") is hereby established effective as of February 27, 2001 (the "EFFECTIVE DATE"), subject to the approval by Company shareholders.

                  1.2 PURPOSE. The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

                  1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

         2.       DEFINITIONS AND CONSTRUCTION.

                  2.1 DEFINITIONS. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

                           (a)      "BOARD" means the Board of Directors of
the Company. If one or more Committees have been appointed by the Board to administer the Plan, "BOARD" also means such Committee(s).

                           (b)      "CODE" means the Internal Revenue Code of
1986, as amended, and any applicable regulations promulgated thereunder.

                           (c)      "COMMITTEE" means the Compensation
Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                           (d)      "COMPANY" means QUALCOMM Incorporated, a
Delaware corporation, or any Successor.

                           (e)      "COMPENSATION" means, with respect to any
Offering Period, all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company) and overtime pay, but excluding commissions, bonuses, payments under the 2-for1 vacation program, profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation. Compensation shall also include payments while on a leave of absence during which participation continues pursuant to Section 2.1(g) to such extent as may be provided by the Company's leave policy.

                           (f)      "ELIGIBLE EMPLOYEE" means an Employee who
meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

                           (g)      "EMPLOYEE" means a person treated as an
employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave or other leave of absence approved by the Company of ninety (90) days or less. If an individual's leave of absence exceeds ninety
(90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.

                           (h)      "FAIR MARKET VALUE" means, as of any date:

                                    (i)     If the Stock is listed on any
established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or if the stock is traded on more than one exchange or market, the exchange or market with the greatest volume of trading in the Stock) on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable. In the absence of such markets for the Stock, the Fair Market Value shall be determined in good faith by the Board.

                                    (ii)    For purposes of this Plan, if the
date as of which the Fair Market Value is to be determined is not a market trading day, then solely for the purpose of determining Fair Market Value such date shall be: (A) in the case of the Offering Date, the first market trading day following the Offering Date; (B) in the case of the Purchase Date, the last market trading day prior to the Purchase Date.

                           (i)      "OFFERING" means an offering of Stock as
provided in Section 6.

                           (j)      "OFFERING DATE" means, for any Offering,
the first day of the Offering Period.

                           (k)      "OFFERING PERIOD" means a period established
in accordance with Section 6.

                           (l)      "PARENT CORPORATION" means any present or
future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                           (m)      "PARTICIPANT" means an Eligible Employee
who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

                           (n)      "PARTICIPATING COMPANY" means the Company
and any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

                           (o)      "PARTICIPATING COMPANY GROUP" means, at
any point in time, the Company and all other corporations collectively which are then Participating Companies.

                           (p)      "PRIOR PLAN PURCHASE RIGHT" means, a
purchase right granted under the Company's 1991 Employee Stock Purchase Plan which is outstanding on or after the date on which the Board adopts the Plan.

                           (q)      "PURCHASE DATE" means, for any Offering,
the last day of the Offering Period; provided, however, that the Board in its discretion may establish one or more additional Purchase Dates during any Offering Period.

                           (r)      "PURCHASE PRICE" means the price at which
a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

                           (s)      "PURCHASE RIGHT" means an option granted
to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan during an Offering Period, in accordance with such rules and procedures as may be established by Board.

                           (t)      "SPINOFF TRANSACTION" means a transaction
in which the voting stock of an entity in the Participating Company Group is distributed to the shareholders of a parent corporation as defined by Section 424(e) of the Code, of such entity.

                           (u)      "STOCK" means the common stock of the
Company, as adjusted from time to time in accordance with Section 4.2.

                           (v)      "SUBSCRIPTION AGREEMENT" means an
agreement in such form as specified by the Company which is delivered in written form or by communicating with the Company in such other manner as the Company may authorize, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.

                           (w)      "SUBSCRIPTION DATE" means the Offering
Date of an Offering Period, or such earlier date as the Company shall establish.

                           (x)      "SUBSIDIARY CORPORATION" means any
present or future "subsidiary corporation" of the Company, as defined in
Section 424(f) of the Code.

                           (y)      "SUCCESSOR" means a corporation into or
with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purpose of the Plan.

                  2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

         3.       ADMINISTRATION.

                  3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board and its designees. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code in such Offering. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

                  3.2 AUTHORITY OF OFFICERS. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has actual authority with respect to such matter, right, obligation, determination or election. Any decision or determination of the Company made by an Officer having actual authority with respect thereto, shall be final, binding and conclusive on the Participating Company Group, any Participant, and all persons having an interest in the Plan, or any Option granted hereunder, unless such Officer's decision or determination is arbitrary or capricious, fraudulent, or made in bad faith.

                  3.3 POLICIES AND PROCEDURES ESTABLISHED BY THE COMPANY. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, interpret change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering,
(b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

         The Board's determination of the construction and interpretation of any provision of the Plan, and any actions taken, and any decisions or determinations made pursuant to the terms of the Plan, shall be final, binding and conclusive on the Participating Company Group, any Participant, and any person having an interest in the Plan or any Option granted hereunder unless the Board's action, decision or determination is arbitrary or capricious, fraudulent, or made in bad faith.

                  3.4 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or Officers or Employees of the Participating Company Group, members of the Board and any Officers or Employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same and to retain complete control over the litigation and/or settlement of such suit, action or proceeding.

         4.       SHARES SUBJECT TO PLAN.

                  4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Twelve Million, Nine Hundred and Eight Thousand, Three Hundred and Nine (12,908,309), less the number of shares issued pursuant to exercise of a Prior Plan Purchase Right, and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right or Prior Plan Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right or Prior Plan Purchase Right shall again be available for issuance under the Plan.

                  4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan, each Purchase Right, and in the Purchase Price. If a majority of the shares of the same class as the shares subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an

Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section
4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right.

         5.       ELIGIBILITY.

                  5.1 EMPLOYEES ELIGIBLE TO PARTICIPATE. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except any Employee who is either: (a) customarily employed by the Participating Company Group for twenty (20) hours or less per week (b) customarily employed by the Participating Company Group for not more than five (5) months in any calendar year or (c) has not completed thirty (30) days of service with a Participating Company, or such other service requirement, up to a maximum of 2 years, which the Board may require.

                  5.2 EXCLUSION OF CERTAIN STOCKHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with
Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

                  5.3 DETERMINATION BY COMPANY. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual's attainment or termination of such status, as the case may be. For purposes of an individual's eligibility to participate in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, unless the Company's determination is arbitrary or capricious, fraudulent, or made in bad faith notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

         6.       OFFERINGS.

                  The Plan shall be implemented by sequential Offerings of approximately six (6) months duration or such other duration as the Board shall determine (an "OFFERING PERIOD"); provided, however, that the first Offering Period (the "INITIAL OFFERING PERIOD") shall commence on July 1, 2001 and end on March 31, 2002. Subsequent Offering Periods shall commence on or about April 1 and October 1 of each year and end on or about the next September 30 and March 31, respectively, occurring thereafter. Notwithstanding the foregoing, the Board, in its sole and absolute discretion, may establish a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods including the Initial Offering Period; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.

         7.       PARTICIPATION IN THE PLAN.

                  7.1 INITIAL PARTICIPATION. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement, in accordance with such rules and procedures as may be specified by the Company. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company in the required time period shall not participate in the Plan for that Offering Period. Furthermore, the Eligible Employee may not participate in a subsequent Offering Period unless a properly completed Subscription Agreement is delivered to the Company on or before the Subscription Date for such subsequent Offering Period.

                  7.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement.

         8.       RIGHT TO PURCHASE SHARES.

                  8.1      GRANT OF PURCHASE RIGHT.

                                    (i)     Except as set forth below (or as
otherwise specified by the Board prior to the Offering Date), on the Offering Date of each Offering Period, each Participant in that Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase that number of whole shares of Stock determined by either dividing fifteen percent (15%) of such Participant's Compensation during the Offering Period by the Purchase Price of a share of Stock for such Offering Period or by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on such Offering Date, whichever is less. In connection with any Offering made under this Plan, the Board or the Committee may specify a maximum number of shares of Common Stock which may be purchased by any employee as well as a maximum aggregate number of shares of Common Stock which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with any Offering which contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering.

                                    (ii)    Notwithstanding the foregoing,
the aggregate number of shares for which Purchase Rights may be granted in any Offering Period may not exceed the maximum number of shares which have been, prior to the Offering Date for such Offering Period, reserved for the Plan and approved by the stockholders of the Company and not previously been purchased upon the exercise of Purchase Rights in any prior Offering Period.

                                    (iii)   If the aggregate purchase of
shares of Common Stock upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares of Common Stock available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

                  8.2 SUBSTITUTION OF RIGHTS. The grant of rights under an Offering may be done to carry out the substitution of rights under the Plan for pre-existing rights granted under another employee stock purchase plan, if such substitution is pursuant to a transaction described in Section 424(a) of the Code (or any successor provision thereto) and the characteristics of such substitute rights conform to the requirements of Section 424(a) of the Code (or any successor provision thereto) and will not cause the disqualification of this Plan under Section 423 of the Code. Notwithstanding the other terms of the Plan, such substitute rights shall have the same characteristics as the characteristics associated with such pre-existing rights, including, but not limited to, the following:

                                    (i)     the date on which such
pre-existing right was granted shall be the "Offering Date" of such substitute right for purposes of determining the date of grant of the substitute right;

                                    (ii)    the Offering (as defined below)
for such substitute right shall begin on its Offering Date and end coincident on the applicable Purchase Date, but no later than the end of the offering (as determined under the terms of such offering) under which the pre-existing right was granted.

                  8.3 PRO RATA ADJUSTMENT OF PURCHASE RIGHT. If the Board establishes an Offering Period of any duration other than six months, then any limitation on the number of shares of Stock subject to each Purchase Right granted on the Offering Date of such Offering Period set forth in
Section 8.1(i) shall be prorated based upon the ratio which the number of months in such Offering Period bears to six (6).

                  8.4 CALENDAR YEAR PURCHASE LIMITATION. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such

Offering Period. The limitation described in this Section shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

         9.       PURCHASE PRICE.

                  The Purchase Price for an Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date. Notwithstanding the foregoing, the Board, in its sole discretion, may establish the Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.

         10.      ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

                  Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, and, if a payroll deduction is not permitted under a statute, regulation, rule of a jurisdiction, or is not administratively feasible, such other payments as may be approved by the Company, subject to the following:

                  10.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages, up to fifteen percent (15%). The Board may change the foregoing limits on payroll deductions effective as of any Offering Date.

                  10.2 COMMENCEMENT OF PAYROLL DEDUCTIONS. Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday prior to the end of the Offering Period unless sooner altered or terminated as provided herein.

                  10.3 ELECTION TO CHANGE OR STOP PAYROLL DEDUCTIONS. During an Offering Period, to the extent provided for in the Offering, a Participant may elect to decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company an amended Subscription Agreement, in such form and manner as specified by the Company, authorizing such change on or before the Change Notice Date, as defined below. A Participant who elects, effective following the first payday of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1. The "CHANGE NOTICE DATE" shall be the day established in accordance with procedures established by the Company.

                  10.4 COMPANY'S HOLDING OF DEDUCTION. All payroll deductions from a Participant's Compensation shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan.

                  10.5 VOLUNTARY WITHDRAWAL OF DEDUCTIONS. A Participant may withdraw payroll deductions credited to the Plan and not previously applied toward the purchase of Stock only as provided in Section 12.1.

         11.      PURCHASE OF SHARES.

                  11.1 EXERCISE OF PURCHASE RIGHT. On each Purchase Date, each Participant's accumulated payroll deductions and other additional payments specifically permitted by the Plan (without any increase for interest), will be applied to the purchase of whole shares of Stock, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the Purchase Price for such Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan. The amount, if any, of each Participant's accumulated payroll deductions remaining after the purchase of shares which is less than the amount required to purchase one share of Stock on the final Purchase Date of an Offering shall be retained in each such Participant's account for the purchase of shares under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 12.1, or is no longer eligible to be granted rights under the Plan, as provided in
Section 5, in which case such amount shall be distributed to the Participant after said final Purchase Date, without interest. The amount, if any, of each Participant's accumulated payroll deductions remaining after the purchase of shares which is equal to the amount required to purchase whole shares of Stock on the final Purchase Date of an Offering shall be refunded in full to the Participant after such Purchase Date, without interest.

                  11.2 PRO RATA ALLOCATION OF SHARES. If the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

                  11.3 DELIVERY OF SHARES. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered, or held in an account, in the name of the Participant, or, if requested by the Participant, such other name or names as the Company may permit under rules established for the operation and administration of the Plan.

                  11.4 TAX WITHHOLDING. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

                  11.5 EXPIRATION OF PURCHASE RIGHT. A Purchase Right shall expire immediately upon the end of the Offering Period to the extent it exceeds the number of shares of Stock which are purchased with a Participant's accumulated payroll deductions or other permitted contribution during any Offering Period.

                  11.6 PROVISION OF REPORTS AND STOCKHOLDER INFORMATION TO PARTICIPANTS. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained on behalf of the Participant pursuant to Section 11.1. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be given access to information concerning the Company equivalent to that information provided generally to the Company's common stockholders.

         12.      WITHDRAWAL FROM PLAN.

                  12.1 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing and delivering to the Company's designated office a written notice of withdrawal on a form provided by the Company for this purpose or by communicating with the Company in such other manner as the Company may authorize. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and
7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

                  12.2 RETURN OF PAYROLL DEDUCTIONS. Upon a Participant's voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant's participation in the Plan shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

         13.      TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

                  13.1 Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, or upon the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately, except as otherwise provided in Section 2.1(g) and
Section 13.3.

                  13.2 Upon termination of participation, the terminated Participant's accumulated payroll deductions which have not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in future Offerings under the Plan by satisfying the requirements of Sections 5 and 7.1.

                  13.3 Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, or upon the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall continue, subject to the Participant's execution of a general release of claims satisfactory to the Company, for an additional ninety (90) days; provided, however, this Section shall not apply in the event of the Participant's death, a Spinoff Transaction, or to any Participant on a leave of absence governed by Section 2.1(g).

         14.      CHANGE IN CONTROL.

                  14.1     DEFINITIONS.

                           (a)      An "OWNERSHIP CHANGE EVENT" shall be
deemed to have occurred if any of the following occurs with respect to the
Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its sole discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                           (b)      A "CHANGE IN CONTROL" shall mean an
Ownership Change Event or a series of related Ownership Change Events (collectively, a "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 14.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the "TRANSFEREE"), as the case may be. The Board shall determine in its sole discretion whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related. Notwithstanding the preceding sentence, a Change in Control shall not include any Transaction in which the voting stock of an entity in the Participating Company Group is distributed to the shareholders of a parent corporation, as defined in Section 424(e) of the Code, of such entity. Any Ownership Change resulting from an underwritten public offering of the Company's Stock or the stock of any Participating Company shall not be deemed a Change in Control for any purpose hereunder.

                  14.2 EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

         15.      NONTRANSFERABILITY OF PURCHASE RIGHTS.

                  Neither payroll deductions nor a Participant's Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

         16.      COMPLIANCE WITH SECURITIES LAW.

                  The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

         17.      RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

                  A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such share is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

         18.      DISTRIBUTION ON DEATH.

                  If a Participant dies, the Company shall deliver any shares or cash credited to the Participant to the Participant's legal representative.

         19.      NOTICES.

                  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         20.      AMENDMENT OR TERMINATION OF THE PLAN.

                  The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would increase the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.1 or Section 4.2) or would change the definition of the corporations that may be designated by the Board as Participating Companies.

                                  PLAN HISTORY


December 11, 2000                     Board adopts Plan, with an initial
                                      reserve of 12,908,309 shares.

___________, 2001                     Stockholders approve Plan.

                              QUALCOMM INCORPORATED
                 2001 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


         1.       ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

                  1.1 ESTABLISHMENT. The QUALCOMM Incorporated 2001 Non-Employee Directors' Stock Option Plan (the "PLAN") is hereby established effective as of February 27, 2001 (the "EFFECTIVE DATE"), subject to the approval by Company shareholders.

                  1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward Non-Employee Directors of the Company by creating an additional incentive for such persons to contribute to the growth and profitability of the Participating Company Group.

                  1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan have lapsed.

         2.       DEFINITIONS AND CONSTRUCTION.

                  2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                           (a)      "AFFILIATE" means (i) an entity, other
than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities, or (iii) an entity which the Board designates as an Affiliate. For this purpose, the term "control" (including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

                           (b)      "BOARD" means the Board of Directors of
the Company. If one or more Committees have been appointed by the Board to administer the Plan, "BOARD" also means such Committee(s).

                           (c)      A "CHANGE IN CONTROL" shall mean an
Ownership Change Event or a series of related Ownership Change Events (collectively, a "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 2.1(u)(iii), the corporation or other business entity to which the assets of the Company were transferred (the "TRANSFEREE"), as the case may be. The Board shall determine in its sole discretion whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related. Notwithstanding the preceding sentence, a Change in Control shall not include a Spinoff Transaction.

                           (d)      "CODE" means the Internal Revenue Code of
1986, as amended, and any applicable regulations promulgated thereunder.

                           (e)      "COMMITTEE" means the Compensation
Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                           (f)      "COMPANY" means QUALCOMM Incorporated, a
Delaware corporation, or any Successor.

                           (g)      "CONSULTANT" means a person engaged to
provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company.

                           (h)      "DIRECTOR" means a member of the Board or
of the board of directors of any other Participating Company.

                           (i)      "DIRECTOR FEES" mean a Non-Employee
Director's annual retainer fee, meeting fees and any other compensation payable with respect to such individual's Service as a Director.

                           (j)      "DISABILITY" means the Participant has
been determined eligible for supplemental Security Income benefits by the Social Security Administration of the United States of America and also means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the duties of the Participant's position with the Participating Company Group because of sickness or other physical or mental incapacity.

                           (k)      "EMPLOYEE" means any person treated as an
employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither Service as a Director nor payment of a Director Fee shall be sufficient to constitute employment for purposes of the Plan.

                           (l)      "EXCHANGE ACT" means the Securities
Exchange Act of 1934, as amended.

                           (m)      "FAIR MARKET VALUE" means, as of any
date, the value of the Common Stock determined as follows:

                                    (i)     If the Common Stock is listed on
any established stock exchange or traded on the Nasdaq National Market system or the Nasdaq SmallCap Market system of the Nasdaq Stock Market established by the National Association of Securities

Dealers, Inc., the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or if the stock is traded on more than one exchange or market, the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable.

                                    (ii)    In the absence of such markets
for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

                           (n)      "NON-CONTROL AFFILIATE" means any entity
in which any Participating Company has an ownership interest and which the Board shall designate as a Non-Control Affiliate.

                           (o)      "NON-EMPLOYEE DIRECTOR"  means a member
of the Board who is not an Employee of a Participating Company Group.

                           (p)       "NONSTATUTORY STOCK OPTION" means an
Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

                           (q)      "NORMAL RETIREMENT AGE" means the date on
which a Participant has attained the age of seventy (70) years and has completed nine years of continuous Service.

                           (r)      "OFFICER" means any person designated by
the Board as an officer of the Company.

                           (s)      "OPTION" means a right to purchase Stock
(subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan.

                           (t)      "OPTION AGREEMENT" means an agreement, in
such form as the Board may approve, between the Company and a Participant setting forth the terms, conditions and restrictions of an Option granted to the Participant and any shares acquired upon the exercise thereof.

                           (u)      An "OWNERSHIP CHANGE EVENT" shall be
deemed to have occurred if any of the following occurs with respect to the
Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                           (v)      "PARENT CORPORATION" means any present or
future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                           (w)      "PARTICIPANT" means any eligible person
who has been granted one or more Options.

                           (x)      "PARTICIPATING COMPANY" means the Company
or any Parent Corporation or Subsidiary Corporation or Affiliate.

                           (y)      "PARTICIPATING COMPANY GROUP" means, at
any point in time, all entities collectively which are then Participating Companies.

                           (z)      "PRIOR PLAN OPTION" means, any option
granted pursuant to the Company's 1998 Non-Employee Directors' Stock Option Plan which is outstanding on or after the date on which the Board adopts the Plan or which is granted thereafter and prior to the Effective Date.

                           (aa)     "RULE 16b-3" means Rule 16b-3 under the
Exchange Act, as amended from time to time, or any successor rule or regulation.

                           (bb)     "SECURITIES ACT" means the Securities Act
of 1933, as amended.

                           (cc)     "SERVICE" means

                                    (i)     a Participant's employment or
service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. The Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company; except that if the entity for which the Participant performs Service is a Subsidiary Corporation and ceases to be a Participating Company as a result of the distribution of the voting stock of such Subsidiary Corporation to the shareholders of the Company or a Parent Corporation, Service shall not be deemed to have terminated as a result of such distribution. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

                                    (ii)    Notwithstanding any other
provision of this Section, a Participant's Service shall not be deemed to have terminated merely because the Participating Company for which the Participant renders Service ceases to be a member of the Participating Company Group by reason of a Spinoff Transaction, nor shall Service be deemed to have terminated upon resumption of Service from the Spinoff Company to a Participating Company. For all purposes under this Plan, a Participant's Service shall include Service, whether in the capacity of an Employee, Director or a Consultant, for the Spinoff Company provided a Participant was employed by the Participating Company Group immediately prior to the Spinoff Transaction. Notwithstanding the foregoing, if the Company's auditors determine that the provisions or operation of the preceding two sentences would cause the Company to incur a compensation expense and provided further that in the absence of the preceding two sentences no such compensation expense would be incurred, then the two preceding sentences shall be without force or effect, and the vesting and exercisability of each outstanding Option and any shares acquired upon the exercise thereof shall be determined under any other applicable provision of the Plan or the Option Agreement evidencing such Option.

                           (dd)     "SPINOFF COMPANY" means a Participating
Company which ceases to be such as a result of a Spinoff Transacton.

                           (ee)     "SPINOFF TRANSACTION" means a transaction
in which the voting stock of an entity in the Participating Company Group is distributed to the shareholders of a parent corporation as defined by Section 424(e) of the Code, of such entity.

                           (ff)     "STOCK" means the common stock of the
Company, as adjusted from time to time in accordance with Section 4.2.

                           (gg)     "SUBSIDIARY CORPORATION" means any
present or future "subsidiary corporation" of the Company, as defined in
Section 424(f) of the Code.

                           (hh)     "SUCCESSOR" means a corporation into or
with which the Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.

                  2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

         3.       ADMINISTRATION.

                  3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board and its designees.

                  3.2 AUTHORITY OF OFFICERS. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has actual authority with respect to such matter, right, obligation, determination or election. Any decision or determination of the Company made by an Officer having actual authority with respect thereto, shall be final, binding and conclusive on the Participating Company Group, any Participant, and all persons having an interest in the Plan, or any Option granted hereunder, unless such Officer's decision or determination is arbitrary or capricious, fraudulent, or made in bad faith.

                  3.3 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

                           (a)      To construe and interpret the provisions
of the Plan and Options granted under it, in its discretion; to establish, amend and revoke rules and regulations for its administration, and to take all such actions and make all such decisions as may be necessary or appropriate for the operation and administration of the Plan, including, without limitation, all such decisions and determinations as may be expressly delegated to the Board by the terms of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem, in its discretion, necessary, desirable, appropriate or expedient to make the Plan fully effective.

                           (b) To amend the Plan or an Option as provided in
Section 11.

                           (c)      Generally, to exercise such powers and to
perform such acts as the Board deems necessary, desirable, appropriate or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

                           (d)      The Board's determination of the
construction and interpretation of any provision of the Plan, and any actions taken, and any decisions or determinations made pursuant to the terms of the Plan which are made in good faith shall be final, binding and conclusive on the Participating Company Group, any Participant, and any person having an interest in the Plan or any Option granted hereunder.

                  3.4 POWERS OF THE COMMITTEE. If administration is delegated to the Committee, then the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be deemed to refer also to such Committee), except as may be expressly limited in the delegation of power or as provided in the next sentence. Notwithstanding the foregoing, the powers of the Committee are limited as follows: (i) construction and interpretation of the Plan by the Committee shall be subject to review by the Board, as determined by the Board in its sole discretion, (ii) the requirements of the Delaware General Corporation Law shall be complied with at all times, and (iii) the Committee cannot make a discretionary grant under the Plan, nor amend the terms of an automatic grant under the Plan unless such grant would still be exempt from the application of Section 16 of the Exchange Act. The Board may abolish, or limit the powers of, the Committee at any time and revest in the Board all or some of the administration of the Plan.

                  3.5 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or Officers or Employees of the Participating Company Group, members of the Board and any Officers or Employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the

Company, in writing, the opportunity at its own expense to handle and defend the same, and to retain complete control over the litigation and/or settlement of such suit, action or proceeding.

                  3.6 ARBITRATION. Any dispute or claim concerning any Options granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in San Diego, California. By accepting an Option, Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

         4.       SHARES SUBJECT TO PLAN.

                  4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Six Million Three Hundred Thousand (6,300,000). The share reserve shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. However, the share reserve, determined at any time, shall be reduced by the number of shares subject to the Prior Plan Options. If an outstanding Option, including a Prior Plan Option, for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Participant's exercise or purchase price, the shares of Stock allocable to the unexercised portion of such Option or Prior Plan Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

                  4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 2.1(u)) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.

         5.       ELIGIBILITY FOR PARTICIPATION.

         Only those persons who, at the time of grant, are serving as Non-Employee Directors shall be eligible to become Participants and to be granted an Option.

         6.       TERMS AND CONDITIONS OF OPTIONS.

         Options shall be evidenced by Option Agreements specifying, among other things, the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                  6.1 AUTOMATIC GRANT. Subject to the execution by a Non-Employee Director of an appropriate Option Agreement, Options shall be granted automatically and without further action of the Board, as follows:

                           (a)      INITIAL OPTION.  Each Non-Employee
Director shall be granted an Option to purchase twenty thousand (20,000) shares of Stock (an "INITIAL OPTION") on the date such person first becomes a Non-Employee Director after the Effective Date; provided, however, that an Initial Option shall not be granted to a Director who is an Employee and who subsequently becomes a Non-Employee Director as a result of the termination of his or her status as an Employee.

                           (b)      ANNUAL OPTION.  Each Non-Employee
Director (including any Non-Employee Director who previously did not qualify as a Non-Employee Director because of his or her status as an Employee) shall be granted on the date of each annual meeting of the stockholders of the Company (an "ANNUAL MEETING") immediately following which such person remains a Non-Employee Director, an Option to purchase ten thousand (10,000) shares of Stock (an "ANNUAL OPTION"); provided, however, that a Non-Employee Director granted an Initial Option on, or within a period of 270 days prior to, the date of an Annual Meeting shall not be granted an Annual Option for such Annual Meeting.

                           (c)      RIGHT TO DECLINE OPTION.  Notwithstanding
the foregoing, any person may elect not to receive an Option pursuant to this Section by delivering written notice of such election to the Board no later than the day prior to the date such Option would otherwise be granted. A person so declining an Option shall receive no payment or other consideration in lieu of such declined Option. A person who has declined an Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Option would be granted pursuant to Section 6.1(a) or (b), as the case may be.

                  6.2 EXERCISE PRICE. The exercise price per share of Stock subject to an Option shall be the Fair Market Value of a share of Stock on the date of grant of the Option.

                  6.3 EXERCISABILITY AND TERM OF OPTIONS. Each Option shall vest and become exercisable as set forth below and shall terminate and cease to be exercisable on the tenth (10) anniversary date of grant of the Option, unless earlier terminated in accordance with the terms of the Plan or the Option Agreement evidencing such Option.

                           (a)      INITIAL OPTIONS.  Except as otherwise
provided in the Plan or in the Option Agreement evidencing such Option, each Initial Option shall vest and become exercisable as follows: (i) twenty percent (20%) of the Initial Option shall vest and become exercisable on the first anniversary of the date of grant of the Option, and (ii) 1/60th of the Initial Option shall vest and become exercisable each month, beginning on the date thirteen 13 months after the date of grant of the Option, provided the Participant's Service has not been terminated prior to such date.

                           (b)      ANNUAL OPTIONS.  Except as otherwise
provided in the Plan or in the Option Agreement evidencing such Option, each Annual Option shall vest and become exercisable as follows: (i) ten percent (10%) of the Annual Option shall vest and become exercisable on the date six
(6) months after the grant of the Option, and (ii) 1/60th of the Annual Option shall vest and become exercisable each month, beginning on the date seven (7) months after the date of grant of the Option, provided the Participant's Service has not terminated prior to such date.

                  6.4 EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionholder may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the Common Stock, or to any other restriction the Board determines to be appropriate; provided, however, that (i) the right to repurchase at the original purchase price shall lapse at the same rate as the Option vests as described elsewhere in the Plan, and (ii) such right shall be exercisable only within (A) the ninety (90) day period following the termination of the Participant's Service or (B) such longer period as may be agreed to by the Company and the Participant.

                  6.5      PAYMENT OF EXERCISE PRICE.

                           (a)      FORMS OF CONSIDERATION AUTHORIZED. Except
as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time, by approval of or amendment to the standard form of Option Agreement, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                           (b)      LIMITATIONS ON FORMS OF CONSIDERATION.

                                    (i)     TENDER OF STOCK.  Notwithstanding
the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and were not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

                                    (ii)    CASHLESS EXERCISE.  The Company
reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                  6.6 TRANSFERABILITY. An Option shall not be transferable in any manner (including without limitation, sale, alienation, anticipation, pledge, encumbrance, or assignment) other than, (i) by will or by the laws of descent and distribution, (ii) by written designation of a beneficiary, in a form acceptable to the Company, with such designation taking effect upon the death of a Participant, (iii) by delivering written notice to the Company, in a form acceptable to the Company (including such representations, warranties and indemnifications as the Company shall require a Participant to make to protect the Company's interests and ensure that this Option has been transferred under the circumstances approved by the Company), by gift to a Participant's spouse, former spouse, children, stepchildren, grandchildren, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, persons having one of the foregoing types of relationship with a Participant due to adoption, any person sharing a Participant's household (other than a tenant or employee), a foundation in which these persons or the Participant control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. A transfer to an entity in which more than fifty percent of the voting interests are owned by these persons (or the Participant) in exchange for an interest in that entity is specifically included as a permissible type of transfer. In addition, a transfer to a trust created solely for the benefit (i.e., a Participant and/or any or all of the foregoing persons hold more than 50 percent of the beneficial interest in the trust) of a Participant and/or any or all of the foregoing persons is also a permissible transferee, or (iv) such other transferees as may be authorized by the Board in its sole and absolute discretion. During a Participant's life this Option is exercisable only by the Participant or a transferee satisfying the above conditions. Except in the event of a Participant's death, upon transfer of a Option to any or all of the foregoing persons, the Participant, as the Optionee, is liable for any and all taxes due upon exercise of those transferred Options. At no time will a transferee who is considered an affiliate under Rule 144(a)(1) be able to sell any or all such Stock without complying with Rule 144. The right of a transferee to exercise the transferred portion of this Option shall terminate in accordance with the Participant' s right of exercise under this Option and is further subject to such representations, warranties and indemnifications from the transferee that the Company requires the transferee to make to protect the Company's interests and ensure that this Option has been transferred under the circumstances approved by the Company. Once a portion of a Option is transferred, no further transfer may be made of that portion of the Option.

                  6.7      EFFECT OF TERMINATION OF SERVICE.

                           (a)      OPTION EXERCISABILITY.  Subject to
earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after a

Participant's termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

                                    (i)     DISABILITY AND NORMAL RETIREMENT
AGE. If a Participant's Service terminates because of the Participant's Disability or after the Participant reaches Normal Retirement Age, then except as otherwise provided in Section 6.7(a)(ii), (A) the Participant's Service shall be deemed to continue and the exercisability and vesting of the Option and, in the case of an immediately exercisable option, the shares acquired upon exercise thereof shall continue under the terms and conditions of the Option Agreement, and (B) the Option to the extent unexercised and exercisable may be exercised by the Participant (or, the Participant's guardian or legal representative) at any time prior to the expiration of the Option's term as set forth in the Option Agreement evidencing such Option (the "Option Expiration Date").

                                    (ii)    DEATH.  If the Participant's
Service terminates because of the death of the Participant, or if the Participant dies after attaining Normal Retirement Age, or after the Disability of the Participant then, (A) the exercisability and vesting of the Option and any shares acquired on the exercise thereof shall be accelerated effective as of the date of the Participant's death, and (B) the Option, to the extent unexercised and exercisable on the date of the Participant's death, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of twelve (12) months after the date of the Participant's death, but in any event no later than the Option Expiration Date.

                                    (iii)   OTHER TERMINATION OF SERVICE.  If
the Participant's Service with the Participating Company Group terminates prior to Normal Retirement Age for any reason except Disability, or death, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant's Service terminates, may be exercised by the Participant at any time prior to the expiration of twelve (12) months after the date on which the Participant's Service terminates, but in any event no later than the Option Expiration Date.

                           (b)      EXTENSION IF EXERCISE PREVENTED BY LAW.
Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.7(a) is prevented by the provisions of Section 10 below, the Option shall remain exercisable until three (3) months after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

                           (c)      EXTENSION IF PARTICIPANT SUBJECT TO
SECTION 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.7(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant's termination of Service, or (iii) the Option Expiration Date.

         7.       STANDARD FORMS OF AGREEMENTS.

                  7.1 OPTION AGREEMENT. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

                  7.2 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any standard form of agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of agreement are not inconsistent with the terms of the Plan.

         8. CHANGE IN CONTROL. In the event of a Change in Control, any unexercisable or unvested portions of outstanding Options and any shares acquired upon the exercise thereof held by Participants whose Service has not terminated prior to such date shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change in Control. The exercise or vesting of any Option and any shares acquired upon the exercise thereof that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Change in Control. In addition, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 2.1(u)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of
Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion.

         9.       TAX WITHHOLDING.

                  9.1 TAX WITHHOLDING IN GENERAL. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Option or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to an Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

                  9.2 WITHHOLDING IN SHARES. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

         10.      COMPLIANCE WITH SECURITIES LAW.

                  The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

         11.      TERMINATION OR AMENDMENT OF PLAN.

                  The Board may terminate or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), and (b) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

         12.      MISCELLANEOUS PROVISIONS.

                  12.1 REPURCHASE RIGHTS. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its sole and absolute discretion at the time the Option is granted. The

Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

                  12.2 PROVISION OF INFORMATION. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

                                  PLAN HISTORY


December 11, 2000                     Board adopts Plan, with an initial
                                      reserve of 6,300,000 shares.

___________, 2001                     Stockholders approve Plan.

PROXY                                                                     PROXY
                            QUALCOMM INCORPORATED

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FEBRUARY 27, 2001.

     The undersigned hereby appoints Irwin Mark Jacobs, Anthony S. Thornley and Steven R. Altman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of QUALCOMM Incorporated (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Copley Symphony Hall, 750 B Street, San Diego, CA 92101, on Tuesday, February 27, 2001 at 9:30 a.m. local time and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     YOUR VOTE IS IMPORTANT. If you will not be voting by telephone, you are urged to complete, sign, date and promptly return the accompanying proxy in the enclosed envelope.

                  (Continued and to be signed on reverse side.)

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                                                     QUALCOMM INCORPORATED
                          PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2, 3, 4 AND 5.


1.     To elect four Class I directors whether by cumulative              For              Withhold      For All
       voting or otherwise, to hold office until the 2004                 All                All          Except
       Annual Meeting of Stockholders.                                    / /                / /           / /

NOMINEES:       01 Irwin Mark Jacobs    03 Neil Kadisha
                02 Adelia A. Coffman    04 Richard Sulpizio

2.     To approve the Company's 2001 Stock Option Plan.                   For              Against       Abstain
                                                                          / /                / /           / /

3.     To approve the Company's 2001 Employee Stock Purchase Plan.        For              Against       Abstain
                                                                          / /                / /           / /

4.     To approve the Company's 2001 Non-Employee Directors'              For              Against       Abstain
       Stock Option Plan.                                                 / /                / /           / /

5.     To ratify the selection of PricewaterhouseCoopers LLP as           For              Against       Abstain
       the Company's independent accountants for the Company's            / /                / /           / /
       fiscal year ending September 30, 2001.

-----------------------------------------------------------------------------------------------------------------------------------
Nominee Exception (INSTRUCTION: To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) above.)

If not voting by telephone, please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Dated                           , 2001
     --------------------------

--------------------------------------
Signature


--------------------------------------
Signature

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

-----------------------------------------------------------------------------------------------------------------------------------
CONTROL NUMBER                                         FOLD AND DETACH HERE


                                                        VOTE BY TELEPHONE

                                          CALL **TOLL FREE** ON A TOUCH TONE TELEPHONE
                                                          1-888-776-5661
                                                 THERE IS NO CHARGE FOR THIS CALL

     Your telephone vote authorizes the voting of your shares in the same manner as if you marked, signed and returned your proxy card.

     You will be asked to enter a Control Number which is located in the box on the left side of this form. If you enter your
Control Number, but do not make a choice on any proposal, your shares will be voted FOR PROPOSALS 1, 2, 3, 4 AND 5.

      OPTION #1: To vote as the Board of Directors recommends on ALL proposals: Press 1
                 WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1

      OPTION #2: If you choose to vote on each proposal separately, press 0 and listen to the instructions:

     Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
                 To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

     Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0
                 WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1

     Proposal 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0
                 WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1

     Proposal 4: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0
                 WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1

     Proposal 5: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0
                 WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1

                                    If you vote by telephone, DO NOT mail back your proxy.
                                                    THANK YOU FOR VOTING.

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